The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, Pricing Supplement dated January 25, 2006	$10 per COMPASS

Pricing Supplement No. 8 dated         , 2006

Registration Statement No. 333-131266

Prospectus Supplement Dated January 25, 2006

Prospectus Dated January 25, 2006

Filed Pursuant to Rule 424(B)(3)

File No. 333-131266

$

COMPASS due November 30, 2011

Exchangeable for a Cash Amount Based on the Ibbotson Aggressive Asset Allocation Total Return Index

Global Medium-Term Notes, Series F

•	At maturity, each COMPASS will pay a cash amount based on the performance of the Ibbotson Aggressive Asset Allocation Total Return Index, or “IAAA Index,” which is comprised of indices representing large, middle and small capitalization U.S. equities, international equities, long-term U.S. Treasuries and commodities weighted in proportion to Ibbotson Associates, Inc.’s published allocation for an “aggressive risk profile.” Ibbotson Associates, Inc.’s “aggressive risk profile” does not include an allocation to cash. If Ibbotson Associates, Inc. changes its allocation for an “aggressive risk profile,” the weight of these underlying constituents of the IAAA IndexSM will be adjusted in proportion to the new asset allocation.

•	The COMPASS do not pay any interest.

•	The COMPASS do not guarantee the return of principal at maturity.

•	The initial net entitlement value is $9.88. The net entitlement value will be adjusted each trading day based on the performance, both positive and negative, of the IAAA Index, less an adjustment amount that will reduce the net entitlement value by 2% per year based on each day’s net entitlement value.

•	The COMPASS will not be listed on any exchange, but you will have the right to exchange each COMPASS on Thursday of each week for an amount of cash equal to the net entitlement value.

•	The IAAA Index value and relative proportion of each underlying constituent will change as the value of each underlying constituent changes.

•	The IAAA Index value will be published by the Chicago Board Options Exchange.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in the COMPASS involves a number of risks. See “Risk Factors” beginning on PS-11.

	Price to Public	Agent’s Commission[1]	Proceeds to Company

Per COMPASS	$	$	$

Total	$	$	$

[1]	If you continue to hold your COMPASS through the end of each month, we will pay the brokerage firm at which you hold your COMPASS monthly commissions beginning March 2006. See “Description of the COMPASS–Supplemental Information Concerning Plan of Distribution” in this pricing supplement.

MORGAN STANLEY

Frequently asked questions

How do COMPASS differ from ordinary debt securities?

In addition to not paying interest, there is no guaranteed return of principal at maturity or upon exchange.

What is the issue price of each COMPASS?

The principal amount and issue price of each COMPASS is $10.

What do the COMPASS pay at maturity?

If you have not previously exchanged your COMPASS, you will receive an amount of cash equal to the net entitlement value as of the third trading day prior to the maturity date.

What is the net entitlement value?

The initial net entitlement value of each COMPASS is $9.88, which is 1.2% less than the original issue price. On any other trading day, the net entitlement value will equal the net entitlement value from the previous trading day multiplied by the ratio of the IAAA Index value on that trading day over the IAAA Index value on the previous trading day less an adjustment amount as of that trading day. The adjustment amount will be 2% per year based on each day’s net entitlement value.

Why is there an adjustment amount?

The adjustment amount includes the cost of ongoing commissions and the cost, including any projected profits, of hedging our obligation under the COMPASS. If you continue to hold your COMPASS, we will pay the brokerage firm at which you hold your COMPASS additional commissions on a monthly basis beginning in March 2006.

Can I exchange the COMPASS for cash prior to maturity?

Yes, on Thursday of each week, you can exchange the COMPASS for the net entitlement value determined as of that date and paid on the third trading day after that date.

Will the COMPASS be listed on an exchange?

No, the COMPASS will not be listed.

What are the U.S. federal income tax consequences of investing in the COMPASS?

An investment in the COMPASS should be characterized as an investment in prepaid cash settlement forward contracts under which at maturity, or upon exchange, you will receive a cash amount determined by reference to the IAAA Index in exchange for a prepaid purchase price.

Please see “Description of the COMPASS-United States Federal Income Taxation” on PS-35 for more information regarding taxation of the COMPASS and potential tax risks. Also, you are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

What commissions will Morgan Stanley pay my broker in connection with the COMPASS?

In addition to the commission paid at the time of the initial offering of the COMPASS, we will pay commissions on a monthly basis to brokerage firms whose clients purchased COMPASS in the initial offering and who continue to hold their COMPASS on the last trading day of each month. We expect that the brokerage firm at which you hold your COMPASS will pay a portion of these additional commissions to your broker. Paying commissions over time may cause the brokerage firm at which you hold your COMPASS and your broker to have economic interests that are different than yours.

How can I get more Information?

You should read the more detailed description of the COMPASS in this pricing supplement. In particular, you should review and understand the descriptions in “Summary of Pricing Supplement” on PS-4 and “Description of the COMPASS” on PS-18. Also, you may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036. Our telephone number is (212) 761–4000.

What is the IAAA Index?

The IAAA Index value is calculated and published by the CBOE, and it measures the rate of return on various indices weighted in proportion to an asset allocation for an “aggressive risk profile” published by Ibbotson Associates, Inc. The IAAA index does not include an allocation to cash. The IAAA Index consists of the following six underlying constituents:

■	S&P 500 (Total Return) Index

■	S&P MidCap 400 (Total Return) Index

■	S&P SmallCap 600 (Total Return) Index

■	MSCI EAFE Net Dividends Reinvested Index

■	Lehman Brothers 20+Year Treasury Index

■	GSCI Total Return Index

As of January 1, 2006, the composition of the IAAA Index was as follows:

Ibbotson Aggressive Asset Allocation Total Return Index as of January 1, 2006

The IAAA Index value and relative weighting of each underlying constituent will change as the value of each underlying constituent changes. If Ibbotson Associates, Inc. changes its allocation for an “aggressive risk profile,” the weight of these underlying constituents of the IAAA Index will be adjusted to proportions in the new asset allocation.

SUMMARY OF PRICING SUPPLEMENT

The following summary describes the securities we are offering to you in general terms. You should read the summary together with the more detailed information contained in the rest of this pricing supplement and the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters addressed in “Risk Factors.”

The COMPASS are medium-term debt securities of Morgan Stanley. The COMPASS are exchangeable for an amount of cash based on the performance of the IAAA Index. Unlike conventional debt securities, the COMPASS do not pay interest and do not guarantee any return of principal at maturity or upon exchange.

“Standard and Poor’s®,” “S&P®,” “S&P 500 (Total Return),” “S&P MidCap 400 (Total Return)” and “S&P SmallCap 600 (Total Return)” are trademarks of The McGraw-Hill Companies, Inc. “MSCI®” and “EAFE®” are trademarks and “MSCI EAFE Net Dividends Reinvested Index” is a servicemark of Morgan Stanley Capital International, Inc. “GSCI®” and “GSCI® Total Return Index” are trademarks of Goldman, Sachs & Co. “Lehman Brothers” and “Lehman Brothers 20+ Year Treasury Index” are registered trademarks of Lehman Brothers Holdings Inc., which we refer to as Lehman Brothers. “Ibbotson” is a trademark of Ibbotson Associates, Inc. These marks have been licensed for use by us. “COMPosite Asset Selection SecuritiesSM,” “COMPASSSM” and “IAAA IndexSM” are our servicemarks. Patents relating to the ideas, concepts and methodologies described in this document and as may be embodied in this offering are pending. All rights reserved.

Each COMPASS costs $10	We, Morgan Stanley, are offering our COMPosite Asset Selection Securities due November 30, 2011, which are exchangeable for a cash amount based on the performance of the IAAA Index. The principal amount and issue price per COMPASS is $10.

The issue price of the COMPASS includes the agent’s commissions paid with respect to the COMPASS. In addition, the adjustment amount takes into account the ongoing commissions and the cost of hedging our obligations under the COMPASS. The cost of hedging includes the projected profit that our affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. We expect that the secondary market prices of the COMPASS will be adversely affected by the fact that the issue price of the COMPASS includes the agent’s commissions and the adjustment amount takes into account the ongoing commissions and hedging costs. See “Risk Factors—The inclusion of commissions in the issue price is likely to adversely affect secondary market prices” and “Description of the COMPASS—Use of Proceeds and Hedging.”

The initial net entitlement value is 1.20% less than the issue price of the COMPASS. In addition, the adjustment amount will be applied to the net entitlement value each trading day and will reduce the net entitlement value by approximately 2% each year based on each trading day’s net entitlement value. Because the initial net entitlement value is 1.20% less than the issue price of the COMPASS and because the adjustment amount reduces the net entitlement value over the term of the COMPASS, the IAAA Index must increase in order for you to receive an amount upon sale, exchange or at maturity equal to the issue price for each COMPASS.

No guaranteed return of principal; no interest	Unlike ordinary debt securities, the COMPASS do not pay interest and do not guarantee any return of principal at maturity. Instead, at maturity or upon earlier exchange by you as described in this pricing supplement under

“Description of the COMPASS—Net Entitlement Value Payable at Maturity or upon Exchange,” we will pay to you an amount of cash based on the performance of the IAAA Index.

Payout on the COMPASS upon exchange and at maturity	The payout on the COMPASS upon exchange or at maturity will be based on the applicable net entitlement value of the COMPASS determined on the valuation date for any exchange or at maturity. We refer to the valuation date for any exchange as the exchange valuation date and at maturity as the maturity valuation date.

The net entitlement value on the day we price the COMPASS for initial sale to the public, which we refer to as the initial net entitlement value, equals $9.88.

The net entitlement value on any other trading day will equal (i) the product of (x) the net entitlement value on the previous trading day times (y) the IAAA Index performance on that trading day, minus (ii) the adjustment amount as of that trading day.

The IAAA Index performance on any trading day will equal the closing value of the IAAA Index on that trading day divided by the closing value of the IAAA Index on the previous trading day.

The adjustment amount on any trading day will equal 2% times the net entitlement value on the previous trading day times the number of calendar days since the previous trading day divided by 365. On an annualized basis, the adjustment amount will reduce the net entitlement value by approximately 2% each year based on each trading day’s net entitlement value.

To demonstrate the combined effect that the initial net entitlement value and the adjustment amount have on the payout to you on the COMPASS at maturity, we have calculated several hypothetical examples in “Hypothetical Payouts on the COMPASS at Maturity” beginning on PS-10.

The indicative net entitlement value of the COMPASS will be published by the Chicago Board Options Exchange, which we refer to as CBOE, under the symbol “MZS.” CBOE in no way sponsors, endorses or is otherwise involved in the COMPASS and disclaims any liability to any party for any inaccuracy in the data on which the indicative net entitlement value is based, for any mistakes, errors, or omissions in the calculation and/or dissemination of the indicative net entitlement value, and for the manner in which it is applied in connection with the COMPASS.

You may exchange your COMPASS weekly	Beginning on March 2, 2006 you may exchange your COMPASS for the net entitlement value determined on Thursday of each week, each of which we refer to as an exchange valuation date.

If you properly elect to exchange your COMPASS, we will pay a cash amount equal to the net entitlement value to the trustee for delivery to you on the third trading day following the exchange valuation date, which we refer to as the exchange date.

You must exchange at least 100 COMPASS (or fewer if you are exchanging all of the COMPASS that you hold).

To exchange your COMPASS on any exchange date, you must instruct your broker or other person through whom you hold your COMPASS to take the appropriate steps through normal clearing system channels, and must notify us by 12:00 p.m. New York City time on the Wednesday immediately preceding the relevant scheduled exchange valuation date. Your book-entry interest in the COMPASS must be transferred to the trustee on our behalf at or prior to 10:00 a.m. New York City time on the exchange date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the COMPASS, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your instructions are not timely made, if you fail to notify us by 12:00 p.m. New York City time on the Wednesday immediately preceding the relevant scheduled exchange valuation date or your book-entry interest is not transferred to the trustee on our behalf at or prior to 10:00 a.m. New York City time on the exchange date, you will not be able to exchange your COMPASS until the following exchange date, and you will need to complete all the required steps if you should wish to exchange your COMPASS on that or any subsequent exchange date.

CBOE calculates and publishes the IAAA Index value	The IAAA Index value is calculated and published by CBOE. The IAAA Index measures the rate of return on indices of large-capitalization, middle-capitalization, small-capitalization and international equities, long-term U.S. Treasury securities and commodities, weighted in proportion to the allocation for an “aggressive risk profile” published by Ibbotson Associates Inc. We refer to this asset allocation as the Ibbotson asset allocation. Neither the IAAA Index nor the Ibbotson asset allocation includes an allocation to cash.

The IAAA Index consists of the following indices, each of which we refer to as an underlying constituent, which are intended to correspond to the asset classes in the Ibbotson asset allocation.

• For the large-capitalization portion of the Ibbotson asset allocation, the underlying constituent is the S&P 500 (Total Return) Index.

• For the middle-capitalization portion of the Ibbotson asset allocation, the underlying constituent is the S&P MidCap 400 (Total Return) Index.

• For the small-capitalization portion of the Ibbotson asset allocation, the underlying constituent is the S&P SmallCap 600 (Total Return) Index.

• For the international equity portion of the Ibbotson asset allocation, the underlying constituent is the MSCI EAFE Net Dividends Reinvested Index.

• For the long-term U.S. Treasury securities portion of the Ibbotson asset allocation, the underlying constituent is the Lehman Brothers 20+ Year Treasury Index.

• For the commodities portion of the Ibbotson asset allocation, the underlying constituent is the GSCI Total Return Index.

The IAAA Index value and relative proportion of each underlying constituent will change as the value of each underlying constituent changes. The weight of each underlying constituent will be adjusted at the beginning of each calendar month in proportion to the Ibbotson asset allocation. For more information on what constitutes an “aggressive risk profile,” see “Description of the COMPASS – The IAAA Index – Aggressive Risk Profile Structuring.”

Any increase in the value of an underlying constituent (assuming no change in the values of the other underlying constituents) will result in an increase in the IAAA Index value. Conversely, any decrease in the value of an underlying constituent (assuming no change in the values of the other underlying constituents) will result in a decrease in the IAAA Index value. A change in the value of a more heavily-weighted underlying constituent will have a greater effect on the IAAA Index value than will an equal change in the value of a less heavily-weighted underlying constituent.

The weight of each underlying constituent on the day we price the COMPASS for initial sale to the public will be the weight in effect as of February 1, 2006. For more specific information about the IAAA Index and its calculation, see the section entitled “Description of the COMPASS—The IAAA Index” in this pricing supplement.

The IAAA Index was set to have an initial value of 100 as of January 3, 2000.

You can review historical quarterly closing values of the S&P 500 (Total Return) Index, the S&P MidCap 400 (Total Return) Index, the S&P SmallCap 600 (Total Return) Index, the MSCI EAFE Net Dividends Reinvested Index and the GSCI Total Return Index since 2001 and more specific information the calculations of all of the underlying constituents in Annex A to this pricing supplement.

The historical performance of the underlying constituents is not an indication of the value of the IAAA Index at the maturity date of the COMPASS or any other future date. The entities that calculate and maintain the IAAA Index and each underlying constituent and the issuers of the underlying equity securities and Treasury securities are not affiliates of ours and are not involved in this offering, with the exception of the MSCI EAFE Net Dividends Reinvested Index, which is calculated and maintained by our majority-owned subsidiary Morgan Stanley Capital International, Inc., which we refer to as MSCI. The obligations represented by the COMPASS are solely those of Morgan Stanley.

Ibbotson determines and publishes the Ibbotson asset allocation	Ibbotson determines and publishes the Ibbotson asset allocation. Ibbotson uses a two-phase process to determine the combination of asset classes that maximizes the expected return of a portfolio for a specified level of risk. In the first phase, Ibbotson uses “constrained mean-variance optimization” based on historical data and current market information. In the second phase, Ibbotson uses “resampling optimization” to average the results of approximately 2000 constrained mean-variance optimizations based on differing sets of historical data and current market information. Ibbotson will publish the Ibbotson asset allocation based on the results of this process every month. For more information about this process, see “Description of the COMPASS—The IAAA Index.”

The IAAA Index consists of six underlying constituents	The IAAA Index is calculated in relation to six underlying constituents weighted in accordance with the Ibbotson asset allocation. The underlying constituents are the S&P 500 (Total Return) Index, the S&P MidCap 400 (Total Return) Index, the S&P SmallCap 600 (Total Return) Index, the MSCI EAFE Net Dividends Reinvested Index, the GSCI Total Return Index, and the Lehman Brothers 20+ Year Treasury Index. The IAAA Index does not include an allocation to cash. The COMPASS are intended to provide exposure to the underlying constituents as reflected by changes in the value of the IAAA Index over the term of the COMPASS. See “Risk Factors—Investment in the COMPASS is not the same as investing directly in the IAAA Index or its underlying constituents” and “Description of the COMPASS—The IAAA Index.”

We may make additional issuances of COMPASS	We may issue additional COMPASS having terms identical to those we are offering under this prospectus supplement (other than price). Should we so decide, we may make them on any trading day we deem appropriate.

We are soliciting offers to purchase the COMPASS	We are using this pricing supplement to solicit from you an offer to purchase the COMPASS. You may revoke your offer to purchase the COMPASS at any time prior to the time at which we accept such offer by notifying the relevant agent. We reserve the right to change the terms of, or reject any offer to purchase, the COMPASS prior to their issuance. In the event of any material changes to the terms of the COMPASS, we will notify you.

MS & Co. will be the calculation agent for the COMPASS	We have appointed MS & Co. to act as the calculation agent for JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank) the trustee for our senior securities. As calculation agent, MS & Co. will determine, among other things, the cash amount that you will receive at maturity or if you exercise your exchange right.

The brokerage firm through which you hold your COMPASS will be paid additional commissions on a monthly basis	In addition to the commission paid at the time of the initial offering of the COMPASS, commissions equal to 0.06% multiplied by the average net entitlement value per COMPASS in each calendar month will be paid on a monthly basis to brokerage firms, including MS & Co. and its affiliates, whose clients purchased COMPASS in the initial offering and who continue to hold their COMPASS on the last trading day of each month beginning March 2006 and ending November 2011. These monthly commissions, combined with the commission paid on the day the COMPASS were initially offered for sale to the public, will not in any event exceed 8% of the issue price per COMPASS. We expect that the brokerage firm through which you hold your COMPASS will pay a portion of these additional commissions to your broker. Paying commissions over time may cause the brokerage firm at which you hold your COMPASS and your broker to have economic interests that are different than yours. For more information about the payment of these additional commissions, see “Description of the COMPASS—Supplemental Information Concerning Plan of Distribution” and “Risk Factors—The brokerage firm through which you hold your COMPASS and your broker may have economic interests that are different from yours.”

The COMPASS should be characterized as prepaid cash settlement forward contracts for U.S. federal income tax purposes	You also should consider the U.S. federal income tax consequences of investing in the COMPASS. Although there is no direct legal authority as to the proper tax treatment of the COMPASS, based on the advice of our special tax counsel, for U.S. federal income tax purposes the COMPASS should be characterized, and you and Morgan Stanley agree to treat the COMPASS, as prepaid cash settlement forward contracts under which we deliver at maturity, or upon exchange, a cash amount determined by reference to the IAAA Index in exchange for a prepaid purchase price, as described under “Description of the COMPASS—United States Federal Income Taxation.” In addition, you and Morgan Stanley agree to treat the COMPASS as giving rise to taxable gain or loss only upon the sale, exchange, maturity or other taxable disposition of the COMPASS. Gain or loss recognized by you upon the sale, exchange, maturity or other taxable disposition of the COMPASS generally will be capital gain or loss. Please see “Description of the COMPASS—United States Federal Income Taxation” for more information regarding taxation of the COMPASS and potential tax risks associated with the COMPASS.

Where you can find more information on the COMPASS	The COMPASS are senior securities issued as part of our Series F medium-term security program. You can find a general description of our Series F medium-term security program in the accompanying prospectus supplement dated January 25, 2006. We describe the basic features of this type of security in the sections called “Description of Notes,” “—Exchangeable Notes” and “—Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices.”

For a detailed description of the terms of the COMPASS, including the specific procedures and deadlines governing the exchange of the COMPASS and the calculation of the cash amount you will receive in exchange for your COMPASS, you should read the “Description of the COMPASS” section in this pricing supplement. You should also read about some of the risks involved in investing in the COMPASS in the section called “Risk Factors.” The tax and accounting treatment of investments in equity-linked securities such as the COMPASS may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any investment in the COMPASS.

How to reach us	You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036. Our telephone number is (212) 761-4000.

HYPOTHETICAL PAYOUTS ON THE COMPASS AT MATURITY

The payout on the COMPASS at maturity will depend on the level of the IAAA Index on the maturity valuation date. The examples of the hypothetical payout calculations that follow assume that you hold the COMPASS to maturity. The examples in the table below are based on the following terms:

•	Initial value of IAAA Index: 130.00

•	Issue price: $10 per COMPASS

•	Initial net entitlement value: $9.88

Hypothetical Ending IAAA Value	IAAA Index Total Return at Maturity	IAAA Index Annualized Return	Issue Price per COMPASS	Total Payout per COMPASS at Maturity	Total Return on COMPASS at Maturity	Annualized Return on COMPASS at Maturity
26.00	-80%	-24.28%	$10	$1.76	-82.40%	-25.94%
52.00	-60%	-14.65%	$10	$3.52	-64.80%	-16.51%
78.00	-40%	-8.45%	$10	$5.28	-47.20%	-10.45%
104.00	-20%	-3.78%	$10	$7.04	-29.60%	-5.89%
117.00	-10%	-1.80%	$10	$7.92	-20.80%	-3.95%
130.00	0%	0.00%	$10	$8.80	-12.00%	-2.19%
143.00	10%	1.66%	$10	$9.68	-3.20%	-0.56%
147.70	13.63%	2.23%	$10	$10.00	0.00%	0.00%
156.00	20%	3.20%	$10	$10.56	5.60%	0.95%
182.00	40%	5.99%	$10	$12.32	23.20%	3.67%
208.00	60%	8.46%	$10	$14.08	40.80%	6.09%
234.00	80%	10.69%	$10	$15.84	58.40%	8.27%
260.00	100%	12.73%	$10	$17.60	76.00%	10.26%

The above examples demonstrate the effect that the initial net entitlement value and the adjustment amount have on the payout on the COMPASS at maturity relative to the performance of the IAAA Index. Note that in each of the above examples, in order to illustrate the differences in the relative return between the IAAA Index and an investment in the COMPASS, we have assumed a fixed monthly return of the IAAA Index which, when compounded monthly, results in the applicable total return of the IAAA Index. For example, for the hypothetical ending value of the IAAA Index of 208.00, which represents a total return of 60% in the IAAA Index at maturity, we have assumed a monthly compounded growth rate of 0.6792%, and the monthly adjustments in the corresponding hypothetical payout on the COMPASS were calculated based on this assumed growth rate. Because the level of the IAAA Index may be subject to significant fluctuations over the term of the COMPASS, it is not possible to present a chart or table illustrating the complete range of possible payouts on the COMPASS at maturity for any given ending value of the IAAA Index. The actual payout on the COMPASS at maturity relative to the performance of the IAAA Index may be more or less than shown in the above table and will depend on the actual monthly returns of the IAAA Index over the term of the COMPASS. The IAAA Index Values presented above do not represent any particular allocations to the underlying constituents.

RISK FACTORS

The COMPASS are not secured debt and are riskier than ordinary debt securities that repay a fixed principal amount. Because the COMPASS will pay an amount of cash based on the performance of the IAAA Index, there is no guaranteed return of principal at maturity. This section describes the most significant risks relating to the COMPASS. You should carefully consider whether the COMPASS are suited to your particular circumstances before you decide to purchase them.

The COMPASS do not pay interest and do not guarantee return of principal	The terms of the COMPASS differ from ordinary debt securities in that you will not be paid interest and you are not guaranteed the return of your principal at maturity. The return on your investment in the COMPASS may be less than the amount that would be paid on an ordinary debt security and may actually be negative. The payout to you upon exchange or at maturity of the COMPASS will be a cash amount that may be worth less, and potentially significantly less, than the $10 principal amount of each COMPASS.

The initial net entitlement value and the adjustment amount will have the effect of reducing your participation in the IAAA Index	Because the initial net entitlement value is 1.20% less than the issue price of the COMPASS, the IAAA Index must increase by 1.20% for the net entitlement value to equal the issue price of the COMPASS, without taking into account the effect of the adjustment amount. The adjustment amount will reduce the net entitlement value by approximately 2% each year based on each trading day’s net entitlement value. Because the initial net entitlement value is less than the issue price of the COMPASS and due to the effect of the adjustment amount on the payout on the COMPASS, the IAAA Index must increase in order for you to receive an amount upon sale, exchange or at maturity equal to the issue price for each COMPASS.

For example, assuming an annual compounded growth rate of 1.66% in the IAAA Index over the term of the COMPASS, the total return on your investment in the COMPASS at maturity would be –3.20%, even though the total return of the IAAA Index at maturity is 10%. To demonstrate the combined effect that the initial net entitlement value and the adjustment amount have on the payout to you on the COMPASS at maturity, please review the hypothetical calculations in “Hypothetical Payouts on the COMPASS at Maturity.”

Changes in the value of one or more of the underlying constituents may offset each other	Price movements in each of the underlying constituents may not correlate with each other. At a time when the value of one or more of the underlying constituents increases, the value of one or more of the other underlying constituents may not increase as much or may decline in value. Therefore, in CBOE’s calculation of the IAAA value, increases in the value of one or more of the underlying constituents may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other underlying constituents. You can review historical quarterly closing values of the S&P 500 (Total Return) Index, the S&P MidCap 400 (Total Return) Index, the S&P SmallCap 600 (Total Return) Index, the MSCI EAFE Net Dividends Reinvested Index and the GSCI Total Return Index since 2001, and more specific information the calculations of all of the underlying constituents in Annex A to this pricing supplement. A chart of indicative IAAA values for the period from January 1, 2001 to January 23, 2006 can be found in this pricing supplement under “Description of the COMPASS—Indicative Information.” The indicative and/or historical performance of the IAAA and each of the underlying constituents is not an indication of future performance.

Investment in the COMPASS is not the same as investing directly in the IAAA Index or its underlying constituents	Although the underlying constituents may reflect reinvestment of dividends or interest paid or other distributions made on the underlying equity securities, Treasury securities and/or commodities, the return on the COMPASS will not be the same as the return on a direct investment in those instruments because the dividends or interest paid or other distributions made may be reinvested in the underlying constituents substantially after they are paid and will thereafter be subject to fluctuations in the price of the underlying constituents. In addition, the MSCI EAFE Net Dividends Reinvested Index, which consists of securities of foreign issuers, reflects reinvestment of dividends after deduction of withholding tax at the rate applicable to individuals who are not resident in the jurisdiction in which the issuer is organized and who do not benefit from treaties designed to avoid double taxation.

Furthermore, you will not have the right to receive the equity securities, Treasury securities and/or commodities included in the underlying constituents of the IAAA Index. As an owner of the COMPASS, you will not have any ownership rights in the equity securities, Treasury securities and/or commodities included in the underlying constituents, and you should expect that the tax treatment of your investment in the COMPASS will differ from a direct investment in the underlying equity securities, Treasury securities and/or commodities included in the underlying constituents. In addition, investing in the COMPASS is not equivalent to investing in a mutual fund or other pooled investment that invests in the underlying constituents, the equity securities, Treasury securities and/or commodities included in the underlying constituents or that is benchmarked to the IAAA Index. The return on your investment in the COMPASS may differ from the return you might earn on a direct investment in a mutual fund or other pooled investment over a similar period.

The COMPASS will not be listed and you may not be able to sell your COMPASS except in an exchange with us	The COMPASS will not be listed on any securities exchange. There is currently no secondary market for the COMPASS. Morgan Stanley does not currently intend to make a market in the COMPASS. There may be few buyers should you choose to sell your COMPASS prior to maturity and this may reduce the price you receive. If you are unable to sell your COMPASS, your only option will be to exchange them.

The market price of the COMPASS will be influenced by many unpredictable factors	Several factors, many of which are beyond our control, will influence the value of the COMPASS, including:

• the secondary market for the COMPASS may be limited;

• the value of the IAAA Index, which is based on values of the underlying constituents;

• interest and yield rates in the market;

• the volatility (frequency and magnitude of changes in value) of the underlying constituents of the IAAA Index;

•      geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying constituents, the equity securities, Treasury securities and/or commodities included in the underlying constituents or stock markets generally and which may affect any index value;

• the dividend rate and other relevant rates of return on the equity securities, Treasury securities and/or commodities included in the underlying constituents; and

• our creditworthiness.

Some or all of these factors will influence the price that you will receive if you sell your COMPASS prior to maturity. For example, you may have to sell your COMPASS at a substantial discount from the issue price, if the level of the IAAA Index is at, below or not sufficiently above the level of the IAAA Index on the day the COMPASS were initially priced for sale to the public. This could happen, for example, if the value of the IAAA Index declines, or if the reduction of the net entitlement value of the COMPASS as a result of the adjustment amount is not offset by a corresponding increase in the value of the IAAA Index. See “—The initial net entitlement value and the adjustment amount will have the effect of reducing your participation in the IAAA Index,” “—The COMPASS will not be listed and you may not be able to sell your COMPASS except in an exchange with us” and “—The economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests.”

You cannot predict the future performance of the IAAA Index or the equity securities, Treasury securities and/or commodities included in the underlying constituents based on their historical performance. In addition, there can be no assurance that the IAAA Index will increase or that the final IAAA Index value will exceed the initial IAAA Index value by a sufficient amount to compensate for the effect of the initial commission and the adjustment amount such that you will receive at maturity or upon exchange, a payment in excess of the issue price of the COMPASS.

The inclusion of commissions in the issue price is likely to adversely affect secondary market prices	Assuming no change in market conditions or any other relevant factors, the price, if any, at which buyers are willing to purchase the COMPASS in secondary market transactions at any time will likely be lower than the issue price, since the issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the COMPASS.

In addition, any such prices may differ from values determined by pricing models used by buyers in the secondary market, as a result of dealer discounts, mark-ups or other transaction costs.

Because the COMPASS reflect an “aggressive risk profile,” your investment in the COMPASS may result in significant losses	Although the IAAA Index reflects an allocation to indices of equity securities, commodities and U.S. Treasury securities, we expect that the Ibbotson asset allocation’s “aggressive risk profile” will result in an allocation of the IAAA Index primarily to indices of equity securities. Equity securities generally pose a greater risk of loss and have trading prices that are more volatile than fixed income securities or U.S. Treasury securities. As a result, your investment in the COMPASS may expose you to greater losses than an instrument with a greater allocation to less risky securities.

You will be subject to the risks of investing in a security linked to foreign shares	The equity securities included in the indices that make up the MSCI EAFE Net Dividends Reinvested Index have been issued by companies in various European and Asian countries, Australia and New Zealand. Investments in securities linked to the value of those foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings by companies in certain countries. Also, there is less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and generally foreign companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

The prices of securities in Europe, Asia, Australia and New Zealand may be affected by political, economic, financial and social factors in those jurisdictions, including changes in a country’s government, economic and fiscal policies and currency exchange laws. Moreover, the economies in those countries may differ favorably or unfavorably from economies in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Those countries may be subject to different and, in some cases, more adverse economic environments, like the recession experienced by the Japanese economy and certain other Asian economies.

The inclusion of the MSCI EAFE Net Dividends Reinvested Index in the IAAA Index subjects you to currency risk	Because the prices of the equity securities included in the indices that make up the MSCI EAFE Net Dividends Reinvested Index are converted into U.S. dollars for purposes of calculating the value of the component indices and the MSCI EAFE Net Dividends Reinvested Index, you will be exposed to currency exchange rate risk with respect to each of the countries represented in the MSCI EAFE Net Dividends Reinvested Index. Your net exposure will depend on the extent to which the currencies of the component country indices strengthen or weaken against the U.S. dollar and the relative weight of each component index. If, taking into account that weight, the dollar strengthens against the component currencies, the value of the MSCI EAFE Net Dividends Reinvested Index will be adversely affected and the payment at maturity of the COMPASS may be reduced.

Of particular importance to potential currency exchange risk are:

•      existing and expected rates of inflation;

•      existing and expected interest rate levels;

•      the balance of payments; and

•      the extent of governmental surpluses or deficits in the component countries and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

There are restrictions on the minimum number of COMPASS you may exchange and on the dates on which you may exchange them

You must exchange at least 100 COMPASS (or fewer if you are exchanging all of the COMPASS that you hold) at any one time in order to exercise your exchange right.

Prior to maturity, you may exchange your COMPASS once each week, beginning on March 2, 2006, for the net entitlement value determined on Thursday of each week, which will be paid to you on the third trading day following that Thursday.

Adjustments to the IAAA Index could adversely affect the value of the COMPASS	Ibbotson is solely responsible for publishing the Ibbotson asset allocation. Ibbotson can, in its sole discretion, alter the Ibbotson asset allocation. These alterations may increase the IAAA Index’s allocation to underlying constituents to which you do not want exposure and/or decrease its allocation to underlying constituents to which you do want exposure. You should not conclude that any such alterations are investment recommendations by us. Furthermore, the party responsible for calculating and maintaining each underlying constituent can, in its sole discretion, add, delete or substitute the equity securities, Treasury securities and/or commodities included in the respective index, or make other methodological changes required by certain events relating to the equity securities, Treasury securities and/or commodities, such as stock splits and dividends, spin-offs, rights issuances and mergers and acquisitions. Any of these changes could affect the value of the underlying constituents and the IAAA Index and potentially adversely affect the value of the COMPASS.

CBOE and the entities that calculate and publish the underlying constituents may discontinue or suspend calculation or publication of the IAAA Index and/or the underlying constituents at any time. In these circumstances and upon receipt of notice from CBOE, MS & Co., as the calculation agent, will have discretion to substitute a successor index that is substantially comparable to the IAAA Index or the discontinued or suspended index. In addition, if the entity that calculates and publishes an underlying constituent makes a material change to the nature or composition of that underlying constituent or the method by which that underlying constituent is calculated, MS & Co., as the calculation agent, may substitute a successor index that is comparable to that changed index, or if there is no such index, we will redeem the COMPASS.

Although MS & Co. will be obligated to select a successor index without regard to its affiliation with us, MS & Co. could have an economic interest that is different than that of holders of the COMPASS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or one of its affiliates. See “Description of the COMPASS—Discontinuance of the IAAA Index; Successor Index; Alteration of Method of Calculation.”

The brokerage firm at which you hold your COMPASS and your broker may have economic interests that are different from yours	In addition to the commission paid at the time of the initial offering of the COMPASS, commissions will be paid on a monthly basis to brokerage firms, including MS & Co. and its affiliates, whose clients purchased COMPASS in the initial offering and who continue to hold their COMPASS. These additional commissions will equal 0.06% multiplied by the average net entitlement value per COMPASS in each calendar month. These monthly commissions, combined with the commission paid on the day the COMPASS were initially offered for sale to the public, will not in any event exceed 8% of the issue price per COMPASS. We expect that the brokerage firm at which you hold your COMPASS will pay a portion of these additional commissions to your broker.

As a result of these arrangements, the brokerage firm at which you hold your COMPASS and your broker may have economic interests that are different than yours. As with any security or investment for which the commission is paid over time, your brokerage firm and your broker may have an incentive to encourage you to continue to hold the COMPASS because they will no longer receive these monthly commissions if you sell your COMPASS. You should take the above arrangements and the potentially different economic interests they create into account when considering an investment in the

COMPASS. For more information about the payment of these additional commissions, see “Description of the COMPASS—Supplemental Information Concerning Plan of Distribution.”

The economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests

The economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the COMPASS.

Because the calculation agent, MS & Co., is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the COMPASS, including with respect to certain determinations and judgments that the calculation agent must make in determining the initial index value, any other index value or whether a market disruption event has occurred. See “Description of the COMPASS—Discontinuance of the IAAA Index; Successor Index; Alteration of Method of Calculation” and “—Market Disruption Event.”

The issue price of the COMPASS includes the agent’s commissions. In addition, the adjustment amount takes into account the ongoing commissions and the costs of hedging our obligations under the COMPASS. The affiliates through which we hedge our obligations under the COMPASS expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our and our affiliates’ control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the value of the IAAA Index	MS & Co. and other affiliates of ours will carry out hedging activities related to the COMPASS, including taking positions in the equity securities, Treasury securities and commodities included in the underlying constituents (and possibly to other instruments linked to the equity securities, Treasury securities and commodities included in the underlying constituents). MS & Co. and other affiliates of ours also trade the equity securities, Treasury securities and commodities included in the underlying constituents and other financial instruments related to the underlying constituents and the equity securities, Treasury securities and commodities on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the date we priced the COMPASS for initial sale to the public could potentially have increased the initial index value and, therefore, the value at which the IAAA Index must close before you receive a payment upon exchange or at maturity that exceeds the issue price of the COMPASS. Additionally, such hedging or trading activities during the term of the COMPASS could potentially affect the value of the IAAA Index or the underlying constituents on any exchange valuation date or the maturity valuation date and, accordingly, the payment you will receive upon exchange or at maturity.

Because the characterization of the COMPASS for U.S. federal income tax purposes is uncertain, the material U.S. federal income tax consequences of an investment in the COMPASS are uncertain	You should consider the U.S. federal income tax consequences of investing in the COMPASS. An investment in the COMPASS should be characterized, and you and Morgan Stanley agree to treat an investment in the COMPASS, as an investment in prepaid cash settlement forward contracts under which we deliver at maturity, or upon exchange, a cash amount determined by reference to the IAAA Index in exchange for a prepaid purchase price, as described in the section of this pricing supplement called “Description of the COMPASS—United States Federal Income Taxation.” In addition, you and Morgan Stanley agree to treat the COMPASS as giving rise to taxable gain or loss only upon the sale, exchange, maturity or other taxable disposition of the COMPASS. Under this agreed treatment, if you are a U.S. taxable investor, you should recognize capital gain or loss at maturity or upon a sale, exchange or other taxable disposition of the COMPASS in an amount equal to the difference, if any, between the amount realized and your tax basis in the COMPASS. However, due to the absence of authorities that directly address the proper tax treatment of the COMPASS, no assurance can be given that the U.S. Internal Revenue Service (the “IRS”) will accept, or that a court will uphold, this characterization and treatment. We are not requesting a ruling from the IRS with respect to the COMPASS, and our characterization of the COMPASS as prepaid cash settlement forward contracts in respect of the IAAA Index is not binding on the IRS or any court. If the IRS were successful in asserting an alternative characterization or treatment, the timing and character of income on the COMPASS could be significantly affected. For example, the IRS may take the position that certain changes in the components of the IAAA Index, or certain changes in the weight of the components after an IAAA Index rebalancing, are sufficiently fundamental or material to give rise to a deemed exchange of the prepaid forward contract for a new prepaid forward contract, in which case you may be required to recognize gain or, possibly, loss in respect of such a deemed exchange. For a discussion of this and other potential alternative characterizations and their consequences, see “Description of the COMPASS—United States Federal Income Taxation.”

If you are a non-U.S. investor, please also read the section of this pricing supplement called “Description of the COMPASS—United States Federal Income Taxation” for a discussion of the withholding tax consequences of an investment in the COMPASS.

You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the COMPASS, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

DESCRIPTION OF THE COMPASS

Terms not defined in this pricing supplement have the meanings given to them in the accompanying prospectus supplement. The term “COMPASS” refers to each $10 principal amount of any of our COMPosite Asset Selection Securities due November 30, 2011 exchangeable for a cash amount based on the Ibbotson Associates Aggressive Asset Allocation Index. In this pricing supplement, the terms “we,” “us” and “our” refer to Morgan Stanley.

Aggregate Principal Amount	$

Maturity Date	November 30, 2011, subject to extension in accordance with the following paragraph in the event of a Market Disruption Event (as defined below) on the scheduled Maturity Valuation Date (as defined below).

If due to a Market Disruption Event or otherwise, the Maturity Valuation Date is postponed so that it falls less than three scheduled Trading Days (as defined below) prior to the scheduled Maturity Date, the Maturity Date will be the third scheduled Trading Day following the Maturity Valuation Date as postponed. See “—Calculation of the Net Entitlement Value on the Maturity Valuation Date and Exchange Valuation Date” below.

Issue Price	$10 per COMPASS

Denominations	$10 and multiples thereof

Original Issue Date (Settlement Date)	, 2006

CUSIP Number	61747Y592

Interest Rate	None

Net Entitlement Value Payable at Maturity or upon Exchange	Each COMPASS is exchangeable on the Maturity Date or any Exchange Date (as defined below), as applicable, for the Net Entitlement Value determined on the Maturity Valuation Date or any Exchange Valuation Date (as defined below), as applicable.

The Net Entitlement Value on any Trading Day other than the day we price the COMPASS for initial sale to the public equals (i) the product of (x) the Net Entitlement Value on the previous Trading Day times (y) the IAAA Index Performance (as defined below) on that Trading Day, minus (ii) the Adjustment Amount (as defined below) as of that Trading Day. The Net Entitlement Value will be calculated by the Calculation Agent. In addition, an indicative Net Entitlement Value will be published daily by CBOE (as defined on PS-5) under the symbol “MZS.”

Initial Net Entitlement Value	The Net Entitlement Value on the day we price the COMPASS for initial sale to the public, which equals $9.88.

IAAA Index Performance	On any Trading Day, the Index Value (as defined below) on that Trading Day divided by the Index Value on the previous Trading Day.

Index Value	On any Trading Day, the closing value of the IAAA Index or any Successor Index (as defined under “—Discontinuance of the IAAA

Index; Successor Index; Alteration of Method of Calculation”) on that Trading Day. Under certain circumstances, the Index Value will be based on the alternate calculation of the IAAA Index described under “—Discontinuance of the IAAA Index; Successor Index; Alteration of Method of Calculation.”

Initial Index Value	, the Index Value on the day we price the COMPASS for initial sale to the public.

Adjustment Amount	On any Trading Day, 2% times the Net Entitlement Value on the previous Trading Day times the number of calendar days since the previous Trading Day divided by 365.

Calculation of the Net Entitlement Value on the Maturity Valuation Date and Exchange Valuation Date	For purposes of calculating the Net Entitlement Value payable on the Maturity Date, the Maturity Valuation Date will be the third scheduled Trading Day immediately prior to the Maturity Date, unless there is a Market Disruption Event on that date.

For purposes of calculating the Net Entitlement Value payable on any Exchange Date, the Exchange Valuation Date will be the immediately preceding Thursday, unless there is a Market Disruption Event on that date or that date is not a scheduled Trading Day.

If a Market Disruption Event occurs on the scheduled Maturity Valuation Date or an Exchange Valuation Date, then the Maturity Valuation Date or Exchange Valuation Date, as the case may be, will be the immediately succeeding Trading Day on which no Market Disruption Event has occurred. If the scheduled Exchange Valuation Date is not a scheduled Trading Day, then the Exchange Valuation Date will be the immediately succeeding Trading Day on which no Market Disruption Event has occurred.

Relevant Exchange	The primary organized exchange or market of trading for any security then included in any Underlying Constituent (as defined below) or any Successor Index.

Exchange Right	To exchange your COMPASS on any Exchange Date, you must instruct your broker or other person through whom you hold your COMPASS to take the appropriate steps through normal clearing system channels, and must notify us by 12:00 p.m. New York City time on the Wednesday immediately preceding the relevant scheduled Exchange Valuation Date. If the Wednesday preceding any Exchange Valuation Date is not a Trading Day, then to exchange your COMPASS on the relevant Exchange Date, you must notify us by 12:00 p.m. New York City time on the previous Trading Day. Your book-entry interest in the COMPASS must be transferred to the trustee on our behalf at or prior to 10:00 a.m. (New York City time) on the Exchange Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the COMPASS, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your instructions are not timely made, if you fail to notify us by 12:00 p.m. New York City time on the Wednesday immediately preceding the relevant scheduled Exchange Valuation Date or if your book-entry interest is not transferred to the Trustee on our behalf at or prior to 10:00 a.m. New York City time on the Exchange Date, you will not be able to exchange your COMPASS until the following Exchange Date and you will need to complete all the required steps if you should wish to exchange your COMPASS on that or any subsequent Exchange Date.

Since the COMPASS will be held only in book-entry form, only the Depository Trust Company (“DTC”) may exercise the Exchange Right with respect to the COMPASS. Accordingly, beneficial owners of COMPASS that desire to have all or any portion of their COMPASS exchanged must instruct the participant through which they own their interest to direct DTC to exercise the Exchange Right on their behalf. In order to ensure that we receive the instructions on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before that participant’s deadline for accepting instructions from their customers. All instructions given to participants from beneficial owners of COMPASS relating to the right to exchange their COMPASS will be irrevocable.

In addition, at the time instructions are given, each beneficial owner must direct the participant through which it owns its interest to transfer its book-entry interest in the related COMPASS, on DTC’s records, to the Trustee on our behalf.

In order to exercise your Exchange Right, you must exchange at least 100 COMPASS, or fewer if you are exchanging all of the COMPASS that you hold.

Exchange Valuation Date	Thursday of each week (beginning March 2, 2006), subject to the occurrence of a Market Disruption Event on that date.

Exchange Date	The third Trading Day following the Exchange Valuation Date.

Trading Day	A day, as determined by the Calculation Agent, on which trading is generally conducted on the Relevant Exchanges for securities underlying the applicable Underlying Constituents.

Senior or Subordinated Security	Senior

The IAAA Index	The IAAA Index value is calculated, published and disseminated daily after the close of trading by CBOE. Such information reflects the policies of, and is subject to change by, CBOE. CBOE has no obligation to continue to publish, and may discontinue or suspend publication of, the IAAA Index at any time. Data on daily IAAA Index closing prices are calculated and disseminated by CBOE on its website, under the symbol “MZC.”

Description of the IAAA Index

The IAAA Index consists of indices of large-capitalization, middle-capitalization and small-capitalization U.S. equity securities, international equity securities, long-term U.S. Treasury securities and commodities (each, an “Asset Class”), weighted in proportion to Ibbotson’s published asset allocation (the “Ibbotson Asset Allocation”) for an “aggressive risk profile.” Neither the IAAA Index nor the

Ibbotson Asset Allocation includes an allocation to cash. We have identified six benchmark indices (listed in the table on PS-24) that correspond to each of the Asset Classes (each, an “Underlying Constituent”). You can review historical quarterly closing values of the S&P 500 (Total Return) Index, the S&P MidCap 400 (Total Return) Index, the S&P SmallCap 600 (Total Return) Index, the MSCI EAFE Net Dividends Reinvested Index and the GSCI Total Return Index since 2001 and more specific information about the calculations of all of the Underlying Constituents in Annex A to this pricing supplement.

Ibbotson will publish the Ibbotson Asset Allocation on the first Trading Day of each month on their website. Ibbotson will determine the Ibbotson Asset Allocation in accordance with the procedures described below.

Ibbotson primarily uses a two-phase process to determine the combination of the Asset Classes that maximizes the expected return of a portfolio for a specified level of risk. In the first phase, Ibbotson uses Constrained Mean-Variance Optimization (as defined below) based on historical data and current market information. In the second phase, Ibbotson uses Resampling Optimization (as defined below) to average the results of approximately 2000 Constrained Mean-Variance Optimizations based on differing sets of historical data and current market information. Ibbotson will publish the Ibbotson Asset Allocation based on the results of this process every month.

Constrained Mean-Variance Optimization. Mean-variance optimization is a mathematical process that calculates the asset class weights that provide a portfolio with the maximum expected return for a given level of risk; or, conversely, the minimum risk for a given expected return. The inputs needed to conduct mean-variance optimization are asset class expected returns, expected standard deviations and expected cross-asset class correlations. Ibbotson develops inputs for each of these statistics using a combination of historical data and current market information. These inputs are then run through a mean-variance optimizer, which results in a computation of a range of asset class weights scaled by level of risk.

Because an unconstrained mean-variance optimization would not necessarily result in a balanced portfolio, Ibbotson places five constraints (the “Portfolio Constraints”) on its mean-variance optimization to produce the constrained mean-variance optimization (the “Constrained Mean-Variance Optimization”) used to create the Ibbotson Asset Allocation. The Portfolio Constraints are as follows:

• The allocation to the middle-capitalization index must be less than 35% of the large-capitalization index.

• The allocation to the small-capitalization index must be less than 25% of the large-capitalization index.

• The allocation to the international equities index must be between 30% and 50% of the combined allocation to small-capitalization, middle-capitalization and large-capitalization indices.

• The allocation to commodities cannot exceed 10%.

• The allocation to bonds must be between 5% and 10%.

The Asset Class weights will be rebalanced to reflect changes in the Efficient Frontier (as defined below) over the term of the COMPASS. However, these changes will likely result in only small revisions in the Ibbotson Asset Allocation.

Each Constrained Mean-Variance Optimization creates an investment “frontier.” The frontier shows differing allocations among the same set of Asset Classes based on risk tolerance. Thus, a single Constrained Mean-Variance Optimization might result in different allocations to the same Asset Class depending on whether an aggressive, moderate or low risk tolerance was selected.

Resampling Optimization. “Resampling Optimization” is a mathematical procedure that reduces the sensitivity of Constrained Mean-Variance Optimization to forecast inaccuracies. More specifically, Resampling Optimization is the process of generating approximately 2000 variations of the original Constrained Mean-Variance Optimization inputs, resulting in multiple frontiers based on each set of inputs, and generating one final frontier as an average of all simulated frontiers (the “Efficient Frontier”). By incorporating multiple possible scenarios of Asset Class performance, Resampling Optimization incorporates a wider range of possible outcomes, and as a result, creates an Efficient Frontier that balances inputs more accurately than any single frontier.

Aggressive Risk Profile Structuring

In order to reflect an “aggressive risk profile,” the Ibbotson Asset Allocation in any given month will be the optimal allocation to the Asset Classes that represents 80% of the risk (measured by standard deviation) of an allocation solely to large-capitalization U.S. equities.

Calculation of the IAAA Index

On any Trading Day, the Index Value will equal the sum of the Index Points (as defined below) for each Underlying Constituent on that Trading Day. The Index Value is calculated at the close of trading every Trading Day and will be published by CBOE. The Index Value as of the previous Trading Day will be available on broker-dealer terminals and quotation systems.

The “Index Points” with respect to each Underlying Constituent on any Trading Day will equal the product of the Index Ratio (as defined below) on that Trading Day times the Underlying Constituent Closing Value (as defined below) for that Underlying Constituent on that Trading Day.

The “Index Ratio” with respect to each Underlying Constituent on any Trading Day will equal the Index Weighting (as defined below) for that Underlying Constituent as of the most recent Index Rebalance Date (as defined below) times the Index Value on the previous Index Rebalance Date divided by the Underlying Constituent Closing Value for that Underlying Constituent on the most recent Index Rebalance Date.

Example: If on an Index Rebalance Date the Index Value is 140, the Index Weighting for international equities is 10% and the Underlying Constituent Closing Value (as defined below) for the MSCI EAFE Net Dividends Reinvested Index is 3380, the Index Ratio for the MSCI EAFE Net Dividends Reinvested Index initially will be calculated as follows:

In addition, for an Underlying Constituent closing value of 3380 and an Index Ratio of 0.004142, the MSCI EAFE Net Dividends Reinvested Index will represent 14 Index Points of the 140-point Index.

The Index Ratio will remain fixed between Index Rebalance Dates (as defined below) except in the event of certain types of actions, such as payment of a dividend (other than an ordinary cash dividend), stock distributions, stock splits, reverse stock splits, rights offerings, or a distribution, reorganization, recapitalization or similar event with respect to a security included in an Underlying Constituent, or certain types of actions by the publishers of the Underlying Constituents, such as a split in the Underlying Constituent or a change in the method of calculation of the Underlying Constituent. When such changes occur between Index Rebalance Dates, the Index Ratio may be adjusted by the Calculation Agent to maintain each Underlying Constituent’s relative weight in the IAAA Index at the level immediately prior to the event giving rise to the adjustment.

The “Underlying Constituent Closing Value” with respect to each Underlying Constituent on any Trading Day will equal the closing value of that Underlying Constituent or any Successor Underlying Constituent (as defined below) published by the publisher of each Underlying Constituent at the regular weekday close of trading on that Trading Day.

The “Index Weighting” of each Underlying Constituent will equal Ibbotson’s weighting of the corresponding Asset Class for that month.

The following table sets forth each Asset Class and the corresponding Underlying Constituent, Index Weighting, Underlying Constituent Closing Value, Index Ratio, Index Points and the Initial Index Value on , 2006, the day we price the COMPASS for initial sale to the public:

Asset Class	Underlying Constituent	Index Weighting	Underlying Constituent Closing Value	Index Ratio	Index Points
Equities, Large-Capitalization	S&P 500 (Total Return) Index
Equities, Middle-Capitalization	S&P MidCap 400 (Total Return) Index
Equities, Small-Capitalization	S&P SmallCap 600 (Total Return) Index
International Equities	MSCI EAFE Net Dividends Reinvested Index
Long-term Treasury Securities	Lehman Brothers 20+ Year Treasury Index
Commodities	GSCI Total Return Index

Initial Index Value:

Rebalancing of the IAAA Index

Each month, following the close of trading on the last Trading Day of such month (the “Index Rebalance Date”) CBOE will adjust the Index Ratio of each Underlying Constituent so that each Index Weighting equals the weight of the corresponding Asset Class in the Ibbotson Asset Allocation for the following month. The Index Ratio of each Underlying Constituent may differ from one month to the next (i) if Ibbotson has published a different Ibbotson Asset Allocation since the previous Index Rebalance Date or (ii) even if the Ibbotson Asset Allocation remains the same, if the values of the Underlying Constituents have fluctuated since that Index Rebalance Date. The adjusted Index Weightings and Index Ratios of the Underlying Constituents become the basis for the Index Value on the first Trading Date of each month, which is the Trading Day immediately following the Index Rebalance Date. The Index Weightings and Index Ratios of each Underlying Constituent remain fixed at its value as of the first Trading Day following an Index Rebalance Date until the first Trading Day following the next Index Rebalance Date, except as described above.

If a Market Disruption Event occurs on a scheduled Index Rebalance Date, the Index Rebalance Date will be the immediately succeeding Trading Day on which no Market Disruption Event shall have occurred.

Discontinuance of the Underlying Constituents

If the entity that publishes an Underlying Constituent (i) discontinues publication of that Underlying Constituent; or (ii) makes a material change to the nature or composition of that Underlying Constituent or the method by which that Underlying Constituent is calculated so that the Underlying Constituent is no longer representative of the Asset Class that it represented on the date the COMPASS were initially offered for sale to the public, and the publisher of that Underlying Constituent or another entity publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be substantially comparable to the discontinued or changed Underlying Constituent (such index being referred to in this pricing supplement as a “Successor Underlying Constituent”), then any Index Value will be determined by reference to the value of such Successor Underlying Constituent at the regular weekday close of trading on the Trading Day that any Index Value is to be determined.

Upon any selection by the Calculation Agent of a Successor Underlying Constituent, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to Morgan Stanley and to DTC, as holder of the COMPASS, within three Trading Days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the COMPASS, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

Notwithstanding the foregoing, we will, upon at least 10 but not more than 30 calendar days’ notice to the holders of the COMPASS, redeem the COMPASS on any Exchange Date if the Calculation Agent determines that there is no appropriate Successor Underlying Constituent. The Net Entitlement Value for any redemption will be determined on the related Exchange Valuation Date. If we redeem your COMPASS in accordance with this provision, then from and after the date we give notice of redemption, the Calculation Agent will cease to calculate the IAAA Index, the composition of the IAAA Index will become fixed as of that date and there will be no further rebalancings of the IAAA Index, provided that the Calculation Agent in its sole discretion may make adjustments after that date solely to reflect the occurrence of events affecting an Underlying Constituent (such as, for example, a split in an Underlying Constituent). Any such subsequent adjustment will be designed to maintain the relative investment represented by each Underlying Constituent as of the date we give notice of redemption.

Indicative and Historical Information	The following table sets forth the indicative Index Values for the IAAA Index for each quarter in the period from January 1, 2001 through January 23, 2006, as calculated by us. The closing value of the IAAA Index on January 23, 2006 was 130.80. The Index Values set forth below prior to January 23, 2006 are based on historical trading data for the Underlying Constituents as though the IAAA Index had been published during that period and are based on historical allocations. We obtained the historical trading data on which the information in the tables below is based from Bloomberg Financial Markets and Lehman Brothers, without independent verification, and obtained the historical allocations from Ibbotson. The indicative performance of the IAAA Index should not be taken as an indication of future performance, and no assurance can be given as to the level of IAAA Index on any Exchange Valuation Date or the Maturity Valuation Date.

	IAAA Index
	High	Low	Period End
2001
First Quarter	102.92	86.76	89.44
Second Quarter	99.60	86.33	93.17
Third Quarter	93.58	76.33	80.84
Fourth Quarter	88.07	80.32	87.24

	IAAA Index
	High	Low	Period End

2002
First Quarter	90.64	82.93	89.71
Second Quarter	89.82	81.52	83.04
Third Quarter	82.55	70.89	72.11
Fourth Quarter	79.20	68.64	76.90

2003
First Quarter	79.88	71.86	74.33
Second Quarter	88.22	74.82	85.47
Third Quarter	91.43	85.39	88.99
Fourth Quarter	100.25	90.63	100.21

2004
First Quarter	105.91	100.21	104.34
Second Quarter	105.75	99.74	105.34
Third Quarter	106.49	100.38	106.34
Fourth Quarter	115.55	106.49	115.51

2005
First Quarter	119.81	112.68	116.75
Second Quarter	120.24	112.95	118.41
Third Quarter	126.29	118.83	126.29
Fourth Quarter	129.69	120.20	127.81

2006
First Quarter (through January 23, 2006)	132.25	129.83	130.80

Source: Bloomberg Financial Markets

Based on daily index data, the annualized return over this time period is 5.82% per annum and the annualized volatility is 13.24% per annum.

Volatility is the IAAA Index’s annualized standard deviation, which measures the differences between the daily returns of the IAAA Index and the mean return of the IAAA Index for the period. Large differences between the daily returns and the mean return translate to a higher standard deviation, and thus greater volatility. Conversely, the closer the daily returns are to the mean return, the lower the standard deviation and the lower the volatility.

The following graph illustrates the trends of the closing values of the IAAA Index, calculated on a monthly basis, from January 2001 to January 23, 2006. The graph does not show every situation that may occur.

IAAA Index Monthly Closing Values as of January 1, 2001 – January 23, 2006

Discontinuance of the IAAA Index; Successor Index; Alteration of Method of Calculation	If CBOE, or the publisher of any Successor Index (as defined below), discontinues publication of the IAAA Index value and CBOE or another entity publishes a successor or substitute index value that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued IAAA Index (such index being referred to in this pricing supplement as a “Successor Index”), then any Index Value will be determined by reference to the value of such Successor Index at the regular weekday close of trading on the Trading Day that any Index Value is to be determined.

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to Morgan Stanley and to DTC, as holder of the COMPASS, within three Trading Days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the COMPASS, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If CBOE discontinues publication of the IAAA Index value prior to, and such discontinuance is continuing on, any day on which an Index Value must be determined and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no Successor Index is available at such time, then the Calculation Agent will determine the Index Value for such date. The Index Value will be computed by the Calculation Agent in accordance with the formula for calculating the IAAA Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the Relevant Exchanges on such date of each Underlying Constituent most recently comprising the IAAA Index without any rebalancing or substitution of such Underlying Constituent following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the IAAA Index may adversely affect the value of the COMPASS.

If at any time the method of calculating the IAAA Index or a Successor Index, or the value thereof, is changed in a material respect, or if the IAAA Index or a Successor Index is in any other way modified so that it does not, in the opinion of MS & Co., as the Calculation Agent, fairly represent the value of the IAAA Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on the date on which the Index Value is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the IAAA Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the Index Value with reference to the IAAA Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the IAAA Index or a Successor Index is modified so that its value is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of the IAAA Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Events of Default	Events of default under the COMPASS will include, among other things, default in payment of any principal (i.e., payment of the Net Entitlement Value at maturity or upon exchange) and events of bankruptcy, insolvency or reorganization with respect to us. Upon acceleration of the COMPASS following the occurrence of an event of default, holders will be entitled to receive their Net Entitlement Value calculated by the Calculation Agent as of the date of the acceleration. For a description of all the events that constitute events of default under the COMPASS, see “Description of Debt Securities—Events of Default” in the accompanying prospectus.

Trustee	JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)

Agent	MS & Co.

Calculation Agent	MS & Co.

The Net Entitlement Value will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate number of COMPASS will be rounded to the nearest cent, with one-half cent rounded upward. The issue price for additional issuances of COMPASS, if any, with terms identical to those offered under this pricing supplement will be rounded to the nearest cent, with one-half cent rounded upward.

The Calculation Agent is solely responsible for determining the Net Entitlement Value. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on us and on holders of the COMPASS.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent may be adverse to your interests as an investor in the COMPASS, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Initial Index Value, any Index Value or whether a Market Disruption Event has occurred. See “—Discontinuance of the IAAA Index; Successor Index; Alteration of Method of Calculation” and “—Market Disruption Event.” MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment. See also “Risk Factors—The economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests.”

Market Disruption Event	With respect to the S&P 500 (Total Return) Index, the S&P MidCap 400 (Total Return) Index, the S&P SmallCap 600 (Total Return) Index or the MSCI EAFE Net Dividends Reinvested Index, “Market Disruption Event” means (i) the occurrence or existence of a suspension, absence or material limitation of trading of equities then constituting 20% or more of the value of any of these Underlying Constituents on the Relevant Exchange(s) for such equities for the same period of trading longer than two hours or during the one-half hour period preceding the close of the principal trading session on such Relevant Exchange; (ii) a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for equities then constituting 20% or more of the value of any of these Underlying Constituents during the last one-half hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate; or (iii) the suspension, material limitation or absence of trading on any major securities market for trading in futures or options contracts or exchange-traded funds related to any of these Underlying Constituents for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market. If trading in an equity included in any of these Underlying Constituents is materially suspended or materially limited at that time, then the relevant percentage contribution of that equity to the value of the relevant Underlying Constituent shall be based on a comparison of (x) the portion of the value of that Underlying Constituent attributable to that equity relative to (y) the overall value of that Underlying Constituent, in each case immediately before that suspension or limitation.

With respect to the GSCI Total Return Index, “Market Disruption Event” means (i) the failure of the Relevant Exchange or other price source to announce or publish the commodity price for any commodity in the GSCI; (ii) any material limitation, suspension or disruption of trading in one or more commodities included in the GSCI on the Relevant Exchange; (iii) the disappearance of a commodity reference price or (iv) a material limitation imposed on trading in the contract for the GSCI on the Relevant Exchange.

With respect to the Lehman Brothers 20+ Year Treasury Index, “Market Disruption Event” means (i) the failure of Lehman Brothers to publish the value of the Lehman Brothers 20+ Year Treasury Index; or (ii) any material limitation, suspension or disruption of trading in one or more components included in the Lehman Brothers 20+ Year Treasury Index for a period of trading longer than two hours or during the one-half hour period preceding the close of the principal trading session on the Relevant Exchange.

Additional Issuances of COMPASS	We may, without notice to holders of COMPASS, issue additional COMPASS having terms identical to those we are offering hereby (other than price). Should we so decide, we may make such issuances on any Trading Day we deem appropriate. The pricing of any new issuance of COMPASS will be derived from the Net Entitlement Value of the outstanding COMPASS as of the applicable pricing date plus the maximum agent’s commission specified in the relevant pricing supplement. The prices of the COMPASS so issued could be at a premium or discount to then prevailing trading prices of the COMPASS.

Use of Proceeds and Hedging	The net proceeds we receive from the sale of the COMPASS will be used for general corporate purposes and, in part, in connection with hedging our obligations under the COMPASS by one or more of our affiliates. The Issue Price of the COMPASS includes the Agent’s Commissions (as shown on the cover page of this pricing supplement) paid with respect to the COMPASS. In addition, the Adjustment Amount takes into account the ongoing commissions and the costs of hedging our obligations under the COMPASS. The costs of hedging include the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

License Agreement between Ibbotson and MS & Co.	Ibbotson and MS & Co. have entered into a license agreement providing for the license to Morgan Stanley of the right to use its “aggressive risk profile” asset allocation and the “Ibbotson” mark in connection with the offering, sale, marketing and promotion of the IAAA Index and the COMPASS. This license extends to any entity Morgan Stanley may select as calculation agent for the IAAA Index.

The license agreement between Ibbotson and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

The COMPASS are not sponsored, endorsed, sold or promoted by Ibbotson. Ibbotson makes no representation or warranty, express or implied, to owners of the COMPASS, including the advisability of investing in the COMPASS. Ibbotson’s only relationship to the COMPASS is the licensing of certain trademarks of Ibbotson and the provision of constituent weights in connection with the IAAA Index on which the COMPASS are based. The IAAA Index is calculated by CBOE without regard to the COMPASS. Ibbotson has no obligation to take Morgan Stanley’s needs or the needs of the owners of the COMPASS into consideration in determining the weights on which the IAAA Index is based. Ibbotson is not responsible for and has not participated in decisions regarding the timing of the issuance of the COMPASS, nor has it played any role in determining the quantity of COMPASS to be issued, the offering price of those COMPASS or the calculations used to convert the COMPASS into cash upon maturity or exchange. Ibbotson has no obligation or liability in connection with the administration, marketing or trading of the COMPASS.

IBBOTSON DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE IAAA INDEX OR ANY DATA INCLUDED THEREIN. IBBOTSON MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF THE COMPASS, OR ANY OTHER PERSON OR ENTITY FROM INVESTMENT IN OR OWNERSHIP OF THE COMPASS. IBBOTSON MAKES NO EXPRESS OR IMPLIED WARRANTIES TO OWNERS OF THE COMPASS, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE COMPASS OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL IBBOTSON HAVE ANY LIABILITY TO THE OWNERS OF THE COMPASS FOR ANY DIRECT, SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Ibbotson” is a trademark of Ibbotson Associates, Inc. and has been licensed for use by Morgan Stanley.

ERISA Matters for Pension Plans and Insurance Companies	Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the COMPASS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be each considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Code with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the COMPASS are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the COMPASS are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the COMPASS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to local, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code.

Because we may be considered a party in interest with respect to many Plans, the COMPASS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the COMPASS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding the COMPASS that either (i) it is not a Plan or a Plan Asset Entity, is not purchasing such COMPASS on behalf of or with “plan assets” of any Plan, or a governmental or church plan which is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (ii) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the COMPASS on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

Purchasers of the COMPASS have exclusive responsibility for ensuring that their purchase, holding and disposition of the COMPASS do not violate the prohibited transaction rules of ERISA or the Code.

Supplemental Information Concerning Plan of Distribution	Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under “Plan of Distribution,” the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of COMPASS set forth on the cover of this pricing supplement. The Agent proposes initially to offer the COMPASS directly to the public at the public offering price set forth on the cover of this pricing supplement.

The Agent may allow, and those selected dealers may reallow, a concession not in excess of $ per COMPASS to other dealers. We expect to deliver the COMPASS against payment therefore in New York, New York on , 2006. After the initial offering of the COMPASS, the Agent may vary the offering price and other selling terms from time to time.

In addition to the commission paid at the time of the initial offering of the COMPASS, commissions will be paid on a monthly basis to brokerage firms, including MS & Co. and its affiliates, whose clients purchased COMPASS in the initial offering and who continue to hold their COMPASS on the last trading day of each month, beginning March 2006 and ending November 2011. These monthly commissions will equal 0.06% multiplied by the average Net Entitlement Value per COMPASS in each calendar month. The average Net Entitlement Value for any calendar month will equal the sum of the Net Entitlement Values of the COMPASS on each Trading Day during that month divided by the number of Trading Days in that calendar month. For example, if the average Net Entitlement Value for a calendar month were equal to $9.88, the Initial Net Entitlement Value, an additional commission of $0.005928 per COMPASS would be paid in respect of that calendar month.

These monthly commissions, combined with the commission paid on the day the COMPASS were initially offered for sale to the public, will not in any event exceed 8% of the issue price per COMPASS. You may find out the additional monthly commissions paid per COMPASS in any quarter by calling your broker or us at (212) 761-4000. See “Risk Factors—The brokerage firm through which you hold your COMPASS and your broker may have economic interests that are different from yours.”

In order to facilitate the offering of the COMPASS, the Agent may engage in transactions that stabilize, maintain, or otherwise affect the price of the COMPASS or the equity securities, Treasury securities and/or commodities included in the Underlying Constituents. Specifically, the Agent may sell more COMPASS than it is obligated to purchase in connection with the offering or may sell shares of the underlying equities, Treasury securities and/or commodities that it does not own, creating a naked short position in the COMPASS or the underlying stocks, respectively for its own account. The Agent must close out any naked short position by purchasing the COMPASS or underlying equity securities, Treasury securities and/or commodities in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the COMPASS or the underlying equity securities, Treasury securities and/or commodities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, COMPASS or underlying equity securities, Treasury securities and/or commodities in the open market to stabilize the price of the COMPASS. Any of these activities may raise or maintain the market price of the COMPASS above independent market levels or prevent or retard a decline in the market price of the COMPASS. The Agent is not required to engage in these activities and may end any of these activities at any time. See “—Use of Proceeds and Hedging.”

An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of the COMPASS. See “—Use of Proceeds and Hedging.”

General

No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the COMPASS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the COMPASS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the COMPASS, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

The Agent has represented and agreed, and each dealer through which we may offer the COMPASS has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the COMPASS or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the COMPASS under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the COMPASS. We shall not have responsibility for the Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Brazil

The COMPASS may not be offered or sold to the public in Brazil. The COMPASS have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission). Accordingly, the COMPASS may not be offered or sold in the Federative Republic of Brazil (“Brazil”) except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

Chile

The COMPASS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the COMPASS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Hong Kong

No action has been taken to permit an offering of the COMPASS to the public in Hong Kong, as the COMPASS have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the COMPASS, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the COMPASS which are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

Mexico

The COMPASS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

Singapore

The Agent and each dealer represent and agree that they will not offer or sell the COMPASS nor will they make the COMPASS the subject of an invitation for subscription or purchase, nor will they circulate or distribute this pricing supplement, the accompanying prospectus supplement and prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the COMPASS, whether directly or indirectly, to persons in Singapore other than:

(a) an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c) a person who acquires the COMPASS for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

United States Federal Income Taxation

Tax Treatment of U.S. Holders

The following summary is a general discussion of the material U.S. federal income tax consequences that may be relevant to you if you are a beneficial owner of the COMPASS who is:

• an individual who is a citizen or resident of the United States, or

• a U.S. domestic corporation, or

• any other person that is subject to U.S. federal income tax on a net income basis in respect of your investment in the COMPASS (any of the foregoing, a “U.S. Holder”).

This summary is based on U.S. federal income tax laws, regulations, rulings and decisions in effect as of the date of this pricing supplement, all of which are subject to change at any time (possibly with retroactive effect).

This summary addresses the U.S. federal income tax consequences to you if you are an initial holder of the COMPASS who will purchase the COMPASS at the applicable issue price in the original issuance and who will hold the COMPASS as capital assets. This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase the COMPASS by any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers. Thus, for example, this summary does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your individual investment circumstances or if you are a taxpayer subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or foreign currency, certain financial institutions, insurance companies, tax exempt organizations, or persons who hold COMPASS as a part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or other integrated investment or who acquire COMPASS within 30 days of selling shares of any of the companies included in the IAAA Index. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. You should consult with your tax advisor in determining whether an investment in COMPASS is appropriate for you in light of your personal tax circumstances.

The following description of the treatment of the COMPASS for U.S. federal income tax purposes is based on the advice of our special tax counsel, Cleary Gottlieb Steen & Hamilton LLP. The treatment of the COMPASS described above is not, however, binding on the Internal Revenue Service or the courts. Accordingly, you should consult your tax advisor in determining the tax consequences of an investment in the COMPASS, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Taxation of COMPASS. For U.S. federal income tax purposes, the COMPASS should be treated, and you and Morgan Stanley agree to treat the COMPASS, as prepaid cash settlement forward contracts with respect to the IAAA Index under which:

•      at the time of issuance of the COMPASS, you pay us a fixed amount of cash equal to the applicable issue price of the COMPASS in consideration for our obligation to deliver to you at maturity, or upon exchange, a cash amount equal to the

Net Entitlement Value based on the performance of the IAAA Index; and

•      at maturity, or upon exchange, we will deliver to you a cash amount equal to the Net Entitlement Value based on the performance of the IAAA Index in full satisfaction of our obligation under such forward contract.

In addition, you and Morgan Stanley agree to treat the COMPASS as giving rise to taxable gain or loss only upon the sale, exchange, maturity or other taxable disposition of the COMPASS.

However, due to the lack of authority addressing the appropriate tax treatment of the COMPASS, the IRS may take the position that certain changes in the components of the IAAA Index, or certain changes in the weight of the components after an IAAA Index rebalancing, are sufficiently fundamental or material to give rise to a deemed exchange of the prepaid forward contract for a new prepaid forward contract, in which case you may be required to recognize gain or, possibly, loss in respect of such a deemed exchange.

Gain or loss recognized by you upon the sale, exchange, maturity or other taxable disposition of the COMPASS generally will be capital gain or loss equal to the difference between the amount realized on disposition and your tax basis in the COMPASS. Your tax basis in the COMPASS generally should equal your cost for the COMPASS. Capital gain or loss generally should be long-term capital gain or loss if your holding period for the COMPASS is more than one year at the time of disposition.

Constructive Ownership. Section 1260 of the Code treats a taxpayer owning certain types of derivative positions in property as having “constructive ownership” in that property, with the result that all or a portion of the long-term capital gain recognized by such taxpayer with respect to the derivative position may be recharacterized as ordinary income. In addition, Section 1260 would impose an interest charge on the long-term capital gain that was recharacterized. Section 1260 in its current form would not apply to the COMPASS. However, Section 1260 authorizes the Treasury Department to promulgate regulations (possibly with retroactive effect) to expand the application of the “constructive ownership” regime. There is no assurance that the Treasury Department will not promulgate regulations to apply the regime to the COMPASS. If Section 1260 were to apply to the COMPASS, you would be required to treat all or a portion of the long-term capital gain (if any) that you recognize on sale, exchange, maturity, or other taxable disposition of the COMPASS as ordinary income, but only to the extent such long-term capital gain exceeds the long-term capital gain that you would have recognized if you had made a direct investment in shares of the companies included in the Underlying Constituents during the period in which you hold the COMPASS. It is possible that these rules could apply, for example, to recharacterize long-term capital gain on the COMPASS in whole or in part to the extent that a holder of securities of the relevant companies would have earned dividend income or accrued interest therefrom or would have recognized short-term capital gain from the disposition of the securities upon rebalancing of the IAAA Index between the Original Issue Date and the date of the disposition of the COMPASS.

Possible Alternative Tax Treatment. Due to the absence of authorities that directly address the proper characterization and tax treatment of the COMPASS or instruments similar to the COMPASS, it is possible that the IRS could seek to characterize the COMPASS in a manner that results in tax consequences to you different from those described under “Taxation of COMPASS.” Alternative tax characterizations could affect the timing and character of income or loss from the COMPASS.

Possible alternative treatments of the COMPASS could include: (i) recognition of income, gain or, possibly, loss when the components of the IAAA Index change, when the IAAA Index is rebalanced or when dividends on the shares underlying the IAAA Index are paid or interest on the debt securities underlying the IAAA Index accrues; (ii) treatment of the COMPASS as contingent payment debt instruments subject to special Treasury regulations governing such instruments, in which case on the sale, exchange, maturity, or other taxable disposition of the COMPASS, you would recognize ordinary income, or ordinary loss, to the extent of your aggregate prior accruals of original issue discount, rather than capital gain or loss; and (iii) treatment of the COMPASS as consisting of a debt instrument and a forward contract or two or more options.

Prospective purchasers are urged to consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the COMPASS.

Backup Withholding and Information Reporting. You may be subject to information reporting and to backup withholding on the amounts paid to you, unless you are a corporation or come within certain other exempt categories or you provide proof of a correct taxpayer identification number on IRS Form W-9, and otherwise comply with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

Tax Treatment of Non-U.S. Holders

The following summary is a general discussion of the material U.S. federal income tax consequences that may be relevant to you if you are a beneficial owner of the COMPASS who is a Non-U.S. Holder. A Non-U.S. Holder is a beneficial owner of a COMPASS that for U.S. federal income tax purposes is:

• a nonresident alien individual; • a foreign corporation; or • a foreign trust or estate.

Taxation of COMPASS. Any capital gain realized upon the sale, exchange, maturity or other taxable disposition of the COMPASS by you generally will not be subject to U.S. federal income tax if such gain is not effectively connected with a U.S. trade or business of yours and, if you are an individual, you are not present in the United States for 183 days or more in the taxable year of the disposition.

If you are a non-resident alien individual that is present in the United States for 183 days or more during the taxable year of the sale, exchange or other taxable disposition of a COMPASS and certain other conditions are satisfied, you would be subject to a 30% U.S. federal income tax in respect of gains realized from such sale, exchange or disposition. If you are a Non-U.S. Holder of the COMPASS that is engaged in a trade or business in the United States and if your income from the COMPASS is effectively connected with the conduct of such trade or business, then you generally should be subject to regular U.S. federal income tax on such income in the same manner as if you were a U.S. Holder, in which case you would be exempt from the withholding tax. You should consult your own tax advisors with respect to other U.S. tax consequences of the ownership and disposition of COMPASS, including the possible imposition of a 30% branch profits tax.

Estate Tax. If you are an individual who will be subject to U.S. federal estate tax only with respect to U.S. situs property (generally an individual who at death is neither a citizen nor a domiciliary of the United States) or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty benefit, a COMPASS may be treated as U.S. situs property for U.S. federal estate tax purposes. You are urged to consult your own tax advisors regarding the U.S. federal estate tax consequences of investing in the COMPASS.

Information Reporting and Backup Withholding. Information returns may be filed with the IRS in connection with amounts paid to you in respect of the COMPASS. You will be subject to backup withholding in respect of such amounts paid to you, unless you comply with certain certification procedures establishing that you are not a U.S. person for U.S. federal income tax purposes (e.g., by providing a completed IRS Form W-8BEN certifying, under penalties of perjury, that you are not a U.S. person) or otherwise establish an exemption. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS.

You should consult your own tax advisor in determining the tax consequences of an investment in the COMPASS, including the application of U.S. federal, state, local, foreign or other tax laws, and the possible effects of changes in federal or other tax laws.

For a description of certain restrictions on offers, sales and deliveries of the COMPASS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the COMPASS, see the section of this pricing supplement called “Description of the COMPASS—Supplemental Information Concerning Plan of Distribution.”

No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the COMPASS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. None of this pricing supplement, the accompanying prospectus supplement or prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The COMPASS may not be offered or sold to the public in Brazil. The COMPASS have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission). Accordingly, the COMPASS may not be offered or sold in the Federative Republic of Brazil (“Brazil”) except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

The COMPASS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the COMPASS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

No action has been taken to permit an offering of the COMPASS to the public in Hong Kong, as the COMPASS have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the COMPASS, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the COMPASS which are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

The COMPASS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

The Agent and each dealer represent and agree that they will not offer or sell the COMPASS nor will they make the COMPASS the subject of an invitation for subscription or purchase, nor will they circulate or distribute this pricing supplement, the accompanying prospectus supplement and prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the COMPASS, whether directly or indirectly, to persons in Singapore other than: (a) an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”)); (b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA; (c) a person who acquires the COMPASS for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or (d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

ANNEX A

DESCRIPTION OF UNDERLYING CONSTITUENTS

The Underlying Constituents	We have derived all information contained in this pricing supplement regarding the underlying constituents comprising the IAAA Index, including, without limitation, make-up, method of calculation and changes in their equity securities, Treasury securities and/or commodities, from publicly available sources and other sources we believe to be reliable. We make no representation or warranty as to the accuracy or completeness of such information.

The S&P Indices	The U.S. S&P indices moved to a float adjustment methodology in 2005 so that the indices reflect only those shares that are generally available to investors in the market rather than all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by other publicly traded companies, venture capital firms, private equity firms, strategic partners or leveraged buyout groups; government entities; or other control groups, such as a company’s own current or former officers, board members, founders, employee stock ownership plans or other investment vehicles controlled by the company or such other persons.

The S&P 500 (Total Return) Index	We have derived all information contained in this pricing supplement regarding the S&P 500 Index and S&P 500 (Total Return) Index, including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information. Such information reflects the policies of, and is subject to change by, S&P. The S&P 500 Index and the S&P 500 (Total Return) Index were developed by S&P and are calculated, maintained and published by S&P. We make no representation or warranty as to the accuracy or completeness of such information.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500,” “S&P 500 (Total Return)” and “500” are trademarks of The McGraw-Hill Companies, Inc. These marks have been licensed for use by us. The COMPASS are not sponsored, endorsed, sold or promoted by Standard & Poor’s and Standard & Poor’s makes no representation regarding the advisability of investing in the COMPASS.

The S&P 500 (Total Return) Index is a variant of the S&P 500 Index that takes into account the reinvestment of all dividends and premiums paid on the S&P 500 Index for a given time period.

The S&P 500 Index is published by S&P and is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate S&P 500 Market Value (as defined below) of the common stocks of 500 companies (the “S&P 500 Component Stocks”) as of a particular time as compared to the aggregate average S&P 500 Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. The “S&P 500 Market Value” of any S&P 500 Component Stock is the product of the market price per share and the number of the then outstanding shares of such S&P 500 Component Stock. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500 Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the S&P 500 Market Value and trading activity of the common stock of that company.

The S&P 500 Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500 Index reflects the total S&P 500 Market Value of all 500 S&P 500 Component Stocks relative to the S&P 500 Index’s base period of 1941-43 (the “S&P 500 Base Period”).

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total S&P 500 Market Value of the S&P 500 Component Stocks during the S&P 500 Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P 500 Index is computed by dividing the total S&P 500 Market Value of the S&P 500 Component Stocks by a number called the S&P 500 Index Divisor. By itself, the S&P 500 Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 500 Index, it is the only link to the original base period value of the S&P 500 Index. The S&P 500 Index Divisor keeps the Index comparable over time and is the manipulation point for all adjustments to the S&P 500 Index (“S&P 500 Index Maintenance”).

S&P 500 Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs.

To prevent the value of the Index from changing due to corporate actions, all corporate actions that affect the total S&P 500 Market Value of the S&P 500 Index require an S&P 500 Index Divisor adjustment. By adjusting the S&P 500 Index Divisor for the change in total S&P 500 Market Value, the value of the S&P 500 Index remains constant. This helps maintain the value of the S&P 500 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500 Index does not reflect the corporate actions of individual companies in the S&P 500 Index. All S&P 500 Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the S&P 500 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the Index and do not require S&P 500 Index Divisor adjustments.

The table below summarizes the types of S&P 500 Index maintenance adjustments and indicates whether or not an S&P 500 Index Divisor adjustment is required.

Type of Corporate Action	S&P Adjustment Factor	Divisor Adjustment Required
Stock split (i.e., 2x1)	Shares Outstanding times 2; Stock Price divided by 2	No

Share issuance (i.e., Change > 5%)	Shares Outstanding plus newly issued Shares	Yes

Share repurchase (i.e., Change > 5%)	Shares Outstanding minus Repurchased Shares	Yes

Special cash dividends	Share Price minus Special Dividend	Yes

Company change	Add new company Market Value minus old company Market Value	Yes

Rights offering	Price of parent company minus Price of Rights (Right Ratio)	Yes

Spin-offs	Price of parent company minus Price of Spin-off Co, (Share Exchange Ratio)	Yes

Stock splits and stock dividends do not affect the S&P 500 Index Divisor of the S&P 500 Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the S&P 500 Market Value of the S&P 500 Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the “ex-dividend date” (that is, when transactions in the stock on an organized securities exchange or trading system no longer carry the right to receive that dividend or distribution).

Each of the corporate events exemplified in the table requiring an adjustment to the S&P 500 Index Divisor has the effect of altering the S&P 500 Market Value of the

S&P 500 Component Stock and consequently of altering the aggregate S&P 500 Market Value of the S&P 500 Component Stocks (the “Post-Event Aggregate S&P 500 Market Value”). In order that the level of the S&P 500 Index (the “Pre-Event S&P 500 Index Value”) not be affected by the altered S&P 500 Market Value (whether increase or decrease) of the affected S&P 500 Component Stock, a new S&P 500 Index Divisor (“S&P 500 New Divisor”) is derived as follows:

A large part of the S&P 500 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500 Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500 Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the S&P 500 Index Divisor is adjusted to compensate for the net change in the total S&P 500 Market Value of the S&P 500 Index. In addition, any changes over 5% in the current common shares outstanding for the S&P 500 Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the S&P 500 Index Divisor.

To calculate the S&P 500 (Total Return) Index for a given time period, an indexed dividend for that time period is added to the closing S&P 500 Index value for that period. Then, this number is divided by the closing S&P 500 Index value at the beginning of the time period. The indexed dividend is an index number that represents the dividend distribution of the companies in the S&P 500 Index. It is calculated by adding the total daily dividends (based on the ex-dividend date) for all of the stocks in the Index for a given time period and then converting that sum to an indexed number by dividing it by the same S&P 500 Index Divisor that is used to calculate the actual S&P 500 Index.

The general formula to calculate the indexed dividend is:

The S&P 500 (Total Return) Index assumes the reinvestment of dividends on a daily basis. Monthly, quarterly and annual total return numbers for the S&P 500 Index are calculated by daily compounding of the reinvested dividends.

There are four different total return indexes for the S&P 500 Index: 1936, 1970, 1988 and the year-to-date. Each one uses a different base period. The 1936 and 1970 total return indexes were developed for historical use. In the 1936 total return index, dividends are assumed to have been reinvested quarterly from 1936 until 1988 and then daily beginning in 1988. In the 1970 total return index, dividends are assumed to have been reinvested monthly from 1970 until 1988 and then daily beginning in 1988. The 1988 total return index, which we refer to in this pricing supplement as the S&P 500 (Total Return) Index, is calculated based on daily reinvestment of dividends and uses January 1, 1988, as the base period. The year-to-date total return index is also calculated assuming daily reinvestment of dividends; however, the base period is the last day of the prior year.

The following table sets forth historical closing data for the S&P 500 (Total Return) Index for each quarter from January 1, 2001 through January 23, 2006. We obtained the historical closing data in this table through Bloomberg Financial Markets without independent verification. The past performance of the S&P 500 (Total Return) Index should not be taken as an indication of future performance.

The S&P 500 (Total Return) Index

	High	Low	Period End
2001
First Quarter	1913.12	1559.65	1619.54
Second Quarter	1836.02	1540.17	1714.32
Third Quarter	1731.53	1356.61	1462.69
Fourth Quarter	1649.00	1459.33	1618.98
2002
First Quarter	1655.44	1525.26	1623.43
Second Quarter	1622.23	1382.78	1405.93
Third Quarter	1405.20	1133.99	1163.04
Fourth Quarter	1343.47	1108.91	1261.18
2003
First Quarter	1336.25	1152.15	1221.46
Second Quarter	1462.48	1236.30	1409.48
Third Quarter	1509.47	1398.42	1446.77
Fourth Quarter	1622.94	1479.23	1622.94
2004
First Quarter	1693.76	1598.85	1650.42
Second Quarter	1686.24	1592.23	1678.83
Third Quarter	1668.39	1567.95	1647.48
Fourth Quarter	1801.98	1619.48	1799.55
2005
First Quarter	1825.70	1729.33	1760.89
Second Quarter	1822.35	1697.74	1784.99
Third Quarter	1868.06	1789.85	1849.33
Fourth Quarter	1923.44	1772.36	1887.93
2006
First Quarter (through January 23, 2006)	1958.56	1909.35	1912.91

Source: Bloomberg Financial Markets

The S&P MidCap 400 (Total Return) Index	We have derived all information contained in this pricing supplement regarding the S&P MidCap 400 Index and the S&P MidCap 400 (Total Return) Index, including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information. Such information reflects the policies of, and is subject to change by, S&P. The S&P MidCap 400 Index and S&P MidCap 400 (Total Return) Index were developed by S&P and are calculated, maintained and published by S&P. We make no representation or warranty as to the accuracy or completeness of such information.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s MidCap 400,” “S&P MidCap 400 (Total Return)” and “400” are trademarks of The McGraw-Hill Companies, Inc. These marks have been licensed for use by us. The COMPASS are not sponsored, endorsed, sold or promoted by Standard & Poor’s and Standard & Poor’s makes no representation regarding the advisability of investing in the COMPASS.

The S&P MidCap 400 (Total Return) Index is a variant of the S&P MidCap 400 Index that takes into account the reinvestment of all dividends and premiums paid on the S&P MidCap 400 Index for a given time period.

The S&P MidCap 400 Index is published by S&P and is intended to provide a provide a performance benchmark for the medium capitalization segment of the U.S. equity markets. It tracks the stock price movement of 400 companies with mid-sized market capitalizations, primarily ranging from $1 billion to $4 billion. The calculation of the value of the S&P MidCap 400 Index (discussed below in further detail) is based on the relative value of the aggregate S&P MidCap 400 Market Value (as defined below) of the common stocks of 400 companies (the “S&P MidCap 400 Component Stocks”) as of a particular time as compared to the aggregate average S&P MidCap 400 Market Value of the common stocks of 400 similar companies during the base period of June 28, 1991. The “S&P MidCap 400 Market Value” of any S&P MidCap 400 Component Stock is the product of the market price per share and the number of the then outstanding shares of such S&P MidCap 400 Component Stock. S&P chooses companies for inclusion in the S&P MidCap 400 Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the medium capitalization segment of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P MidCap 400 Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held and the S&P MidCap 400 Market Value and trading activity of the common stock of that company.

The S&P MidCap 400 Index is calculated using a base-weighted aggregate methodology: the level of the S&P MidCap 400 Index reflects the total S&P MidCap 400 Market Value of all 400 Component Stocks relative to the S&P MidCap 400 Index’s base period of June 28,

1991 (the “S&P MidCap 400 Base Period”). An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total S&P MidCap 400 Market Value of the S&P MidCap 400 Component Stocks during the S&P MidCap 400 Base Period has been set equal to an indexed value of 100. This is often indicated by the notation June 28, 1991=100. In practice, the daily calculation of the S&P MidCap 400 Index is computed by dividing the total S&P MidCap 400 Market Value of the S&P MidCap 400 Component Stocks by a number called the S&P MidCap 400 Index Divisor. By itself, the S&P MidCap 400 Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P MidCap 400 Index, it is the only link to the original base period value of the S&P MidCap 400 Index. The S&P MidCap 400 Index Divisor keeps the S&P MidCap 400 Index comparable over time and is the manipulation point for all adjustments to the S&P MidCap 400 Index (“S&P MidCap 400 Index Maintenance”).

S&P MidCap 400 Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs.

To prevent the value of the S&P MidCap 400 Index from changing due to corporate actions, all corporate actions that affect the total S&P MidCap 400 Market Value of the S&P MidCap 400 Index require an S&P MidCap 400 Index Divisor adjustment. By adjusting the S&P MidCap 400 Index Divisor for the change in total S&P MidCap 400 Market Value, the value of the S&P MidCap 400 Index remains constant. This helps maintain the value of the S&P MidCap 400 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P MidCap 400 Index does not reflect the corporate actions of individual companies in the S&P MidCap 400 Index. All S&P MidCap 400 Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the S&P MidCap 400 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P MidCap 400 Index and do not require S&P MidCap 400 Index Divisor adjustments.

The table below summarizes the types of S&P MidCap 400 Index maintenance adjustments and indicates whether or not an S&P MidCap 400 Index Divisor adjustment is required.

Type of Corporate Action	S&P Adjustment Factor	Divisor Adjustment Required
Stock split (i.e., 2x1)	Shares Outstanding times 2; Stock Price divided by 2	No

Share issuance (i.e., Change > 5%)	Shares Outstanding plus newly issued Shares	Yes
Share repurchase (i.e., Change > 5%)	Shares Outstanding minus Repurchased Shares	Yes
Special cash dividends	Share Price minus Special Dividend	Yes
Company change	Add new company Market Value minus old company Market Value	Yes
Rights offering	Price of parent company minus Price of Rights (Right Ratio)	Yes
Spin-offs	Price of parent company minus Price of Spin-off Co. (Share Exchange Ratio)	Yes

Stock splits and stock dividends do not affect the S&P MidCap 400 Index Divisor of the S&P MidCap 400 Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the S&P MidCap 400 Market Value of the S&P MidCap 400 Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-dividend date.

Each of the corporate events exemplified in the table requiring an adjustment to the S&P MidCap 400 Index Divisor has the effect of altering the S&P MidCap 400 Market Value of the S&P MidCap 400 Component Stock and consequently of altering the aggregate S&P MidCap 400 Market Value of the S&P MidCap 400 Component Stocks (the “Post-Event Aggregate S&P MidCap 400 Market Value”). In order that the level of the S&P MidCap 400 Index (the “Pre-Event S&P MidCap 400 Index Value”) not be affected by the altered S&P MidCap 400 Market Value (whether increase or decrease) of the affected S&P MidCap 400 Component Stock, a new S&P MidCap 400 Index Divisor (“S&P MidCap 400 New Divisor”) is derived as follows:

A large part of the S&P MidCap 400 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P MidCap 400 Index companies. Four times a year, on a Friday near the end of each calendar quarter, the share totals of companies in the S&P MidCap 400 Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the S&P MidCap 400 Index Divisor is adjusted to compensate for the net change in the total S&P MidCap 400 Market Value of the

S&P MidCap 400 Index. In addition, any changes over 5% in the current common shares outstanding for the S&P MidCap 400 Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the S&P MidCap 400 Index Divisor.

To calculate the S&P MidCap 400 (Total Return) Index for a given time period, an indexed dividend for that time period is added to the closing S&P MidCap 400 Index value for that period. Then this number is divided by the closing S&P MidCap 400 Index value at the beginning of the time period. The indexed dividend is an index number that represents the dividend distribution of the companies in the S&P MidCap 400 Index. It is calculated by adding the total daily dividends (based on the ex-dividend date) for all of the stocks in the S&P MidCap 400 Index for a given time period and then converting that sum to an indexed number by dividing it by the same S&P MidCap 400 Index Divisor that is used to calculate the actual S&P MidCap 400 Index.

The general formula to calculate the indexed dividend is:

S&P uses the ex-dividend date rather than the payment date to determine the total daily dividends for each day because the marketplace price adjustment for the dividend occurs on the ex-dividend date. Treatment of special dividends, such as stock dividends and extraordinary dividends, within the S&P MidCap 400 Index calculation, are decided on a case-by-case basis.

The S&P MidCap 400 (Total Return) Index assumes the reinvestment of dividends on a daily basis. Monthly, quarterly and annual total return numbers for the S&P MidCap 400 Index are calculated by daily compounding of the reinvested dividends.

The following table sets forth historical closing data for the S&P MidCap 400 (Total Return) Index for each quarter from January 1, 2001 through January 23, 2006. We obtained the historical closing data in this table from Bloomberg Financial Markets without independent verification. The past performance of the S&P MidCap 400 (Total Return) Index should not be taken as an indication of future performance.

The S&P MidCap 400 (Total Return) Index
	High	Low	Period End
2001
First Quarter	619.52	523.74	539.24
Second Quarter	642.35	508.51	610.20
Third Quarter	607.09	476.43	509.12
Fourth Quarter	608.02	499.97	600.70

2002
First Quarter	642.88	573.78	641.08
Second Quarter	652.22	569.77	581.41
Third Quarter	568.44	469.87	485.22
Fourth Quarter	537.96	444.22	513.52

2003
First Quarter	533.67	461.47	490.75
Second Quarter	590.84	493.18	577.26
Third Quarter	641.18	578.93	615.29
Fourth Quarter	700.61	628.60	696.43

2004
First Quarter	746.20	696.36	731.70
Second Quarter	747.71	681.86	738.81
Third Quarter	729.59	669.10	723.29
Fourth Quarter	812.68	711.15	811.23

2005
First Quarter	836.22	770.69	808.00
Second Quarter	852.48	769.74	842.45
Third Quarter	892.44	848.60	883.56
Fourth Quarter	926.98	829.33	913.09

2006
First Quarter (through January 23, 2006)	955.86	926.70	942.24

Source: Bloomberg Financial Markets

The S&P SmallCap 600 (Total Return) Index	We have derived all information contained in this pricing supplement regarding the S&P SmallCap 600 Index and the S&P SmallCap 600 (Total Return) Index, including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information. Such information reflects the policies of, and is subject to change by S&P. The S&P SmallCap 600 Index and the S&P SmallCap 600 (Total Return) Index were developed by S&P and are calculated, maintained and published by S&P. We make no representation or warranty as to the accuracy or completeness of such information.

“Standard & Poor’s®,” “S&P®,” “S&P 600®,” “Standard & Poor’s SmallCap 600,” “S&P SmallCap 600 (Total Return)” and “600” are trademarks of The McGraw-Hill Companies, Inc. These marks have been licensed for use by us. The COMPASS are not sponsored, endorsed, sold or promoted by Standard & Poor’s and Standard & Poor’s makes no representation regarding the advisability of investing in the COMPASS.

The S&P SmallCap 600 (Total Return) Index is a variant of the S&P SmallCap 600 Index that takes into account the reinvestment of all dividends and premiums paid on the S&P SmallCap 600 Index for a given time period.

The S&P SmallCap 600 Index is intended to provide a performance benchmark for the U.S. small-cap stock sector and covers approximately 3% of the domestic equities market across a variety of economic sectors and industry groups. The calculation of the value of the S&P SmallCap 600 Index (discussed below in further detail) is based on the relative value of the total S&P SmallCap 600 Market Value (as defined below) of the common stocks of 600 companies (the “S&P SmallCap 600 Component Stocks”) as of a particular time as compared to the total S&P SmallCap 600 Market Value of the common stocks of 600 similar companies as of December 31, 1993. The “S&P SmallCap 600 Market Value” of any S&P SmallCap 600 Component Stock is the product of the market price per share and the number of the then outstanding shares of such S&P SmallCap 600 Component Stock. The 600 companies are not the 600 smallest companies listed on the NYSE and not all 600 companies are listed on such exchange. The S&P SmallCap 600 Index is designed to be an efficient portfolio of companies that meet specific inclusion criteria to ensure that the index remains an accurate measure of small companies, reflecting the risk and return characteristics of the broader small-cap stock sector on an on-going basis. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P SmallCap 600 Index to achieve the objectives stated above. Companies added to the S&P SmallCap 600 Index must be U.S. companies, have a market cap within a range adjusted from time to time by S&P (currently between $300 million and $1 billion), be operating companies, meet certain earnings requirements, have a public float of at least 40% and contribute to the sector representation of the S&P 600 Index, in each case, as determined at the sole discretion of S&P. Companies may be removed because they substantially fail to meet one ore more of the inclusion criteria or because they are subject to mergers, acquisitions or other reorganizations and no longer meet the inclusion criteria.

The S&P SmallCap 600 Index is calculated using a base-weighted aggregate methodology: the level of the S&P SmallCap 600 Index reflects the total S&P SmallCap 600 Market Value of all 600 S&P SmallCap 600 Component Stocks relative to the S&P SmallCap 600 Index’s total S&P SmallCap 600 Market Value at December 31, 1993 (the “S&P SmallCap 600 Base Period”).

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total S&P SmallCap 600 Market Value of the S&P SmallCap 600 Component Stocks during the S&P SmallCap 600 Base Period has been set equal to an indexed value of 100. This is often indicated by the notation December 31, 1993=100. In practice, the daily calculation of the S&P SmallCap 600 Index is computed by dividing the total S&P SmallCap 600 Market Value of the S&P SmallCap 600 Component Stocks by a number called the “S&P SmallCap 600 Index Divisor.” By itself, the S&P SmallCap 600 Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P SmallCap 600 Index, it is the only link to the original base period value of the S&P SmallCap 600 Index. The S&P SmallCap 600 Index Divisor keeps the S&P SmallCap 600 Index comparable over time and is the manipulation point for all adjustments to the S&P SmallCap 600 Index (“S&P SmallCap 600 Index Maintenance”).

S&P SmallCap 600 Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs.

To prevent the value of the S&P SmallCap 600 Index from changing due to corporate actions, all corporate actions that affect the total S&P SmallCap 600 Market Value of the S&P SmallCap 600 Index require an S&P SmallCap 600 Index Divisor adjustment. By adjusting the S&P SmallCap 600 Index Divisor for the change in total S&P SmallCap 600 Market Value, the value of the S&P SmallCap 600 Index remains constant. This helps maintain the value of the S&P SmallCap 600 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P SmallCap 600 Index does not reflect the corporate actions of individual companies in the S&P SmallCap 600 Index. All S&P SmallCap 600 Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the S&P SmallCap 600 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P SmallCap 600 Index and do not require S&P SmallCap 600 Index Divisor adjustments.

The table below summarizes the types of S&P SmallCap 600 Index maintenance adjustments and indicates whether or not an S&P SmallCap 600 Index Divisor adjustment is required.

Type of Corporate Action	S&P Adjustment Factor	Divisor Adjustment Required
Stock split (i.e., 2x1)	Shares Outstanding times 2;	No
Stock Price divided by 2

Share issuance (i.e., Change > 5%)	Shares Outstanding plus newly issued Shares	Yes

Share repurchase (i.e., Change > 5%)	Shares Outstanding minus Repurchased Shares	Yes

Special cash dividends	Share Price minus Special Dividend	Yes

Company change	Add new company Market Value minus old company Market Value	Yes

Type of Corporate Action	S&P Adjustment Factor	Divisor Adjustment Required

Rights offering	Price of parent company minus Price of Rights (Right Ratio)	Yes

Spin-offs	Price of parent company minus Price of Spin-off Co, (Share Exchange Ratio)	Yes

Each of the corporate events exemplified in the table requiring an adjustment to the S&P SmallCap 600 Index Divisor has the effect of altering the S&P SmallCap 600 Market Value of the S&P SmallCap 600 Component Stock and consequently of altering the total S&P SmallCap 600 Market Value of the S&P SmallCap 600 Component Stocks (the “Post-Event Total S&P SmallCap 600 Market Value”). In order that the level of the S&P SmallCap 600 Index (the “Pre-Event S&P SmallCap 600 Index Value”) not be affected by the altered S&P SmallCap 600 Market Value (whether increase or decrease) of the affected S&P SmallCap 600 Component Stock, a new S&P SmallCap 600 Index Divisor (“S&P SmallCap 600 New Divisor”) is derived as follows:

A large part of the S&P SmallCap 600 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P SmallCap 600 Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P SmallCap 600 Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the S&P SmallCap 600 Index Divisor is adjusted to compensate for the net change in the total S&P SmallCap 600 Market Value of the S&P SmallCap 600 Index. In addition, any changes over 5% in the current common shares outstanding for the S&P SmallCap 600 Index companies are carefully reviewed, and when appropriate, an immediate adjustment is made to the S&P SmallCap 600 Index Divisor.

To calculate the S&P SmallCap 600 (Total Return) Index for a given time period, an indexed dividend for that time period is added to the closing S&P SmallCap 600 Index value for that period. Then this number is divided by the closing S&P SmallCap 600 Index value at the beginning of the time period. The indexed dividend is an index number that represents the dividend distribution of the companies in the S&P SmallCap 600 Index. It is calculated by adding the total daily dividends (based on the ex-dividend date) for all of the stocks in the Index for a given time period and then converting that sum to an indexed number by dividing it by the same S&P SmallCap 600 Index Divisor that is used to calculate the actual S&P SmallCap 600 Index.

The general formula to calculate the indexed dividend is:

S&P uses the ex-dividend date rather than the payment date to determine the total daily dividends for each day because the marketplace price adjustment for the dividend occurs on the ex-dividend date. Treatment of special dividends, such as stock dividends and extraordinary dividends, within the S&P SmallCap 600 Index calculation, are decided on a case-by-case basis.

The S&P SmallCap 600 (Total Return) Index assumes the reinvestment of dividends on a daily basis. Monthly, quarterly and annual total return numbers for the S&P SmallCap 600 Index are calculated by daily compounding of the reinvested dividends.

The following table sets forth historical closing data for the S&P SmallCap 600 (Total Return) Index for each quarter from January 1, 2001 through January 23, 2006. We obtained the historical closing data in this table from Bloomberg Financial Markets without independent verification. The past performance of the S&P SmallCap 600 (Total Return) Index should not be taken as an indication of future performance.

The S&P SmallCap 600 (Total Return) Index
	High	Low	Period End
2001
First Quarter	247.95	210.60	218.50
Second Quarter	252.87	205.80	248.43
Third Quarter	245.54	193.89	206.44
Fourth Quarter	251.33	202.21	249.15
2002
First Quarter	266.91	238.37	266.51
Second Quarter	277.20	243.15	249.11
Third Quarter	242.96	195.70	202.74
Fourth Quarter	223.20	184.29	212.70
2003
First Quarter	219.79	188.17	200.38
Second Quarter	243.95	202.20	240.19
Third Quarter	272.86	240.83	257.20
Fourth Quarter	300.04	263.73	295.20
2004
First Quarter	317.06	295.69	313.57
Second Quarter	324.87	290.29	324.87
Third Quarter	322.08	289.14	320.41
Fourth Quarter	362.84	315.21	362.07

	High	Low	Period End
2005
First Quarter	371.15	341.22	354.59
Second Quarter	371.99	332.55	368.56
Third Quarter	396.24	370.64	388.38
Fourth Quarter	401.64	362.72	389.88
2006
First Quarter (through January 23, 2006)	411.20	395.83	406.22

Source: Bloomberg Financial Markets

The MSCI EAFE Net Dividends Reinvested Index	We have derived all information contained in this pricing supplement regarding the MSCI EAFE Net Dividends Reinvested Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.

“EAFE” is a trademark of Morgan Stanley Capital International Inc. (“MSCI”) or its affiliates and has been licensed for use for certain purposes by Morgan Stanley. The COMPASS have not been passed on by MSCI as to their legality or suitability, and are not issued, sponsored, endorsed, sold or promoted by MSCI. Neither MSCI, any of its affiliates (save Morgan Stanley, being an affiliate of MSCI) nor any other person involved in, or related to, making or compiling any MSCI index, makes any warranties or bears any liability with respect to the COMPASS. Neither MSCI, any of its affiliates (save Morgan Stanley, being an affiliate of MSCI) nor any other person involved in, or related to, making or compiling any MSCI index, has any responsibility for or participates in the management or sale of the COMPASS. This pricing supplement contains a more detailed description of the limited relationship MSCI has with Morgan Stanley and the COMPASS. The foregoing in no way modifies or limits any disclaimers or limitations of liability that the issuer may make to prospective or actual purchasers or holders of the COMPASS.

No purchaser, seller or holder of the COMPASS, or any other person or entity, should use or refer to MSCI’s trade name, trademark or servicemark rights to the designations Morgan Stanley Capital International or MSCI® in any manner of endorsement without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

The MSCI EAFE Net Dividends Reinvested Index is a stock index calculated, published and disseminated daily by MSCI, a majority-owned subsidiary of Morgan Stanley, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited. See “—Affiliation of MSCI, MS & Co. and Morgan Stanley” below. Neither MSCI nor Morgan Stanley has any obligation to continue to calculate and publish, and may discontinue calculation and publication of the MSCI EAFE Net Dividends Reinvested Index.

The MSCI EAFE Net Dividends Reinvested Index is intended to provide performance benchmarks for the developed equity markets in Australia and New Zealand and in Europe and Asia, which are Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. It is a variant of the MSCI EAFE Index, which takes into account the reinvestment of all dividends and premiums paid on the MSCI EAFE Index for a given period of time.

MSCI EAFE Index Calculation

The performance of the MSCI EAFE Index is a free float weighted average of the U.S. dollar values of all of the equity securities (the “MSCI EAFE Component Securities”) constituting the MSCI indexes for the 21 selected countries (the “MSCI EAFE Component Country Indices”). Each MSCI EAFE Component Country Index is a sampling of equity securities across industry groups in such country’s equity markets. See “—Maintenance of the MSCI EAFE Index and the MSCI EAFE Component Country Indices” below.

Prices used to calculate the MSCI EAFE Component Securities are the official exchange closing prices or prices accepted as such in the relevant market. In general, all prices are taken from the main stock exchange in each market. Closing prices are converted into U.S. dollars using the closing exchange rates calculated by The WM Company at 5 p.m. Central Europe Time. The U.S. dollar value of the MSCI EAFE Index is calculated based on the free float-adjusted market capitalization in U.S. dollars of the MSCI EAFE Component Securities. The MSCI EAFE Index was launched on December 31, 1969 at an initial value of 100.

Maintenance of the MSCI EAFE Index and the MSCI EAFE Component Country Indices

To maintain the representativeness of the MSCI EAFE Index, structural changes to the MSCI EAFE Index as a whole may be made by adding or deleting MSCI EAFE Component Country Indices and the related MSCI EAFE Component Securities. Currently, such changes in the MSCI EAFE Index may only be made on four dates throughout the year: after the last scheduled MSCI EAFE Index close of each February, May, August and November.

MSCI may add additional MSCI EAFE Component Country Indices to the MSCI EAFE Index or subtract one or more of its current MSCI EAFE Component Country Indices prior to the expiration of the Securities. Any such adjustments are made to the MSCI EAFE Index so that the value of the MSCI EAFE Index at the effective date of such change is the same as it was immediately prior to such change.

Each MSCI EAFE Component Country Index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets. In maintaining each MSCI EAFE

Component Country Index, emphasis is also placed on its continuity and on minimizing turnover in the MSCI EAFE Index.

MSCI classifies index maintenance in three broad categories. The first consists of ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the indices in which they occur. The second category consists of quarterly index reviews, aimed at promptly reflecting other significant market events. The third category consists of full MSCI EAFE Component Country Index reviews that systematically re-assess the various dimensions of the equity universe for all countries simultaneously and are conducted on a fixed annual timetable.

Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes are reflected in the indices at the time of the event. All changes resulting from corporate events are announced prior to their implementation, provided all necessary information on the event is available.

The quarterly index review process is designed to ensure that the indices continue to be an accurate reflection of evolving equity markets. This goal is achieved by rapidly reflecting significant market driven changes that were not captured in the MSCI EAFE Index at the time of their actual occurrence and that should not wait until the annual full MSCI EAFE Component Country Index review due to their importance. These quarterly index reviews may result in additions and deletions of MSCI EAFE Component Securities from a MSCI EAFE Component Country Index and changes in “foreign inclusion factors” and in number of shares. Additions and deletions to MSCI EAFE Component Securities may result from: the addition or deletion of securities due to the significant over- or under-representation of one or more industry groups as a result of mergers, acquisitions, restructurings or other major market events affecting the industry group; the addition or deletion of securities resulting from changes in industry classification, significant increases or decreases in free float or relaxation/removal or decreases of foreign ownership limits not implemented immediately; the additions of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; the replacement of securities resulting from the review of price source for MSCI EAFE Component Securities with both domestic and foreign board quotations; and the addition or deletion of securities as a result of other market events.

Significant changes in free float estimates and corresponding changes in the foreign inclusion factor for MSCI EAFE Component Securities may result from: large market transactions involving strategic shareholders that are publicly announced; secondary offerings that, given lack of sufficient notice, were not reflected immediately; increases in foreign ownership limits; decreases in foreign ownership limits not applied earlier; corrections resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa; updates to foreign inclusion factors following the public disclosure of new shareholder structures for companies involved in mergers, acquisitions or spin-offs, where different from MSCI’s pro forma free float estimate at the time of the event; large conversions of exchangeable bonds and other similar securities into already existing shares; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and changes in the foreign inclusion factor as a result of other events of similar nature. Changes in the number of shares are generally small and result from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments or share buybacks. The implementation of changes resulting from quarterly index reviews occurs on only three dates throughout the year: as of the close of the last business day of February, August and November. The results of the quarterly index reviews are announced at least two weeks prior to their implementation. Any country may be impacted at the quarterly index review.

The annual full MSCI EAFE Component Country Index review includes a reappraisal of the free float-adjusted industry group representation within a country relative to the 85% target, a detailed review of the shareholder information used to estimate free float for MSCI EAFE Component Securities and non-MSCI EAFE Component Securities, updating the minimum size guidelines for new and existing MSCI EAFE Component Securities, as well as changes typically considered for quarterly index reviews. During a full MSCI EAFE Component Country Index review, securities may be added or deleted from a MSCI EAFE Component Country Index for a range of reasons, including the reasons discussed in the preceding sentence and the reasons for MSCI EAFE Component Securities changes during quarterly index reviews as discussed above. The results of the annual full MSCI EAFE Component Country Index reviews are announced at least two weeks in advance of their effective implementation date as of the close of the last business day in May.

Index maintenance also includes monitoring and completing the adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs. Index maintenance of the MSCI EAFE Component Country Indices is reflected in the MSCI EAFE Index.

Selection of MSCI EAFE Component Securities and Calculating and Adjusting for Free Float

The selection of the MSCI EAFE Component Securities for each MSCI EAFE Component Country Index is based on the following guidelines:

(i) Define the universe of listed securities within each country;

(ii) Adjust the total market capitalization for each security for its respective free float available to foreign investors;

(iii) Classify securities into industry groups under the Global Industry Classification Standard (GICS); and

(iv) Select securities for inclusion according to MSCI’s index construction rules and guidelines.

To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors. In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.

MSCI will then derive a “foreign inclusion factor” for the company that reflects the percentage of the total number of shares of the company that are not subject to strategic shareholdings and/or foreign shareholder ownership or investment limits. MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s foreign inclusion factor. Typically, securities with a free float adjustment ratio of .15 or less will not be eligible for inclusion in MSCI’s indices.

Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.

These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

The MSCI EAFE Index is Subject to Currency Exchange Risk

Because the closing prices of the MSCI EAFE Component Securities are converted into U.S. dollars for purposes of calculating the value of the MSCI EAFE Index, investors in the Securities will be exposed to currency exchange rate risk with respect to each of the currencies in which the MSCI EAFE Component Securities trade. Exposure to currency changes will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the MSCI EAFE Component Securities in the MSCI EAFE Index denominated in each such currency. The devaluation of the U.S. dollar against the currencies in which the MSCI EAFE Component Securities trade will result in an increase in the value of the MSCI EAFE Index. Conversely, if the U.S. dollar strengthens against such currencies, the value of the MSCI EAFE Index will be adversely affected. Fluctuations in currency exchange rates can have a continuing impact on the value of the MSCI EAFE Index, and any negative currency impact on the MSCI EAFE Index may significantly decrease the value of the COMPASS. The return on an index composed of the MSCI EAFE Component Securities where the closing price is not converted into U.S. dollars can be significantly different than the return on the

MSCI EAFE Index, which is converted into U.S. dollars.

Affiliation of MSCI, MS & Co. and Morgan Stanley

Each of MSCI and MS & Co. is a majority-owned subsidiary of Morgan Stanley. MSCI is responsible for the MSCI EAFE Index and the guidelines and policies governing its composition and calculation. Although judgments, policies and determinations concerning the MSCI EAFE Index are made solely by MSCI, Morgan Stanley, as the parent company of MSCI, is ultimately responsible for MSCI. MSCI® is a registered trademark and servicemark of MSCI.

BECAUSE EACH OF MSCI AND MS & CO. IS A SUBSIDIARY OF MORGAN STANLEY, THE ECONOMIC INTERESTS OF MSCI AND MS & CO. MAY BE ADVERSE TO THE INVESTORS IN THE SECURITIES, INCLUDING WITH RESPECT TO CERTAIN DETERMINATIONS AND JUDGMENTS MADE IN DETERMINING THE MSCI EAFE INDEX. THE POLICIES AND JUDGMENTS FOR WHICH MSCI IS RESPONSIBLE CONCERNING ADDITIONS, DELETIONS AND SUBSTITUTIONS OF THE MSCI EAFE COMPONENT COUNTRY INDICES AND CORRESPONDING MSCI EAFE COMPONENT SECURITIES COMPRISING THE MSCI EAFE INDEX AND THE MANNER IN WHICH CERTAIN CHANGES AFFECTING SUCH MSCI EAFE COMPONENT SECURITIES ARE TAKEN INTO ACCOUNT MAY AFFECT THE VALUE OF THE MSCI EAFE INDEX. FURTHERMORE, THE POLICIES AND JUDGMENTS FOR WHICH MSCI IS RESPONSIBLE WITH RESPECT TO THE CALCULATION OF THE MSCI EAFE INDEX, INCLUDING, WITHOUT LIMITATION, THE SELECTION OF THE FOREIGN EXCHANGE RATES USED FOR THE PURPOSE OF ESTABLISHING THE DAILY PRICES OF THE MSCI EAFE COMPONENT SECURITIES, COULD ALSO AFFECT THE VALUE OF THE MSCI EAFE INDEX. IT IS ALSO POSSIBLE THAT MSCI MAY DISCONTINUE OR SUSPEND CALCULATION OR DISSEMINATION OF THE MSCI EAFE INDEX AND THAT, CONSEQUENTLY, MS & CO., AS CALCULATION AGENT, ALSO AN AFFILIATE OF MORGAN STANLEY, WOULD HAVE TO SELECT A SUCCESSOR OR SUBSTITUTE INDEX FROM WHICH TO CALCULATE THE FINAL AVERAGE INDEX VALUE. ANY SUCH ACTIONS OR JUDGMENTS COULD ADVERSELY AFFECT THE VALUE OF THE SECURITIES.

MSCI maintains policies and procedures regarding the handling and use of confidential proprietary information, and those policies and procedures will be in effect throughout the term of the Securities to restrict the use of information relating to the calculation of the MSCI EAFE Index prior to its dissemination.

It is also possible that any advisory services that our affiliates provide in the course of any business with the issuers of the MSCI EAFE Component Securities could lead to actions on the part of such underlying issuers that might adversely affect the value of the MSCI EAFE Index.

Dividends on Component Securities are reinvested in the MSCI EAFE Net Dividends Reinvested Index the day the Component Security is quoted ex-dividend.

The dividend is reinvested after deduction of withholding tax, applying the rate applicable to non-resident individuals who do not benefit from double taxation treaties. MSCI uses withholding tax rates applicable to Luxembourg holding companies.

The amount of an announced dividend is re-invested on the day the Component Security is quoted ex-dividend on its principal exchange (where its price is taken from). For Component Securities trading on more than one exchange, MSCI uses the ex-dividend date at the exchange from which MSCI sources the security’s price.

MSCI reinvests dividends in the MSCI EAFE Net Dividends Reinvested Index if, on the day prior to the ex-dividend date, the impact on the price is less than 5%. If the impact is greater than 5%, a price adjustment is made.

The following table sets forth historical closing data for the MSCI EAFE Net Dividends Reinvested Index for each quarter from January 1, 2001 through January 23, 2006. We obtained the historical closing data in this table from Bloomberg Financial Markets without independent verification. The past performance of the MSCI EAFE Net Dividends Reinvested Index should not be taken as an indication of future performance.

The MSCI EAFE Net Dividends Reinvested Index

	High	Low	Period End
2001
First Quarter	2873.98	2351.42	2474.57
Second Quarter	2679.33	2424.08	2448.71
Third Quarter	2469.30	1937.73	2105.89
Fourth Quarter	2298.93	2089.33	2252.75
2002
First Quarter	2306.55	2068.53	2264.21
Second Quarter	2341.99	2118.74	2216.21
Third Quarter	2226.89	1746.38	1778.87
Fourth Quarter	1963.14	1700.56	1893.66
2003
First Quarter	1956.62	1643.48	1738.13
Second Quarter	2170.27	1754.24	2073.04
Third Quarter	2309.77	2070.05	2241.53
Fourth Quarter	2624.35	2284.21	2624.35
2004
First Quarter	2782.65	2626.34	2738.22
Second Quarter	2786.53	2524.49	2744.11
Third Quarter	2744.96	2606.93	2736.48
Fourth Quarter	3155.70	2761.00	3155.70

	High	Low	Period End
2005
First Quarter	3274.42	3045.59	3150.47
Second Quarter	3182.98	3034.35	3118.73
Third Quarter	3442.34	3069.86	3442.34
Fourth Quarter	3616.84	3262.68	3582.84
2006
First Quarter (through January 23, 2006)	3766.39	3591.46	3697.93
Source: Bloomberg Financial Markets

Licensing Information

THE COMPASS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MORGAN STANLEY CAPITAL INTERNATIONAL INC. (“MSCI”), ANY AFFILIATE OF MSCI (SAVE THE ISSUER, BEING AN AFFILIATE OF MSCI) OR ANY OTHER PERSON INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICEMARKS OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY MORGAN STANLEY. NO MSCI PARTY MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THIS FINANCIAL PRODUCT OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THE COMPASS PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICEMARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE COMPASS OR THE ISSUER OR OWNER OF THE COMPASS. NO MSCI PARTY HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THIS FINANCIAL PRODUCT INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NO MSCI PARTY IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF COMPASS TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE COMPASS ARE REDEEMABLE FOR CASH. NO MSCI PARTY HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THE COMPASS IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE COMPASS.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NO MSCI PARTY WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NO MSCI PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUERS OF THE COMPASS, OWNERS OF THE COMPASS, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NO MSCI PARTY SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NO MSCI PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND EACH MSCI PARTY HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY MSCI PARTY HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Lehman Brothers 20+ Year Treasury Index

The Treasury 20+ Year Treasury Index includes public obligations of the U.S. Treasury that have remaining maturities of 20 years or more. Issues must have at least $250 million par amount outstanding and be rated investment grade (Baa3/BBB- or higher) using the middle rating of Moody’s Investors Service, Inc., Standard and Poors and Fitch Ratings, Ltd. Treasury bills are excluded from the index by the maturity constraint. In addition, certain special issues, such as flower bonds, targeted investor notes, and state and local government series bonds, are excluded. Coupon issues that have been stripped are reflected in the index based on the underlying coupon issue rather than in stripped form. Thus, STRIPS are excluded from the index because their inclusion would result in double-counting. If the U.S. Treasury were to issue new original-issue discount securities (e.g., zero coupon bonds), these would be eligible for the index.

Licensing Information

Lehman Brothers Inc. and Morgan Stanley have entered into a 12-month renewable non-transferable non-exclusive license agreement providing for the license to Morgan Stanley of the right to use the Lehman Brothers 20+ Year Treasury Index and the Lehman Brothers 3-Month Treasury Bill Index (together, the “Approved Indices”) as Underlying Constituents of the IAAA Index and the Lehman names and the names of the Approved Indices in connection with the marketing and promotion of the COMPASS and in connection with making this disclosure.

The license agreement between Lehman Brothers Inc. and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

The COMPASS are not sponsored, endorsed, sold or promoted by Lehman. Lehman makes no representation or warranty, express or implied, to the owners of the COMPASS or any member of the public regarding the advisability of investing in securities generally or in the COMPASS particularly or the ability of the Lehman Indices, including without limitation, the Approved Indices, to track general bond market performance. Lehman’s only relationship to Morgan Stanley is the licensing of the Approved Indices, which are determined, composed and calculated by Lehman without regard to Morgan Stanley or the COMPASS. Lehman has no obligation to take the needs of Morgan Stanley or the owners of the COMPASS into consideration in determining, composing or calculating the Approved Indices. Lehman is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the COMPASS to be issued or in the determination or calculation of the equation by which the COMPASS are to be converted into cash. Lehman has no obligation or liability in connection with the administration, marketing or trading of the COMPASS.

LEHMAN BROTHERS DOES NOT GUARANTEE THE QUALITY, ACCURACY AND/OR THE COMPLETENESS OF THE LEHMAN INDICES, OR ANY DATA INCLUDED THEREIN, OR OTHERWISE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE LEHMAN INDICES, INCLUDING WITHOUT LIMITATION, THE APPROVED INDICES, IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. LEHMAN MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OF FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDICES, INCLUDING WITHOUT LIMITATION, THE APPROVED INDICES, OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL LEHMAN HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The GSCI® Total Return Index	The GSCI® Total Return Index is a variant of the Goldman Sachs Commodity Index, that takes into account the Contract Daily Return (as defined below) and the Treasury Bill return for a given time period.

The Goldman Sachs Commodity Index (“GSCI”) is designed as a benchmark for investment in the commodity markets and as a measure of commodity market performance over time. It is also designed as a “tradable” index that is readily accessible to market participants. In order to accomplish these objectives, the GSCI is calculated primarily on a world production-weighted basis and comprises the principal physical commodities that are the subject of active, liquid futures markets. There is no limit on the number of contracts that may be included in the GSCI; any contract that satisfies the eligibility criteria and the other conditions specified in the GSCI Manual will be included. This feature enhances the suitability of the GSCI as a benchmark for commodity market performance and to reflect general levels of price movements and inflation in the world economy.

The GSCI is a proprietary index that Goldman, Sachs & Co. (“Goldman Sachs”) developed and calculates. As part of its investment banking operations, Goldman Sachs, both directly and indirectly through its affiliates, in futures market brokerage, financial futures trading and hedging, dealing in foreign exchange and other activities. J. Aron & Co., an affiliate of Goldman Sachs, trades as principal in foreign exchange, crude oil and petroleum products, natural gas, electricity and in gold, silver, platinum group and base metals and in related derivative instruments.

Goldman Sachs has established a policy committee to assist it in connection with the operation of the GSCI (the “Policy Committee”). The Policy Committee meets on an annual basis and at other times at the request of Goldman Sachs. The principal purpose of the Policy Committee is to advise Goldman Sachs with respect to, among other things, the calculation of the GSCI, the effectiveness of the GSCI as a measure of commodity futures market performance and the need for changes in the composition or methodology of the GSCI. The Policy Committee acts solely in an advisory and consultative capacity; Goldman Sachs makes all decisions with respect to the composition, calculation and operation of the GSCI. Certain of the members of the Policy Committee may be affiliated with clients of Goldman Sachs. Also, certain of the members of the Policy Committee may be affiliated with entities which from time to time may be invested in the GSCI, either through transactions in the Contracts included in the GSCI, futures contracts on the GSCI or derivative products linked to the GSCI.

The Policy Committee meets on a regular basis once during each GSCI Year (as defined below). Prior to the meeting, Goldman Sachs determines the commodities and contracts to be included in the GSCI for the next year, as well as the Contract Production Weight for each such contract. The proposed composition of the GSCI is then circulated to the Policy Committee members in advance of the meeting and is presented and discussed at the meeting. The Policy Committee is also consulted on any other significant matters with respect to the calculation or operation of the GSCI and may, if necessary or practicable, meet at other times during the year as issues arise that warrant Policy Committee consideration.

Definitions

“Active Contract” — A liquid, actively traded Contract Expiration with respect to a Designated Contract, as defined or identified by the relevant Trading Facility or, if no such definition or identification is provided by the Trading Facility, as defined by standard custom and practice in the industry.

“Annual Calculation Period” — The 12-month period ending on August 31 of the calendar year immediately preceding the GSCI Year for which the composition of the GSCI is being determined, provided that, if not all of the necessary data are reasonably available at the time of the annual determination of the composition and weight of the GSCI, the Annual Calculation Period will be the most recent 12-month period for which such data are available, as determined by Goldman Sachs.

“Annual Observation Period” — With respect to each Annual Calculation Period, each of the three 12-month periods consisting of the Annual Calculation Period and the two 12-month periods immediately preceding.

“Contract Daily Return” or “CDR” — On any given GSCI Business Day, the amount determined by dividing the Total Dollar Weight Obtained on such Day by the Total Dollar Weight Invested on the immediately preceding GSCI Business Day, minus one, reflecting the percentage change in the Total Dollar Weight of the GSCI.

“Contract Expiration” — A date or term specified by the Trading Facility on or through which a Contract is traded as the date or term on, during or after which such Contract will expire, or delivery or settlement will occur. The contract expiration may, but is not required to, be a particular contract month.

“Contract Roll Weight” or “CRW” — With respect to the calculation of the GSCI on any given GSCI Business Day other than during a Roll Period, and for each Designated Contract Expiration, a factor of 1.0 if such Designated Contract Expiration is the First Nearby Contract Expiration and zero for all other Designated Contract Expirations. During a Roll Period, the Contract Roll Weight for the First Nearby Contract Expiration or the Roll Contract Expiration will be 1.0, 0.8, 0.6, 0.4, 0.2, or zero, depending on the portion of the First Nearby Contract Expiration that has been rolled into the Roll Contract Expiration, and will be zero for all other Designated Contract Expirations.

“Designated Contract” — A particular Contract included in the GSCI for a given GSCI Period.

“Designated Contract Expiration” — A Contract Expiration with respect to a Designated Contract that has been designated by Goldman Sachs, in consultation with the Policy Committee, for inclusion in the GSCI.

“Dollar Weight” — On any given GSCI Business Day and with respect to any Designated Contract, the product of the following with respect to each of the First Nearby Contract Expiration and the Roll Contract Expiration of such Contract: (i) the CPW of such Contract, times (ii) the Daily Contract Reference Price for the appropriate Contract Expiration or Expirations (the First Nearby Contract Expiration or the Roll Contract Expiration) on such day, times (iii) the Contract Roll Weight of the appropriate Contract Expiration.

“Eligible GSCI TR-Indexed Security” — Any security that, on any GSCI Business Day, satisfies all of the following requirements, in the reasonable judgment of Goldman Sachs: (i) the security is issued and outstanding and is not held by Goldman Sachs or its affiliates in a principal capacity (with the exception of securities issued by third parties and held by Goldman Sachs or its affiliates for investment purposes); (ii) the security is a zero-coupon, U.S. dollar denominated security that is publicly traded pursuant to an effective registration statement filed under the U.S. Securities Act of 1933 or any comparable laws or regulations of a non-U.S. jurisdiction, or is traded pursuant to Rule 144A of the U.S. Securities and Exchange Commission or any comparable laws or regulations of a non-U.S. jurisdiction; (iii) the payment required to be made by the issuer under the terms of the security at maturity is linked to the change in the value of the GSCI TR on a one-to-one basis (without taking into consideration any fees associated with the management of the GSCI TR-linked payment); and (iv) the security has been issued and/or underwritten by Goldman Sachs or an affiliate and Goldman Sachs or an affiliate acts as a market-maker with respect to such security. In addition, a security meeting the foregoing criteria will qualify as an Eligible GSCI TR-Indexed Security for so long as and to the extent that the final GSCI TR price on which the payment amount of such security is based remains undetermined.

“Eligible Portfolio” — On any GSCI Business Day, a portfolio consisting of all of the Eligible GSCI TR-Indexed Securities as of the close of the previous GSCI Business Day.

“Eligible Security Price” or “ESP” — For any GSCI Business Day, the value of each Eligible GSCI TR-Indexed Security shall be equal to the mean of bids and offers posted by Goldman Sachs for such security on the relevant page of Reuters or Bloomberg, or otherwise made available to market participants by Goldman Sachs as of the GSCI Settlement Time.

“FIA Reports” — The “Monthly Volume Report” and the “International Report” published by the Futures Industry Association.

“First Nearby Contract Expiration” — In connection with the calculation of the GSCI on any given GSCI Business Day, the first available Designated Contract Expiration (after the date or term on or during which the calculation is made), provided that the Roll Period with respect to such Designated Contract Expiration has not yet been completed. After the completion of the Roll Period with respect to a Designated Contract, the Designated Contract Expiration that was the Roll Contract Expiration becomes the First Nearby Contract Expiration. Notwithstanding the foregoing, with respect to any Designated Contract the last trading day of which may occur on or before the eleventh GSCI Business Day of the month, the First Nearby Contract Expiration shall mean the second available Designated Contract Expiration (after the date or term on or during which the calculation is made) subject to adjustment for the Roll Period as set forth in the immediately preceding two sentences.

“GSCI” — The Goldman Sachs Commodity Index, known under the proprietary name “GSCI”.

“GSCI Business Day” — A day on which the offices of Goldman Sachs in New York are open for business.

“GSCI CME Futures Contracts” — The futures contracts on the GSFPI, which are listed for trading on the CME.

“GSCI Commodity” — A commodity or group of commodities, which, based on such factors as physical characteristics, trading, production, use or pricing, is determined by Goldman Sachs, in consultation with the Policy Committee, to be sufficiently related to constitute a single commodity and on which there are one or more Contracts.

“GSCI ER” — The GSCI Excess Return Index, which is the accretion of the Contract Daily Return, indexed to a normalized value of 100 as of January 2, 1970.

“GSCI Period” — The period beginning on the fifth GSCI Business Day of the calendar month in which new CPWs first become effective, and ending on the GSCI Business Day immediately preceding the first day of the next following GSCI Period.

“GSCI Settlement Time” — The time of day on each GSCI Business Day as of which the daily calculation of the GSCI for such GSCI Business Day will be made. The GSCI Settlement Time is currently between 4:00 and 6:00, New York time.

“GSCI TR” — The GSCI Total Return Index, which incorporates the returns of the GSCI ER and the Treasury Bill Return.

“GSCI Year” — The period beginning on the fifth GSCI Business Day of each calendar year and ending on the fourth GSCI Business Day of the following calendar year.

“Interim Calculation Period” – With respect to any Monthly Observation Date, the three month period ending on the last day of the month immediately preceding the date on which such Monthly Observation Date is scheduled to occur (without giving effect to any delay in such Monthly Observation Date).

“Investment Support Level” or “ISL” — The targeted amount of investment in the GSCI and related indices, expressed in U.S. dollars, that Goldman Sachs, in consultation with the Policy Committee, reasonably believes may need to be supported by liquidity in the relevant Designated Contracts, based on the estimated aggregate outstanding level of investment in GSCI related investments. The Investment Support Level will not necessarily reflect the actual levels of such investment and may include amounts estimated to have been invested in similar indices, as well as any amount that is reasonably expected to be invested in the GSCI or related or similar indices within the next twelve-month period. The Investment Support Level is currently set at $70 billion.

“Limit Price” — On any Contract Business Day, a Daily Contract Reference Price for the First Nearby Contract Expiration or the Roll Contract Expiration with respect to a particular Designated Contract that represents the maximum or minimum price for such Contract Expiration on such Day, as determined by the rules or policies of the relevant Trading Facility (if any).

“Monthly Observation Date” — The earliest day in each calendar month (except for the month in which the composition of the GSCI for the next GSCI Year is determined) on which, as determined in the reasonable judgment of Goldman Sachs, the data necessary to perform the calculations and make the determinations required to determine the Trading Volume Multiple are available or, if such day is not a GSCI Business Day, the next following GSCI Business Day, provided that, if, in the reasonable judgment of Goldman Sachs, such data are not available on or before the last day of such month, the Monthly Observation Date may be delayed.

“Normalizing Constant” or “NC” — The divisor that is used in calculating the value of the GSCI on any given GSCI Business Day in order to assure the continuity of the GSCI over time and to enable comparisons to be made between the values of the GSCI at various times.

“Overall Trading Window” or “OTW” — With respect to any Contract, the period of time during which such Contract is available for trading.

“Percentage Dollar Weight” — With respect to any Designated Contract, the Dollar Weight of such Contract divided by the TDW.

“Percentage TQT” — With respect to each Designated Contract, an amount equal to the TQT of such Contract divided by the aggregate of the TQTs of all the Designated Contracts on the same GSCI Commodity. If there is only one Designated Contract on a GSCI Commodity, its Percentage TQT will be equal to one.

“Reference Dollar Weight” — With respect to any Contract, the product of (i) the CPW of such Contract, times (ii) the applicable Average Contract Reference Price.

“Reference Percentage Dollar Weight” — With respect to any Contract, the quotient of (i) the Reference Dollar Weight of such Contract, divided by (ii) the sum of the Reference Dollar Weights of all Designated Contracts, provided that, when calculating the composition of the GSCI, the Reference Percentage Dollar Weight of any Contract that is part of a prospective index composition shall be determined on the basis of such prospective index composition.

“Roll Contract Expiration” — With respect to each Designated Contract and the calculation of the GSCI on any given GSCI Business Day, the Roll Contract Expiration shall be the Contract Expiration that will be the First Nearby Contract Expiration on the first GSCI Business

Day of the month next succeeding the month during which the calculation is made.

“Roll Period” — With respect to any Designated Contract, the period of five GSCI Business Days beginning on the fifth GSCI Business Day of each calendar month and ending on the ninth GSCI Business Day of such month, provided that the Roll Period with respect to any Designated Contract will be adjusted if the designated GSCI Business Day is not a Contract Business Day.

“Total Dollar Value Traded” or “TDVT” — For any Annual Observation Period or Interim Calculation Period and with respect to a given Contract, the TQT of such Contract over such period (and annualized), as the case may be, times the Average Contract Reference Price for such period of such Contract.

“Total Dollar Weight of the GSCI” or “T” — On a given GSCI Business Day, the sum of the Dollar Weights of all Designated Contracts.

“Total Dollar Weight Invested” or “TDWI” — On any gave GSCI Business Day, an amount equal to the Total Dollar Weight of the GSCI on the immediately preceding GSCI Business Day.

“Total Dollar Weight Obtained” or “TDWO” — On any given GSCI Business Day, the amount obtained from an investment in the GSCI on the immediately preceding GSCI Business Day of the TDWI. The TDWO for a given GSCI Business Day is calculated as the Total Dollar Weight of the GSCI for such Day, using the CPWs and Contract Roll Weights in effect on the immediately preceding GSCI Business Day and the Daily Contract Reference Prices used to calculate the GSCI on the GSCI Business Day on which the calculation is made.

“Total Dollar Weight Ratio” or “TDWR” — The ratio calculated by dividing (i) the Total Dollar Weight of the GSCI on the fourth GSCI Business Day of the relevant month, calculated based on the CPWs that will be in effect for the GSCI Period beginning on the next GSCI Business Day, by (ii) the Total Dollar Weight of the GSCI on such day, calculated based on the CPWs in effect for the GSCI Period ending on such day.

“Total Quantity Traded” or “TQT” — With respect to any Contract, the total quantity traded in such Contract during the relevant Annual Calculation Period or Interim Calculation Period (and annualized), as the case may be, expressed in physical units.

“Trading Facility” — The exchange, facility or platform on or through which a particular contract is traded. A Trading Facility may, but is not required to, be a contract market, exempt electronic trading facility, derivatives transaction execution facility, exempt board of trade or foreign board of trade, as such terms are defined in the U.S. Commodity Exchange Act and the rules and regulations promulgated thereunder.

“Trading Volume Multiple” or “TVM” — With respect to any Contract, the quotient of (i) the product of (A) the TQT of such Contract, times (B) the sum of the products of (x) the CPW of each Contract that is included in the GSCI or, when calculating a prospective index composition, that is part of such prospective index composition, times (y) the corresponding Average Contract Reference Price, divided by (ii) the product of (A) the Investment Support Level for the relevant GSCI Year times (B) the CPW of such Contract.

“Treasury Bill Rate” or “TBARd-1” — On any GSCI Business Day d, the 91-day auction high rate for U.S. Treasury Bills, as reported on Telerate page 56, or any successor page, on the most recent of the weekly auction dates prior to such GSCI Business Day.

“Treasury Bill Return” — A daily rate of return based on (i) the Treasury Bill Rate, (ii) a year of 360 days, and (iii) a period of 91 days.

“TVM Reweighting Level” or “TVMRL” — The minimum TVM level that must be achieved as a result of a calculation of the CPW for each Designated Contract on the relevant GSCI Commodity. The TVM Reweighting Level is the same for all Designated Contracts and is currently set at 50.

“TVM Threshold” or “TVMT”— The TVM level, specified by Goldman Sachs in consultation with the Policy Committee, which triggers a recalculation of the CPWs for all Designated Contracts on a given GSCI Commodity, if the TVM of any such Contract falls below such level. The TVM Threshold is currently set at 30.

“TVM Upper Level” or “TVMUL”— The TVM level, specified by Goldman Sachs in consultation with the Policy Committee, which triggers the exclusion of one or more Designated Contracts on a given GSCI Commodity from the GSCI, if the average of the TVMs of all the Designated Contracts on such Commodity exceeds such level. The TVM Upper Level is currently set at 200 for those Contracts that are not currently included in the GSCI at the time of determination and is currently set at 300 for those Contracts that are currently included in the GSCI at the time of determination. The time of determination may be either a Monthly Observation Date or the time of the annual determination of the composition of the GSCI.

“World Production Average” or “WPA” — The average annual world production quantity of a GSCI Commodity determined by dividing its World Production Quantity by five.

“World Production Quantity” or “WPQ” — The total quantity of a GSCI Commodity produced throughout the world during the WPQ Period.

“WPQ Period” — The period over which the WPQ of a GSCI Commodity is determined, which is defined as the most recent five year period for which complete world production data for all GSCI Commodities are available from sources determined by Goldman Sachs to be reasonably accurate and reliable at the time the composition of the GSCI is determined. For the GSCI Year 2006, the WPQ Period is the five-year period 1998-2002.

Eligibility Requirements

In determining the Contracts to be included in the GSCI for a given GSCI Year, Goldman Sachs first identifies the Contracts that satisfy the general eligibility criteria set forth below. These criteria are intended only to identify Contracts with characteristics (e.g., dollar denomination) that will facilitate the calculation of the GSCI and that are consistent with the general purposes of the GSCI as a benchmark for commodity market performance and a tradable index. This process generally produces a substantial list of Contracts potentially eligible for inclusion in the GSCI; the list is narrowed through the application of the more specific criteria described below:

•     The Contract must be on a physical commodity and may not be on a financial commodity (e.g., securities, currencies, interest rates, etc.). The Contracts on a particular commodity need not require physical delivery by their terms in order for the commodity to be considered a physical commodity.

•     The Contract must: (i) have a specified expiration or term or provide in some other manner for delivery or settlement at a specified time, or within a specified time period, in the future; and (ii) at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement.

•     The Contract must be denominated in U.S. dollars and traded on or through a Trading Facility that has its principal place of business or operations in a country that is a member of the Organization for Economic Cooperation and Development (“OECD”) during the relevant Annual Calculation Period or Interim Calculation Period, as the case may be.

•     Daily Contract Reference Prices for such Contract generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion, provided that in appropriate circumstances, Goldman Sachs, in consultation with the Policy Committee, may determine that a shorter time period is sufficient or that historical Daily Contract Reference Prices for such Contract may be derived from Daily Contract Reference Prices for a similar or related Contract. At and after the time a particular Contract is included in the GSCI, the Daily Contract Reference Price for such Contract must be published between 10:00 A.M. and 4:00 P.M., New York time, on each Contract Business Day by the Trading Facility on or through which it is traded and must generally be available to all members of, or participants in, such Facility (and, if Goldman Sachs is not such a member or participant, to Goldman Sachs) on the same Contract Business Day from the Trading Facility or through a recognized third-party data vendor. Such publication must include, at all times, Daily Contract Reference Prices for at least one Contract Expiration that is five months or more from the date the determination is made, as well as for all Contract Expirations during such five-month period.

•     Volume data with respect to such Contract must be available from sources satisfying Goldman Sachs’ criteria, for at least the three months immediately preceding the date on which the determination is made.

•     The Trading Facility on or through which a Contract is traded must: (i) make price quotations generally available to its members or participants (and, if Goldman Sachs is not such a member or participant, to Goldman Sachs) in a manner and with a frequency that is sufficient to provide reasonably reliable indications of the level of the relevant market at any given point in time; (ii) make reliable trading volume information available to Goldman Sachs with at least the frequency required by Goldman Sachs to make monthly determinations as to index composition; (iii) accept bids and offers from multiple participants or price providers (i.e., it must not be a single-dealer platform); and (iv) be accessible by a sufficiently broad range of participants. Such access may be provided either (A) by the Trading Facility making clearing services reasonably available, thereby eliminating counterparts credit considerations, or (B) by a network of brokers or dealers who are willing to intermediate transactions with third parties, thereby enabling such third parties to enter into transactions based on prices posted on such Facility.

Contract Expirations

Because the GSCI is comprised of actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “contract expirations.” The contract expirations included in the GSCI and, as a result thereof, in a sub-index for each commodity during a given year are designated by Goldman Sachs, in consultation with the Policy Committee, provided that each such contract must be an Active Contract.

If a trading facility deletes one or more contract expirations, the GSCI will be calculated during the remainder of the year in which such deletion occurs on the basis of the remaining contract expirations designated by Goldman Sachs. If a trading facility ceases trading in all contract expirations relating to a particular contract, Goldman Sachs may designate a replacement contract on the commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the GSCI. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the index. If that timing is not practicable, Goldman Sachs will determine the date of the replacement and will consider a number of factors, including the differences between the existing contract and the replacement contract with respect to contractual specifications and contract expirations.

Current Index Composition

Commodity	Market Symbol	Trading Facility

Live Cattle	LC	CME

Lean Hogs	LH	CME

Feeder Cattle	FC	CME

Cocoa	CC	CSC

Coffee “C”	KC	CSC

Sugar #11	SB	CSC

Silver	SI	CMX

Copper – Grade A	IC	LME

Gold	GC	CMX

Corn	C	CBT

Wheat (Chicago Wheat)	W	CBT

Wheat (Kansas Wheat)	KW	KBT

Soybeans	S	CBT

High Grade Primary Aluminum	IA	LME

Special High Grade Zinc	IZ	LME

Cotton #2	CT	NYC

Primary Nickel	IN	LME

Standard Lead	IL	LME

Oil (No. 2 Heating Oil, NY)	HO	NYM

Oil (Gasoil)	LGO	IPE

Oil (WTI Crude Oil)	HU	NYM

Oil (Brent Crude Oil)	LCO	IPE

Natural Gas	NG	NYM

Source: The GSCI® Manual, 2005 Edition

Calculation of the GSCI® Index

The value of the GSCI on each GSCI Business Day is equal to the Total Dollar Weight of the GSCI divided by the Normalizing Constant. The value of the GSCI will be calculated on each GSCI Business Day at such time as Daily Contract Reference Prices for the relevant Contract Expirations become available, but in any event by no later than the GSCI Settlement Time. The GSCI is indexed to a value of 100 as of January 2, 1970.

In formulaic terms, the calculation of the GSCI is as follows (with “d” representing the GSCI Business Day on which the calculation is made), with the results of such calculation rounded to seven digits of precision:

The value of the GSCI TR on any GSCI Business Day is equal to the product of (i) the value of the GSCI TR on the immediately preceding GSCI Business Day times (ii) one plus the sum of the Contract Daily Return and the Treasury Bill Return on the GSCI Business Day on which the calculation is made times (iii) one plus the Treasury Bill Return for each non GSCI Business Day since the immediately preceding GSCI Business Day. The result of the foregoing calculation is then rounded to seven digits of precision.

In formulaic terms, the calculation of the GSCI TR Index for any GSCI Business Day is obtained by rounding the expression below to seven digits of precision where days is the number of non GSCI Business Days since the immediately preceding GSCI Business Day. The GSCI TR is set equal to 100 as of January 2, 1970.

TBRd, the Treasury Bill Return is calculated as follows:

The following table sets forth historical closing data for the GSCI Total Return Index for each quarter from January 1, 2001 through January 23, 2006. We obtained the historical closing data in this table from Bloomberg Financial Markets without independent verification. The past performance of the GSCI Total Return Index should not be taken as an indication of future performance.

The GSCI® Total Return Index
	High	Low	Period End
2001
First Quarter	4208.57	3721.13	3721.13
Second Quarter	4024.93	3495.54	3533.71
Third Quarter	3767.12	3091.33	3184.24
Fourth Quarter	3170.49	2729.80	2823.35
2002
First Quarter	3239.61	2695.53	3239.61
Second Quarter	3389.44	2989.65	3240.01
Third Quarter	3629.27	3180.51	3613.65
Fourth Quarter	3864.67	3229.67	3728.76
2003
First Quarter	4556.68	3668.87	3900.01
Second Quarter	4176.40	3608.76	4020.44
Third Quarter	4273.77	3844.40	4042.42
Fourth Quarter	4692.34	4053.64	4501.27
2004
First Quarter	5032.85	4461.23	4951.78
Second Quarter	5575.02	4828.79	5073.56
Third Quarter	5917.43	5195.39	5917.43
Fourth Quarter	6473.32	5164.70	5278.98

	High	Low	Period End
2005
First Quarter	6460.28	5173.25	6439.38
Second Quarter	6573.73	5581.71	6150.56
Third Quarter	7634.13	6184.79	7472.48
Fourth Quarter	7433.83	6315.95	6627.92
2006
First Quarter (through January 23, 2006)	6917.20	6597.79	6855.92

Source: Bloomberg Financial Markets

Licensing Information

Goldman Sachs, GSCI®, GSCI® Index, GSCI® Total Return Index, GSCI® Excess Return Index and Goldman Sachs Commodity Index are trademarks or servicemarks of Goldman, Sachs & Co. and have been licensed for use by Morgan Stanley for use in connection with the COMPASS.

The COMPASS are not sponsored, endorsed, sold or promoted by Goldman, Sachs & Co. (“Goldman”). Goldman makes no representation or warranty, express or implied, to the owners of the COMPASS or any member of the public regarding the advisability of investing in securities generally or in the COMPASS particularly or the ability of the Goldman Sachs Commodity Total Return Index (“GSCI® Total Return Index”) to track general commodity market performance. Goldman’s only relationship to Morgan Stanley in connection with the COMPASS is the licensing of the GSCI® Total Return Index, which is determined, composed and calculated by Goldman without regard to Morgan Stanley or the COMPASS. Goldman has no obligation to take the needs of the Morgan Stanley or the owners of the COMPASS into consideration in determining, composing or calculating the GSCI® Total Return Index. Goldman is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the COMPASS to be issued or in the determination or calculation of the equation by which the COMPASS is to be converted into cash. Goldman has no obligation or liability in connection with the administration, marketing or trading of the COMPASS.

GOLDMAN DOES NOT GUARANTEE THE QUALITY, ACCURACY AND/OR THE COMPLETENESS OF THE GSCI® TOTAL RETURN INDEX OR ANY DATA INCLUDED THEREIN. GOLDMAN MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE COMPASS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE GSCI® TOTAL RETURN INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. GOLDMAN MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE GSCI® TOTAL RETURN INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL GOLDMAN HAVE ANY LIABILITY FOR ANY SPECIAL,

PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

$

COMPosite Asset Selection Securities (COMPASS) due November 30, 2011

Exchangeable for a Cash Amount Based on the Ibbotson Aggressive Asset Allocation Index

$10 per COMPASS

You should rely only on the information incorporated by reference or provided in this pricing supplement or the accompanying prospectus and prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this pricing supplement is accurate as of any date other than the date of the pricing supplement.

“Standard and Poor’s®,” “S&P®,” “S&P 500 (Total Return),” “S&P MidCap 400 (Total Return)” and “S&P SmallCap 600 (Total Return)” are trademarks of The McGraw-Hill Companies, Inc. “MSCI®” and “EAFE®” are trademarks and “MSCI EAFE Net Dividends Reinvested Index” is a service mark of Morgan Stanley Capital International, Inc. “GSCI®” and “GSCI® Total Return Index” are trademarks of Goldman, Sachs & Co. “Lehman Brothers” and “Lehman Brothers 20+Year Treasury Index” are registered trademarks of Lehman Brothers Holdings Inc. “Ibbotson” is a trademark of Ibbotson Associates, Inc. These marks have been licensed for use by us. “COMPosite Asset Selection Securities,” “COMPASS” and “IAAA Index” are service marks of Morgan Stanley & Co. Incorporated.

© 2006 Morgan Stanley

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 25, 2006)

Morgan Stanley

GLOBAL MEDIUM-TERM NOTES, SERIES F

GLOBAL UNITS, SERIES F

We, Morgan Stanley, may offer from time to time global medium-term notes, either alone or as part of a unit. The specific terms of any notes that we offer will be included in a pricing supplement. The notes will have the following general terms:

•	The notes will mature more than nine months from the date of issue.

•	The notes will bear interest at either a fixed rate or a floating rate that varies during the lifetime of the relevant notes, which, in either case, may be zero. Floating rates will be based on rates specified in the applicable pricing supplement.

•	The notes will pay interest, if any, on the dates stated in the applicable pricing supplement.

•	The notes will be either senior or subordinated.

•	The applicable pricing supplement will specify whether the notes will be denominated in U.S. dollars or some other currency.

•	The notes will be held in global form by The Depository Trust Company, unless the pricing supplement provides otherwise.

The pricing supplement may also specify that the notes will have additional terms, including the following:

•	The notes may be optionally or mandatorily exchangeable for securities of an entity that is affiliated or not affiliated with us, for a basket or index of those securities or for the cash value of those securities.

•	Payments on the notes may be linked to currency prices, commodity prices, securities of entities affiliated or not affiliated with us, baskets of those securities or indices, or any combination of the above.

•	The notes may be either callable by us or puttable by you.

Units may include any combination of notes, warrants or purchase contracts. Each warrant will either entitle or require you to purchase or sell, and each purchase contract will require you to purchase or sell, (1) securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities, any other property, (2) currencies or (3) commodities or (4) any combination of the above. The specific terms of any units we offer will be included in the applicable pricing supplement.

Investing in the notes or units involves risks. See “Foreign Currency

Risks” beginning on page 7 of the

accompanying prospectus.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated and Morgan Stanley DW Inc., our wholly-owned subsidiaries, have agreed to use reasonable efforts to solicit offers to purchase these securities as our agents. The agents may also purchase these securities as principal at prices to be agreed upon at the time of sale. The agents may resell any securities they purchase as principal at prevailing market prices, or at other prices, as the agents determine.

Morgan Stanley & Co. Incorporated and Morgan Stanley DW Inc. may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

MORGAN STANLEY

January 25, 2006

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the prospectus and any pricing supplement. We have not authorized anyone else to provide you with different or additional information. We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted.

SUMMARY

The following summary describes the notes and units we are offering under this program in general terms only. You should read the summary together with the more detailed information contained in this prospectus supplement, in the accompanying prospectus and in the applicable pricing supplement.

We, Morgan Stanley, may offer from time to time the medium-term notes and units described in this prospectus supplement. We will sell the notes and the units primarily in the United States, but we may also sell them outside the United States or both in and outside the United States simultaneously. We refer to the notes and units offered under this prospectus supplement as our “Series F medium-term notes” and our “Series F units.” We refer to the offering of the Series F medium-term notes and the Series F units as our “Series F program.”

General terms of the notes	• The notes will mature more than nine months from the date of issuance and will pay interest, if any, on the dates specified in the applicable pricing supplement.

• The notes will bear interest at either a fixed rate or a floating rate that varies during the lifetime of the relevant notes, which, in either case, may be zero.

• The notes will be issued in U.S. dollars unless we specify otherwise in the applicable pricing supplement.

• The notes will be either senior or subordinated.

• The notes may be either callable by us or puttable by you.

•      The notes may be optionally or mandatorily exchangeable for securities of an entity that is affiliated or not affiliated with us, for a basket or index of those securities or for the cash value of those securities.

•      Payments of principal and/or interest on the notes may be linked to currency prices, commodity prices, securities of entities affiliated or not affiliated with us, baskets of those securities or indices, or any combination of the above.

• We may issue amortizing notes that pay a level amount in respect of both interest and principal amortized over the life of the note.

• The notes may be issued either alone or as a part of a unit with any combination of other securities.

• We may from time to time, without your consent, create and issue additional notes with the same terms as notes previously issued so that they may be combined with the earlier issuance.

• The notes will be held in global form by The Depository Trust Company, unless we specify otherwise in the applicable pricing supplement.

• The notes will not be listed on any securities exchange, unless we specify otherwise in the applicable pricing supplement.

General terms of units	• Units may include any combination of notes, warrants or purchase contracts.

• Warrants will entitle or require you to purchase from us or sell to us:

• securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities, any other property;

• currencies;

• commodities; or

• any combination of the above.

The pricing supplement will explain how we or, if specified, you may satisfy any obligations under the warrants through the delivery of the underlying securities, currencies or commodities or, in the case of underlying securities or commodities, the cash value of the underlying securities or commodities.

• Purchase contracts included in units will require you to purchase or sell:

• securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities, any other property;

• currencies;

• commodities; or

• any combination of the above.

A purchase contract issued as part of a unit may be either prepaid or paid at settlement. The applicable pricing supplement will explain the methods by which you may purchase or sell the specified securities, currencies or commodities at the settlement of the purchase contract and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of the purchase contract.

• The applicable pricing supplement will indicate whether and under what circumstances securities included in a unit may be separated from the other securities comprised by that unit.

Forms of securities	The securities that we offer under our Series F program will be issued in fully registered form and will be represented either by a global security registered in the name of a nominee of The Depository Trust Company, as depositary, or by certificates issued in definitive form, as set forth in the applicable pricing supplement. We will not issue book-entry securities as certificated securities except under the circumstances described in “Forms of Securities—The Depositary” in the accompanying prospectus, under which heading you may also find information on The Depository Trust Company’s book-entry system.

How to reach us	You may contact us at our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

DESCRIPTION OF NOTES

Investors should carefully read the general terms and provisions of our debt securities in “Description of Debt Securities” in the accompanying prospectus. This section supplements that description. The pricing supplement will add specific terms for each issuance of notes and may modify or replace any of the information in this section and in “Description of Debt Securities” in the prospectus. If a note is offered as part of a unit, investors should also review the information in “Description of Units” in the prospectus and in this prospectus supplement.

The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

•	Capital Units (“Description of Capital Stock—Outstanding Capital Stock”)

•	Senior Debt Indenture (“Description of Debt Securities—Indentures”)

•	senior indebtedness (“Description of Debt Securities—Subordination Provisions”)

•	Subordinated Debt Indenture (“Description of Debt Securities—Indentures”)

General Terms of Notes

We may issue notes under the Senior Debt Indenture or the Subordinated Debt Indenture. The Series F medium-term notes issued under each indenture, together with our Series G and Series H global medium-term notes, referred to below under “Plan of Distribution,” will constitute a single series under that indenture, together with any medium-term notes we issue in the future under that indenture that we designate as being part of that series. We may create and issue additional notes with the same terms as previous issuances of Series F medium-term notes, so that the additional notes will be considered as part of the same issuance as the earlier notes.

Outstanding Indebtedness of Morgan Stanley. Neither indenture limits the amount of additional indebtedness that we may incur. At August 31, 2005, we had approximately $20 billion aggregate principal amount of debt securities outstanding under the Senior Debt Indenture. In addition, at August 31, 2005 we had approximately $70 billion aggregate principal amount of debt securities outstanding under an amended and restated senior indenture, dated May 1, 1999, between us and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as trustee, and approximately $4 billion aggregate principal amount of debt securities outstanding under an amended and restated subordinated indenture, dated May 1, 1999, between us and J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A., successor to The First National Bank of Chicago), as trustee. For the purposes of this paragraph, these amounts include (i) for any debt security sold with original issue discount, the issue price of that debt security plus all discount accreted as of August 31, 2005, and (ii) for any debt security denominated in a foreign currency, the U.S. dollar equivalent on August 31, 2005 of the issue price of that debt security.

Ranking. Notes issued under the Senior Debt Indenture will rank on a parity with all of our other senior indebtedness and with all of our other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency. Notes issued under the Subordinated Debt Indenture will rank on a parity with all of our other subordinated indebtedness and, together with all of our other subordinated indebtedness, will be subordinated in right of payment to the prior payment in full of our senior indebtedness. See “Description of Debt Securities—Subordination Provisions” in the prospectus. At August 31, 2005, we had outstanding approximately $131 billion of senior indebtedness (including approximately $12 billion of senior indebtedness consisting of guaranteed obligations of the indebtedness of subsidiaries), approximately $4 billion of subordinated indebtedness that will rank on a parity with notes issued under the Subordinated Debt Indenture, approximately $3 billion of junior subordinated indebtedness and approximately $66 million of Capital Units. Subsequent to August 31, 2005 and through November 30, 2005, additional senior notes in an aggregate principal amount of approximately $12.8 billion were issued and repayments of $2.2 billion were made.

Terms Specified in Pricing Supplements. A pricing supplement will specify the following terms of any issuance of our Series F medium-term notes to the extent applicable:

•	the specific designation of the notes;

•	the issue price (price to public);

•	the aggregate principal amount;

•	the denominations or minimum denominations;

•	the original issue date;

•	whether the notes are senior or subordinated;

•	the stated maturity date and any terms related to any extension of the maturity date;

•	whether the notes are fixed rate notes, floating rate notes, notes with original issue discount and/or amortizing notes;

•	for fixed rate notes, the rate per year at which the notes will bear interest, if any, or the method of calculating that rate and the dates on which interest will be payable;

•	for floating rate notes, the base rate, the index maturity, the spread, the spread multiplier, the initial interest rate, the interest reset periods, the interest payment dates, the maximum interest rate, the minimum interest rate and any other terms relating to the particular method of calculating the interest rate for the note;

•	whether interest will be payable in cash or payable in kind;

•	if the note is an amortizing note, the amortization schedule;

•	whether the notes may be redeemed, in whole or in part, at our option or repaid at your option, prior to the stated maturity date, and the terms of any redemption or repayment;

•	whether the notes are currency-linked notes and/or notes linked to commodity prices, securities of entities affiliated or not affiliated with us, baskets of those securities or indices, or any combination of the above;

•	the terms on which holders of the notes may convert or exchange them into or for stock or other securities of entities affiliated or not affiliated with us, or for the cash value of any of these securities or for any other property, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may effect the conversion or exchange;

•	whether the notes are renewable notes;

•	if any note is not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which we refer to as the “specified currency,” along with any other terms relating to the non-U.S. dollar denomination, including exchange rates as against the U.S. dollar at selected times during the last five years and any exchange controls affecting that specified currency;

•	whether the notes will be listed on any stock exchange;

•	whether the notes will be issued in book-entry or certificated form;

•	if the notes are in book-entry form, whether the notes will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg as well as through the Depositary (each as defined below); and

•	any other terms on which we will issue the notes.

Some Definitions. We have defined some of the terms that we use frequently in this prospectus supplement below:

A “business day” means any day, other than a Saturday or Sunday, (i) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (a) in The City of New York or (b) for notes denominated in a specified currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the specified currency or (c) for notes denominated in Australian dollars, in Sydney, and (ii) for notes denominated in euro, a day that is also a TARGET Settlement Day.

“Clearstream, Luxembourg” means Clearstream Banking, societe anonyme.

“Depositary” means The Depository Trust Company, New York, New York.

“Euroclear operator” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

An “interest payment date” for any note means a date on which, under the terms of that note, regularly scheduled interest is payable.

The “record date” for any interest payment date is the date 15 calendar days prior to that interest payment date, whether or not that date is a business day.

“TARGET Settlement Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System is open.

References in this prospectus supplement to “U.S. dollar,” or “U.S.$” or “$” are to the currency of the United States of America.

Forms of Notes

We will offer the notes on a continuing basis and will issue notes only in fully registered form either as book-entry notes or as certificated notes. We may issue the notes either alone or as part of a unit. References to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through one or more depositaries.

Book-Entry Notes. For notes in book-entry form, we will issue one or more global certificates representing the entire issue of notes. Except as set forth in the prospectus under “Forms of Securities—Global Securities,” you may not exchange book-entry notes or interests in book-entry notes for certificated notes.

Each global note certificate representing book-entry notes will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee of the Depositary. These certificates name the Depositary or its nominee as the owner of the notes. The Depositary maintains a computerized system that will reflect the interests held by its participants in the global notes. An investor’s beneficial interest will be reflected in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. A further description of the Depositary’s procedures for global notes representing book-entry notes is set forth under “Forms of Securities—The Depositary” in the accompanying prospectus. The Depositary has confirmed to us, the agents and each trustee that it intends to follow these procedures.

Certificated Notes. If we issue notes in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the note. The person named in the note register will be considered the owner of the note for all purposes under the indenture. For example, if we need to ask the holders of the notes to vote on a proposed amendment to the notes, the person named in the note register will be asked to cast any vote regarding that note. If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your note in our records and will be entitled to cast the vote regarding your note. You may not exchange certificated notes for book-entry notes or interests in book-entry notes.

Denominations. We will issue the notes:

•	for U.S. dollar-denominated notes, in denominations of $1,000 or any amount greater than $1,000 that is an integral multiple of $1,000; or

•	for notes denominated in a specified currency other than U.S. dollars, in denominations of the equivalent of $1,000, rounded to an integral multiple of 1,000 units of the specified currency, or any larger integral multiple of 1,000 units of the specified currency, as determined by reference to the market exchange rate, as defined under “—Interest and Principal Payments—Unavailability of Foreign Currency” below, on the business day immediately preceding the date of issuance.

New York Law to Govern. The notes will be governed by, and construed in accordance with, the laws of the State of New York.

Redemption and Repurchase of the Notes

Optional Redemption by Morgan Stanley. The pricing supplement will indicate either that the notes cannot be redeemed prior to maturity or will indicate the terms of our option to redeem the notes.

Repayment at Option of Holder. If applicable, the pricing supplement relating to each note will indicate that the holder has the option to have us repay the note on a date specified prior to its maturity date.

Other General Terms of the Notes

We describe generally how principal and interest payments on the notes are made, how exchanges and transfers of the notes are effected, how fixed and floating rates of interest on the notes are calculated and how redemption of the notes may be effected by us or our repurchase of the notes may be required by you under “Description of Debt Securities” in the accompanying prospectus. The specific terms of any notes that we offer will be included in the applicable pricing supplement.

Notes Denominated in a Foreign Currency

Payment Procedures for Book-Entry Notes Denominated in a Foreign Currency. Book-entry notes payable in a specified currency other than U.S. dollars will provide that a beneficial owner of interests in those notes may elect to receive all or a portion of the payments of principal, premium, if any, or interest, if any, in U.S. dollars. In those cases, the Depositary will elect to receive all payments with respect to the beneficial owner’s interest in the notes in U.S. dollars, unless the beneficial owner takes the following steps:

•	The beneficial owner must give complete instructions to the direct or indirect participant through which it holds the book-entry notes of its election to receive those payments in the specified currency other than U.S. dollars by wire transfer to an account specified by the beneficial owner with a bank located outside the United States. In the case of a note payable in euro, the account must be a euro account in a country for which the euro is the lawful currency.

•	The participant must notify the Depositary of the beneficial owner’s election on or prior to the third business day after the applicable record date, for payments of interest, and on or prior to the twelfth business day prior to the maturity date or any redemption or repayment date, for payment of principal or premium.

•	The Depositary will notify the paying agent of the beneficial owner’s election on or prior to the fifth business day after the applicable record date, for payments of interest, and on or prior to the tenth business day prior to the maturity date or any redemption or repayment date, for payment of principal or premium.

Beneficial owners should consult their participants in order to ascertain the deadline for giving instructions to participants in order to ensure that timely notice will be delivered to the Depositary.

Payment Procedures for Certificated Notes Denominated in a Foreign Currency. For certificated notes payable in a specified currency other than U.S. dollars, the notes may provide that the holder may elect to receive all or a portion of the payments on those notes in U.S. dollars. To do so, the holder must send a written request to the paying agent:

•	for payments of interest, on or prior to the fifth business day after the applicable record date; or

•	for payments of principal, at least ten business days prior to the maturity date or any redemption or repayment date.

To revoke this election for all or a portion of the payments on the certificated notes, the holder must send written notice to the paying agent:

•	at least five business days prior to the applicable record date, for payment of interest; or

•	at least ten calendar days prior to the maturity date or any redemption or repayment date, for payments of principal.

If the holder does not elect to be paid in U.S. dollars, the paying agent will pay the principal, premium, if any, or interest, if any, on the certificated notes:

•	by wire transfer of immediately available funds in the specified currency to the holder’s account at a bank located outside the United States, and in the case of a note payable in euro, in a country for which the euro is the lawful currency, if the paying agent has received the holder’s written wire transfer instructions not less than 15 calendar days prior to the applicable payment date; or

•	by check payable in the specified currency mailed to the address of the person entitled to payment that is specified in the note register, if the holder has not provided wire instructions.

However, the paying agent will only pay the principal of the certificated notes, any premium and interest, if any, due at maturity, or on any redemption or repayment date, upon surrender of the certificated notes at the office or agency of the paying agent.

Determination of Exchange Rate for Payments in U.S. Dollars for Notes Denominated in a Foreign Currency. Our affiliate Morgan Stanley & Co. International Limited, in its capacity as exchange rate agent, or a different exchange rate agent identified in the applicable pricing supplement will convert the specified currency into U.S. dollars for holders who elect to receive payments in U.S. dollars and for beneficial owners of book-entry notes that do not follow the procedures we have described immediately above. The conversion will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

•	of the specified currency for U.S. dollars for settlement on the payment date;

•	in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

•	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, payments will be made in the specified currency. The holders or beneficial owners of notes will pay all currency exchange costs by deductions from the amounts payable on the notes.

Unavailability of Foreign Currency. We describe how we will meet our obligations under the notes if the relevant specified currency is not available to us for making payments of principal of, premium, if any, or interest, if any, on any note and how this might occur under “Description of Debt Securities—Interest and Principal Payments—Unavailability of Foreign Currency” in the prospectus.

Discount Notes

Some notes may be considered to be issued with original issue discount, which must be included in income for U.S. federal income tax purposes at a constant yield. We refer to these notes as “discount notes.” See the discussion under “United States Federal Taxation—Tax Consequences to U.S. Holders—Notes—Discount Notes” below. In the event of a redemption or repayment of any discount note or if any discount note is declared to be due and payable immediately as described under “Description of Debt Securities—Events of Default” in the prospectus, the amount of principal due and payable on that note will be limited to:

•	the aggregate principal amount of the note multiplied by the sum of

•	its issue price, expressed as a percentage of the aggregate principal amount, plus

•	the original issue discount accrued from the date of issue to the date of redemption, repayment or declaration, expressed as a percentage of the aggregate principal amount.

For purposes of determining the amount of original issue discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a discount note, original issue discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable discount note (with ratable accruals within a compounding period), and an assumption that the maturity of a discount note will not be accelerated. If the period from the date of issue to the first interest payment date for a discount note (the “initial period”) is shorter than the compounding period for the discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable original issue discount described above may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), certain discount notes may not be treated as having original issue discount within the meaning of the Code, and notes other than discount notes may be treated as issued with original issue discount for federal income tax purposes. See the discussion under “United States Federal Taxation” in the accompanying prospectus and “United States Federal Taxation—Tax Consequences to U.S. Holders—Notes—Discount Notes” below. See the applicable pricing supplement for any special considerations applicable to these notes.

Renewable Notes

We may also issue variable rate renewable notes which will bear interest at a specified rate that will be reset periodically based on a base rate and any spread and/or spread multiplier, subject to the minimum interest rate and the maximum interest rate, if any. Any renewable notes we issue will be book-entry floating rate notes. The general terms of the renewable notes are described below.

Automatic Extension of Maturity. The renewable notes will mature on the date specified in the applicable pricing supplement, which we refer to as the “initial maturity date.” On the interest payment dates in each year specified in the applicable pricing supplement, each of which is treated as an election date under the terms of the renewable notes, the maturity of the renewable notes will automatically be extended to the interest payment date occurring twelve months after the election date, unless the holder elects to terminate the automatic extension of maturity for all or any portion of the principal amount of that holder’s note. However, the maturity of the renewable notes may not be extended beyond the final maturity date, which will be specified in the applicable pricing supplement.

Holder’s Option to Terminate Automatic Extension. On an election date, the holder may elect to terminate the automatic extension of the maturity of the renewable notes or of any portion of the renewable note having a principal amount of $1,000 or any integral multiple of $1,000. To terminate the extension, the holder must deliver a notice to the paying agent within the time frame specified in the applicable pricing supplement. This option may be exercised for less than the entire principal amount of the renewable notes, as long as the principal amount of the remainder is at least $1,000 or any integral multiple of $1,000.

If the holder elects to terminate the automatic extension of the maturity of any portion of the principal amount of the renewable notes and this election is not revoked as described below, that portion will become due and payable on the interest payment date falling six months after the applicable election date.

Revocation of Election by Holder. The holder may revoke an election to terminate the automatic extension of maturity as to any portion of the renewable notes having a principal amount of $1,000 or any integral multiple of $1,000. To do so, the holder must deliver a notice to the paying agent on any day after the election to terminate the automatic extension of maturity is effective and prior to the fifteenth day before the date on which that portion would otherwise mature. The holder may revoke the election for less than the entire principal amount of the renewable notes as long as the principal amount of both the portion whose maturity is to be terminated and the remainder whose maturity is to be extended is at least $1,000 or any integral multiple of $1,000. However, a revocation may not be made during the period from and including a record date to but excluding the immediately succeeding interest payment date.

An election to terminate the automatic extension of the maturity of the renewable notes, if not revoked as described above by the holder making the election or any subsequent holder, will be binding upon that subsequent holder.

Redemption of Notes at Company’s Option. We have the option to redeem renewable notes in whole or in part on the interest payment dates in each year specified in the applicable pricing supplement, commencing with the interest payment date specified in the applicable pricing supplement. The redemption price will be equal to 100% of the principal amount of the renewable notes to be redeemed, together with accrued and unpaid interest to the date of redemption. Notwithstanding anything to the contrary in this prospectus supplement, we will mail a notice of redemption to each holder by first-class mail, postage prepaid, at least 180 days and not more than 210 days prior to the date fixed for redemption.

Remarketing of Notes. We may issue renewable notes with the spread or spread multiplier to be reset by a remarketing agent in remarketing procedures. A description of the remarketing procedures, the terms of the remarketing agreement between us and the remarketing agent and the terms of any additional agreements with other parties that may be involved in the remarketing procedures will be set forth in the applicable pricing supplement and in the relevant renewable notes.

Exchangeable Notes

We may issue notes, which we refer to as “exchangeable notes,” that are optionally or mandatorily exchangeable into:

•	the securities of an entity affiliated or not affiliated with us;

•	a basket of those securities;

•	an index or indices of those securities; or

•	any combination of, or the cash value of, any of the above.

The exchangeable notes may or may not bear interest or be issued with original issue discount or at a premium. The general terms of the exchangeable notes are described below.

Optionally Exchangeable Notes. The holder of an optionally exchangeable note may, during a period, or at specific times, exchange the note for the underlying property at a specified rate of exchange. If specified in the applicable pricing supplement, we will have the option to redeem the optionally exchangeable note prior to maturity. If the holder of an optionally exchangeable note does not elect to exchange the note prior to maturity or any applicable redemption date, the holder will receive the principal amount of the note plus any accrued interest at maturity or upon redemption.

Mandatorily Exchangeable Notes. At maturity, the holder of a mandatorily exchangeable note must exchange the note for the underlying property at a specified rate of exchange, and, therefore, depending upon the value of the underlying property at maturity, the holder of a mandatorily exchangeable note may receive less than the principal amount of the note at maturity. If so indicated in the applicable pricing supplement, the specified rate at which a mandatorily exchangeable note may be exchanged may vary depending on the value of the underlying property so that, upon exchange, the holder participates in a percentage, which may be less than, equal to, or greater than 100% of the change in value of the underlying property. Mandatorily exchangeable notes may include notes where we have the right, but not the obligation, to require holders of notes to exchange their notes for the underlying property.

Payments upon Exchange. The applicable pricing supplement will specify if upon exchange, at maturity or otherwise, the holder of an exchangeable note may receive, at the specified exchange rate, either the underlying property or the cash value of the underlying property. The underlying property may be the securities of either U.S. or foreign entities or both. The exchangeable notes may or may not provide for protection against fluctuations in the exchange rate between the currency in which that note is denominated and the currency or currencies in which the market prices of the underlying security or securities are quoted. Exchangeable notes may have other terms, which will be specified in the applicable pricing supplement.

Special Requirements for Exchange of Global Securities. If an optionally exchangeable note is represented by a global note, the Depositary’s nominee will be the holder of that note and therefore will be the only entity that can exercise a right to exchange. In order to ensure that the Depositary’s nominee will timely exercise a right to exchange a particular note or any portion of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in that note to notify the Depositary of its desire to exercise a right to exchange. Different firms have different deadlines for accepting instructions from their customers. Each beneficial owner should consult the broker or other participant through which it holds an interest in a note in order to ascertain the deadline for ensuring that timely notice will be delivered to the Depositary.

Payments upon Acceleration of Maturity or upon Tax Redemption. If the principal amount payable at maturity of any exchangeable note is declared due and payable prior to maturity, the amount payable on:

•	an optionally exchangeable note will equal the face amount of the note plus accrued interest, if any, to but excluding the date of payment, except that if a holder has exchanged an optionally exchangeable note prior to the date of declaration or tax redemption without having received the amount due upon exchange, the amount payable will be an amount of cash equal to the amount due upon exchange and will not include any accrued but unpaid interest; and

•	a mandatorily exchangeable note will equal an amount determined as if the date of declaration or tax redemption were the maturity date plus accrued interest, if any, to but excluding the date of payment.

Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices

We may issue notes with the principal amount payable on any principal payment date and/or the amount of interest payable on any interest payment date to be determined by reference to one or more commodity prices, securities of entities affiliated or not affiliated with us, baskets of those securities or indices of those securities, or any combination of the above. These notes may include other terms, which will be specified in the relevant pricing supplement.

Currency-Linked Notes

We may issue notes with the principal amount payable on any principal payment date and/or the amount of interest payable on any interest payment date to be determined by reference to the value of one or more currencies as compared to the value of one or more other currencies, which we refer to as “currency-linked notes.” The pricing supplement will specify the following:

•	information as to the one or more currencies to which the principal amount payable on any principal payment date or the amount of interest payable on any interest payment date is linked or indexed;

•	the currency in which the face amount of the currency-linked note is denominated, which we refer to as the “denominated currency”;

•	the currency in which principal on the currency-linked note will be paid, which we refer to as the “payment currency”;

•	the interest rate per annum and the dates on which we will make interest payments;

•	specific historic exchange rate information and any currency risks relating to the specific currencies selected; and

•	additional tax considerations, if any.

The denominated currency and the payment currency may be the same currency or different currencies. Interest on currency-linked notes will be paid in the denominated currency.

DESCRIPTION OF UNITS

Investors should carefully read the general terms and provisions of our units in “Description of Units” in the accompanying prospectus. This section supplements that description. The pricing supplement will add specific terms for each issuance of units and may modify or replace any of the information in this section and in “Description of Units” in the prospectus. If a note is offered as part of a unit, investors should also review the information in “Description of Debt Securities” in the prospectus and in “Description of Notes” in this prospectus supplement. If a warrant is offered as part of a unit, investors should also review the information in “Description of Warrants” in the prospectus. If a purchase contract is offered as part of a unit, investors should also review the information in “Description of Purchase Contracts” in the prospectus.

The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

•	purchase contract (“Description of Purchase Contracts”)

•	purchase contract property (“Description of Purchase Contracts”)

•	Unit Agreement (“Description of Units”)

•	warrant (“Description of Warrants—Offered Warrants”)

•	warrant agent (“Description of Warrants—Significant Provisions of the Warrant Agreements”)

•	warrant property (“Description of Warrants—Offered Warrants”)

Further Information on Units

Terms Specified in Pricing Supplement. We may issue from time to time units that may include one or more notes, warrants or purchase contracts.

The applicable pricing supplement will describe:

•	the designation and the terms of the units and of the notes, warrants or purchase contracts or any combination of notes, warrants or purchase contracts, included in those units, including whether and under what circumstances those notes, warrants or purchase contracts may be separately traded;

•	any additional terms of the Unit Agreement; and

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units, or of the notes, warrants and purchase contracts constituting those units.

Units will be issued only in fully registered form, in denominations of whole units only, with face amounts as indicated in the applicable pricing supplement.

Warrants will entitle or require you to purchase from us or sell to us:

•	securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any other property;

•	currencies;

•	commodities; or

•	any combination of the above.

Purchase contracts included in units will require you to purchase or sell:

•	securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any other property;

•	currencies;

•	commodities; or

•	any combination of the above.

Payments on Units and Securities Comprised by Units. At the office of the unit agent in the Borough of Manhattan, The City of New York, maintained by us for that purpose, the holder may:

•	present the units, accompanied by each of the securities then comprised by that unit, for payment or delivery of warrant property or purchase contract property or any other amounts due;

•	register the transfer of the units; and

•	exchange the units, except that book-entry units will be exchangeable only in the manner and to the extent set forth under “Forms of Securities—Global Securities” in the prospectus.

On the date of this prospectus supplement, the agent for the payment, transfer and exchange of units is JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as unit agent, acting through its corporate trust office at 4 New York Plaza, New York, New York 10004. The holder will not pay a service charge for any registration of transfer or exchange of the units or of any security included in a unit or interest in the unit or security included in a unit, except for any tax or other governmental charge that may be imposed.

Although we anticipate making payments of principal, premium, if any, and interest, if any, on most units in U.S. dollars, some units may be payable in foreign currencies as specified in the applicable pricing supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on units that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a note payable in euro will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

Book-Entry Units

Book-Entry System. For each issuance of units in book-entry form, we will issue a single registered global unit representing the entire issue of units. Each registered global unit representing book-entry units, and each global security included in that unit, will be deposited with, or on behalf of, the Depositary, and registered in the name of a nominee of the Depositary. You may not exchange certificated units for book-entry units or interests in book-entry units. In addition, except as described in the prospectus under “Forms of Securities—Global Securities,” you may not exchange book-entry units or interests in book-entry units for certificated units.

Special Requirements for Exercise of Rights for Global Units. If a book-entry unit represented by a registered global unit:

•	includes a warrant entitling the holder to exercise the warrant to purchase or sell warrant property,

•	includes any note or purchase contract that entitles the holder to redeem, accelerate or take any other action concerning that note or purchase contract, or

•	otherwise entitles the holder of the unit to take any action under the unit or any security included in that unit,

then, in each of the cases listed above, the Depositary’s nominee will be the only entity that can exercise those rights.

In order to ensure that the Depositary’s nominee will timely exercise a right conferred by a unit or by the securities included in that unit, the beneficial owner of that unit must instruct the broker or other direct or indirect participant through which it holds an interest in that unit to notify the Depositary of its desire to exercise that right. Different firms have different deadlines for accepting instructions from their customers. Each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a unit in order to ascertain the deadline for ensuring that timely notice will be delivered to the Depositary.

A further description of the Depositary’s procedures for registered global securities representing book-entry securities, including registered global units and the other registered global securities included in the registered global units, is set forth in the prospectus under “Forms of Securities—The Depositary.” The Depositary has confirmed to us, the unit agent, the collateral agent, the paying agent, the warrant agent and each trustee that it intends to follow those procedures.

SERIES F NOTES AND SERIES F UNITS OFFERED ON A GLOBAL BASIS

If we offer any of the securities under our Series F Program on a global basis, we will so specify in the applicable pricing supplement. The additional information contained in the accompanying prospectus under “Securities Offered on a Global Basis Through the Depositary—Book-Entry, Delivery and Form” and “—Global Clearance and Settlement Procedures” will apply to every offering on a global basis. The additional provisions in the prospectus described under “Securities Offered on a Global Basis Through the Depositary—Tax Redemption” and “—Payment of Additional Amounts” will apply to securities offered on a global basis only if we so specify in the applicable pricing supplement.

UNITED STATES FEDERAL TAXATION

In the opinion of Davis Polk & Wardwell, our counsel, the following are the material U.S. federal tax consequences of ownership and disposition of the notes and of the units. This discussion applies only to notes and units that meet all of the following conditions:

•	they are purchased by initial holders who purchase notes or units at the “issue price,” which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes or units is sold; and

•	they are held as capital assets within the meaning of Section 1221 of the Code

This discussion does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers in securities or foreign currencies;

•	persons holding notes or units as part of a hedge or any similar transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S.dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	regulated investment companies;

•	real estate investment trusts; or

•	persons subject to the alternative minimum tax.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. Persons considering the purchase of notes or units are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable pricing supplement. Accordingly, you should also consult the applicable pricing supplement for any additional discussion regarding U.S. federal income taxation with respect to the specific securities offered thereunder.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means, for U.S. federal income tax purposes, a beneficial owner of a note or unit that is:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term U.S. Holder also includes certain former citizens and residents of the United States.

Notes

Payments of Stated Interest. Unless otherwise specified in the applicable pricing supplement and subject to the discussions below, stated interest paid on a note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the holder’s method of accounting for U.S. federal income tax purposes.

Special rules governing the treatment of interest paid with respect to discount notes, short-term notes, floating rate notes, optionally exchangeable notes, foreign currency notes, mandatorily exchangeable notes and notes linked to commodity prices, single securities, baskets of securities or indices are described under “—Discount Notes,” “—Short-Term Notes,” “—Floating Rate Notes,” “—Optionally Exchangeable Notes,” “—Foreign Currency Notes,” “—Mandatorily Exchangeable Notes” and “—Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices” below.

Discount Notes

General. A note that is issued at an issue price less than its “stated redemption price at maturity” will be considered to have been issued at an original issue discount for U.S. federal income tax purposes (and will be referred to in this discussion as a “discount note”) unless the note satisfies a de minimis threshold (as described below) or is a short-term note (as defined below). In such case, the amount of original issue discount will be equal to the excess of the “stated redemption price at maturity” over the issue price. The “stated redemption price at maturity” of a note will equal the sum of all payments required under the note other than payments of “qualified stated interest. “ “Qualified stated interest” is stated interest unconditionally payable as a series of payments (other than in debt instruments of the issuer) at least annually during the entire term of the note and equal to the outstanding principal balance of the note multiplied by a single fixed rate of interest. See “Floating Rate Notes” below with regard to qualified stated interest in the case of floating rate notes.

If the difference between a note’s “stated redemption price at maturity” and its issue price is less than a de minimis amount, i.e.,  1/4 of 1 percent of the “stated redemption price at maturity” multiplied by the number of complete years to maturity, then the note will not be considered to have original issue discount.

A U.S. Holder of discount notes will be required to include any qualified stated interest payments in income in accordance with the holder’s method of accounting for U.S. federal income tax purposes. U.S. Holders of discount notes that mature more than one year from their date of issuance will be required to include original issue discount in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, without regard to the timing of the receipt of cash payments attributable to this income. Under this method, U.S. Holders of discount notes generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

A U.S. Holder may make an election to include in gross income all interest that accrues on any note (including stated interest, original issue discount, de minimis original issue discount, and unstated interest, as adjusted by any amortizable bond premium) in accordance with a constant yield method based on the compounding of interest (a “constant yield election”). Such election may be revoked only with the permission of the Internal Revenue Service (the “IRS”).

Additional rules applicable to discount notes that are denominated in a specified currency other than the U.S. dollar, or have payments of interest or principal determined by reference to the value of one or more currencies or currency units other than the U.S. dollar are described under “—Foreign Currency Notes” below.

Discount Notes Subject to Early Redemption. Discount notes subject to one or more “call options” (i.e., our unconditional option to redeem a note prior to its stated maturity date) or one or more “put options” (i.e., a holder’s unconditional option to require redemption prior to maturity) may be subject to rules that differ from the general rules described above for purposes of determining the yield and maturity of the note. Under applicable Treasury regulations, a call option will be presumed to be exercised if the exercise of the option will lower the yield on the note. Conversely, a put option will be presumed to be exercised if the exercise of the option will increase the yield on the note. In either case, if an option is not in fact exercised, the note would be treated solely for purposes of calculating original issue discount as if it were redeemed, and a new note were issued, on the presumed exercise date for an amount equal to the note’s adjusted issue price on that date.

Short-Term Notes

A note that matures (after taking into account the last possible date that the note could be outstanding under the terms of the note) one year or less from its date of issuance (a “short-term note”) will be treated as being issued at a discount and none of the interest paid on the note will be treated as qualified stated interest. In general, a cash method U.S. Holder of a short-term note is not required to accrue the discount for U.S. federal income tax purposes currently in income unless it elects to do so. Holders who so elect and certain other holders, including those who report income on the accrual method of accounting for U.S. federal income tax purposes, are required to include the discount in income as it accrues on a straight-line basis, unless another election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a holder who is not required and who does not elect to include the discount in income currently, any gain realized on the sale, exchange or retirement of the short-term note will be ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, those holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry short-term notes, in an amount not exceeding the accrued discount, until the accrued discount is included in income.

Floating Rate Notes

General. Floating rate notes are subject to special rules whereby a floating rate note will qualify as a “variable rate debt instrument” if:

•	the issue price does not exceed the total noncontingent principal payments due under the floating rate note by more than a specified de minimis amount;

•	it provides for stated interest, paid or compounded at least annually, at current values of:

•	one or more qualified floating rates,

•	a single fixed rate and one or more qualified floating rates,

•	a single objective rate, or

•	a single fixed rate and a single objective rate that is a qualified inverse floating rate,

each as defined in the applicable Treasury regulations; and

•	certain other conditions, as set forth in the applicable Treasury regulations, are satisfied.

In general, a “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the floating rate note is denominated. For example, the commercial paper rate, the LIBOR rate and the CMT rate will be treated as qualified floating rates. In general, an “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula that is based on objective financial or economic information. A “qualified inverse floating rate” is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

Unless otherwise provided in the applicable pricing supplement, it is expected, and the discussion below assumes, that a floating rate note will qualify as a “variable rate debt instrument.” If a floating rate note does not qualify as a “variable rate debt instrument,” then the floating rate note will be treated as a contingent payment debt instrument. For a description of the treatment of contingent payment debt instruments, see the discussion under “—Optionally Exchangeable Notes” below.

Floating Rate Notes that Provide for a Single Variable Rate. All stated interest on a floating rate note will constitute qualified stated interest and will be taxable accordingly (as described under “—Discount Notes—General” above) if:

•	the floating rate note provides for stated interest at a single variable rate throughout the term thereof; and

•	the stated interest on the floating rate note is unconditionally payable in cash or other property (other than debt instruments of the issuer) at least annually.

Thus, such a floating rate note will generally not be treated as issued with original issue discount unless the floating rate note is issued at an issue price below its stated principal amount and the difference between the issue price and the stated principal amount is in excess of a specified de minimis amount, as defined above under “—Discount Notes—General.” For this purpose, and for purposes of the discussion below under “—Floating Rate Notes that Provide for Multiple Rates,” if a floating rate note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate and if the variable rate on the floating rate note’s issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25%), then the fixed rate and the variable rate together will constitute a single variable rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the floating rate note (e.g., two or more qualified floating rates with values within 0.25% of each other as determined on the issue date) will be treated as a single qualified floating rate.

If a floating rate note that provides for stated interest at a single variable rate is issued with original issue discount, as discussed above, in excess of a specified de minimis amount, the amount of qualified stated interest and the amount of original issue discount that accrues during an accrual period on such a floating rate note is determined under the rules applicable to fixed rate debt instruments, discussed under “—Discount Notes” above, by assuming that the variable rate is a fixed rate equal to:

•	in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate; or

•	in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the floating rate note.

The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

Floating Rate Notes that Provide for Multiple Rates. In general, a floating rate note that provides for (i) multiple floating rates or (ii) one or more floating rates in addition to one or more fixed rates will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the floating rate note. A floating rate note must be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the floating rate note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the floating rate note’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the floating rate note is converted into a fixed rate that reflects the yield that is reasonably expected for the floating rate note. In the case of a floating rate note that provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the floating rate note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the floating rate note as of the floating rate note’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the replaced qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the floating rate note is then converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the floating rate note is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the general original issue discount rules to the “equivalent” fixed rate debt instrument and a U.S. Holder of the floating rate note will account for such original issue discount and qualified stated interest as if the U.S. Holder held the “equivalent” fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest (or, in certain circumstances, original issue discount) assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the floating rate note during the accrual period.

Amortizable Bond Premium. If a U.S. Holder purchases a note for an amount that is greater than the sum of all amounts payable on the note other than qualified stated interest, the holder will be considered to have purchased the note with amortizable bond premium equal to such excess. Special rules may apply in the case of notes that are subject to optional redemption. A U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in such holder’s income with respect to the note in that accrual period. A holder who elects to amortize bond premium must reduce its tax basis in the note by the amount of the premium previously amortized. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the holder and may be revoked only with the consent of the IRS.

If a holder makes a constant yield election (as described under “—Discount Notes” above) for a note with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS with respect to debt instruments acquired after revocation.

Sale, Exchange or Retirement of the Notes. Upon the sale, exchange or retirement of a note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder’s adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest. Amounts attributable to accrued but unpaid interest are treated as interest as described under “—Payments of Stated Interest” above. A U.S. Holder’s adjusted tax basis in a note will equal the cost of the note to the holder, increased by the amounts of any original issue discount previously included in income by the holder with respect to the note and reduced by any principal payments received by the holder and, in the case of a discount note, by the amounts of any other payments that do not constitute qualified stated interest (as defined above).

Except as described below or as otherwise provided in the applicable pricing supplement, gain or loss realized on the sale, exchange or retirement of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held for more than one year. Exceptions to this general rule apply in the case of a short-term note, to the extent of any accrued discount not previously included in the holder’s taxable income. See “—Short-Term Notes” above. In addition, other exceptions to this general rule apply in the case of optionally exchangeable notes, certain foreign currency notes and notes linked to commodity prices, single securities, baskets of securities or indices. See the discussions under “—Optionally Exchangeable Notes,” “—Foreign Currency Notes” and “—Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices” below.

Foreign Currency Notes

General. The following discussion describes certain special rules applicable to a U.S. Holder of notes that are denominated in a specified currency other than the U.S. dollar or the payments of interest or principal on which are payable in one or more currencies or currency units other than the U.S. dollar, which we refer to as “foreign currency notes.” However, the U.S. federal income tax consequences to a U.S. Holder of the ownership and disposition of currency-linked notes and nonfunctional currency contingent payment debt instruments are not discussed in this prospectus supplement and will be discussed in the applicable pricing supplement.

The rules applicable to notes that are denominated in a currency or currency unit other than the U.S. dollar could require some or all of the gain or loss on the sale, exchange or other disposition of a foreign currency note to be recharacterized as ordinary income or loss. The rules applicable to foreign currency notes are complex and their application may depend on the holder’s particular U.S. federal income tax situation. For example, various elections are available under these rules, and whether a holder should make any of these elections may depend on the holder’s particular federal income tax situation. U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of foreign currency notes.

Payments of Interest on Foreign Currency Notes. A U.S. Holder who uses the cash method of accounting for U.S. federal income tax purposes and who receives a payment of qualified stated interest (or who receives proceeds from a sale, exchange or other disposition attributable to accrued interest) in a foreign currency with respect to a foreign currency note will be required to include in income the U.S. dollar value of the foreign currency payment (determined based on a spot rate on the date the payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and this U.S. dollar value will be the U.S. Holder’s tax basis in the foreign currency. A cash method holder who receives a payment of qualified stated interest in U.S. dollars will be required to include the amount of this payment in income upon receipt. To the extent that a cash method holder is required to accrue original issue discount on a foreign currency note, rules similar to the rules described in the following paragraph will apply with respect to the original issue discount.

In the case of a U.S. Holder that uses the accrual method of accounting for U.S. federal income tax purposes, the holder will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount, but reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a foreign currency note during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. In addition to the interest income accrued as described above, the U.S. Holder will recognize ordinary income or loss (which will not be treated as interest income or expense) with respect to accrued interest income on the date the interest payment or proceeds from the sale, exchange or other disposition attributable to accrued interest are actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined based on a spot rate on the date the payment is received) in respect of the accrual period (or, where a holder receives U.S. dollars, the amount of the payment in respect of the accrual period) and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). A U.S. Holder may elect to translate interest income (including original issue discount) for an interest accrual period into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A U.S. Holder that makes this election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS.

Original Issue Discount and Amortizable Bond Premium on Foreign Currency Notes. Original issue discount and amortizable bond premium (each as defined above) on a foreign currency note are to be determined in the relevant foreign currency.

If an election to amortize bond premium is made, amortizable bond premium taken into account on a current basis will reduce interest income in units of the relevant foreign currency. Foreign currency gain or loss (as defined below) is realized on amortized bond premium with respect to any period by treating the bond premium amortized in the same period in the same manner as on the sale, exchange or retirement of the foreign currency note (as discussed below). Any foreign currency gain or loss (as defined below) will be ordinary income or loss as described below.

Tax Basis in Foreign Currency Notes. A U.S. Holder’s tax basis in a foreign currency note, and the amount of any subsequent adjustment to the holder’s tax basis, will be the U.S. dollar value of the foreign currency amount paid for such foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. A U.S. Holder who purchases a foreign currency note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such U.S. Holder’s tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase.

Sale, Exchange or Retirement of Foreign Currency Notes. Gain or loss realized upon the sale, exchange or retirement of a foreign currency note that is attributable to fluctuations in currency exchange rates (referred to as “foreign currency gain or loss”) will be ordinary income or loss which will not be treated as interest income or expense. Foreign currency gain or loss attributable to fluctuations in exchange rates generally will equal the difference between (i) the U.S. dollar value of the U.S. Holder’s purchase price (excluding any bond premium previously accrued) in the foreign currency of the note, determined on the date the payment is received in exchange for the note or the note is disposed of, and (ii) the U.S. dollar value of the U.S. Holder’s purchase price (excluding any bond premium previously accrued) in the foreign currency of the note, determined on the date the U.S. Holder acquired the note. Payments received attributable to accrued interest will be treated in accordance with the rules applicable to payments of interest on foreign currency notes described above. The foreign currency gain or loss realized upon the sale, exchange or retirement of any foreign currency note will be recognized only to the extent of the total gain or loss realized by a U.S. Holder on the sale, exchange or retirement of the foreign currency note. The source of the foreign currency gain or loss will be determined by reference to the residence of the holder or the “qualified business unit” of the holder on whose books the note is properly reflected. Any gain or loss realized by these holders in excess of the foreign currency gain or loss will be capital gain or loss (except in the case of a short-term note, to the extent of any discount not previously included in the holder’s income). If a U.S. Holder recognizes a loss upon a sale or other disposition of a foreign currency note and such loss is above certain thresholds, then the holder may be required to file a disclosure statement with the IRS. U.S. Holders should consult their tax advisors regarding this reporting obligation, as discussed under “—Disclosure Requirements” below.

A U.S. Holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a foreign currency note equal to the U.S. dollar value of the foreign currency, determined at the time of such sale, exchange or retirement. A cash method taxpayer who buys or sells a foreign currency note is required to translate units of foreign currency paid or received into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement of the purchase or sale. An accrual method taxpayer may elect the same treatment for all purchases and sales of foreign currency obligations if such obligations are traded on an established securities market. This election cannot be changed without the consent of the IRS. Any gain or loss realized by a U.S. Holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase foreign currency notes) will be ordinary income or loss.

Optionally Exchangeable Notes

General. Unless otherwise noted in the applicable pricing supplement, optionally exchangeable notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes. As a result, the optionally exchangeable notes will be subject to special rules that govern the tax treatment of debt obligations that are treated under applicable Treasury regulations (the “contingent debt regulations”) as providing for contingent payments.

Pursuant to the contingent debt regulations, a U.S. Holder of an optionally exchangeable note will be required to accrue interest income on the optionally exchangeable note on a constant yield basis, based on a comparable yield, as described below, regardless of whether such holder uses the cash or accrual method of accounting for U.S. federal income tax purposes. As such, a U.S. Holder generally will be required to include interest in income each year in excess of any stated interest payments actually received in that year, if any.

The contingent debt regulations provide that a U.S. Holder must accrue an amount of ordinary interest income, as original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the optionally exchangeable note that equals:

•	the product of (a) the adjusted issue price (as defined below) of the optionally exchangeable note as of the beginning of the accrual period and (b) the comparable yield (as defined below) of the optionally exchangeable note, adjusted for the length of the accrual period;

•	divided by the number of days in the accrual period; and

•	multiplied by the number of days during the accrual period that the U.S. Holder held the optionally exchangeable note.

The “adjusted issue price” of an optionally exchangeable note is its issue price, increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments (in accordance with the projected payment schedule described below) previously made with respect to the optionally exchangeable note.

The term “comparable yield” as used in the contingent debt regulations means the greater of (i) annual yield we would pay, as of the issue date, on a fixed-rate, nonconvertible debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the optionally exchangeable notes, and (ii) the applicable federal rate.

The contingent debt regulations require that we provide to U.S. Holders, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments (the “projected payment schedule”) on the optionally exchangeable notes. This schedule must produce a yield to maturity that equals the comparable yield to maturity.

The comparable yield and the projected payment schedule are not used for any purpose other than to determine a U.S. Holder’s interest accruals and adjustments thereto in respect of the optionally exchangeable notes for U.S. federal income tax purposes. They do not constitute a projection or representation by us regarding the actual amounts that will be paid on the optionally exchangeable notes.

Adjustments to Interest Accruals on the Notes. If, during any taxable year, a U.S. Holder of an optionally exchangeable note receives actual payments with respect to such optionally exchangeable note that, in the aggregate, exceed the total amount of projected payments for that taxable year, the U.S. Holder will incur a “net positive adjustment” under the contingent debt regulations equal to the amount of such excess. The U.S. Holder will treat a net positive adjustment as additional interest income in that taxable year.

If a U.S. Holder receives in a taxable year actual payments with respect to the optionally exchangeable note that, in the aggregate, are less than the amount of projected payments for that taxable year, the U.S. Holder will incur a “net negative adjustment” under the contingent debt regulations equal to the amount of such deficit. This net negative adjustment:

•	will first reduce the U.S. Holder’s interest income on the optionally exchangeable note for that taxable year;

•	to the extent of any excess, will give rise to an ordinary loss to the extent of the U.S. Holder’s interest income on the optionally exchangeable note during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments; and

•	to the extent of any excess after the application of the previous two bullet points, will be carried forward as a negative adjustment to offset future interest income with respect to the optionally exchangeable note or to reduce the amount realized on a sale, exchange or retirement of the optionally exchangeable note.

A net negative adjustment is not subject to the two percent floor limitation on miscellaneous itemized deductions.

Generally the sale, exchange or retirement of an optionally exchangeable note will result in taxable gain or loss to a U.S. Holder. The amount of gain or loss on a sale, exchange or retirement of a optionally exchangeable note will be equal to the difference between (a) the amount of cash plus the fair market value of any other property received by the U.S. Holder, including the fair market value of any common stock received (the “amount realized”), and (b) the U.S. Holder’s adjusted tax basis in the optionally exchangeable note. As discussed above, to the extent that a U.S. Holder has any net negative adjustment carryforward, the U.S. Holder may use such net negative adjustment from a previous year to reduce the amount realized on the sale, exchange or retirement of the optionally exchangeable notes.

For purposes of determining the amount realized on the scheduled retirement of a note, a U.S. Holder will be treated as receiving the projected payment amount of any contingent payment due at maturity. As previously discussed under “—Optionally Exchangeable Notes—Adjustments to Interest Accruals on the Notes,” to the extent that actual payments with respect to the notes during the year of the scheduled retirement are greater or lesser than the projected payments for such year, a U.S. Holder will incur a net positive or negative adjustment, resulting in additional ordinary income or loss, as the case may be.

A U.S. Holder’s adjusted tax basis in an optionally exchangeable note generally will be equal to the U.S. Holder’s original purchase price for the optionally exchangeable note, increased by any interest income previously accrued by the U.S. Holder (determined without regard to any adjustments to interest accruals described above) and decreased by the amount of any projected payments that previously have been scheduled to be made in respect of the optionally exchangeable notes (without regard to the actual amount paid).

Gain recognized by a U.S. Holder upon a sale, exchange or retirement of an optionally exchangeable note generally will be treated as ordinary interest income. Any loss will be ordinary loss to the extent of the excess of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary losses in respect of the optionally exchangeable note, and thereafter capital loss (which will be long-term if the optionally exchangeable note has been held for more than one year). The deductibility of capital losses is subject to limitations. If a U.S. Holder recognizes a loss upon a sale or other disposition of an optionally exchangeable note and such loss is above certain thresholds, then the holder may be required to file a disclosure statement with the IRS. U.S. Holders should consult their tax advisors regarding this reporting obligation, as discussed under “—Disclosure Requirements” below.

Special rules will apply if one or more contingent payments on an optionally exchangeable note become fixed. For purposes of the preceding sentence, a payment (including an amount payable at maturity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the contingent debt regulations. If one or more contingent payments on an optionally exchangeable note become fixed more than six months prior to the date the payment is due, a U.S. Holder would be required to make a positive or negative adjustment, as appropriate, equal to the difference between the present value of the amounts that are fixed, using the comparable yield as the discount rate, and the projected amounts of the contingent payments relevant as provided in the projected payment schedule. If all remaining scheduled contingent payments on an optionally exchangeable note become fixed substantially contemporaneously, a U.S. Holder would be required to make adjustments to account for the difference between the amounts so treated as fixed and the projected payments in a reasonable manner over the remaining term of the optionally exchangeable note. A U.S. Holder’s tax basis in the optionally exchangeable note and the character of any gain or loss on the sale of the optionally exchangeable note would also be affected. U.S. Holders are urged to consult their tax advisors concerning the application of these special rules.

Mandatorily Exchangeable Notes. Under current U.S. federal income tax law, the U.S. federal income tax treatment of a mandatorily exchangeable note is unclear and will depend on the terms of the mandatorily exchangeable note. Prospective purchasers of mandatorily exchangeable notes are urged to review the applicable pricing supplement and consult with their own tax advisors.

Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices. The U.S. federal income tax consequences to a U.S. Holder of the ownership and disposition of a note that has principal or interest determined by reference to commodity prices, securities of entities affiliated or not affiliated with us, baskets of those securities or indices will vary depending upon the exact terms of the note and related factors. Unless otherwise noted in the applicable pricing supplement, such notes will be subject to the same U.S. federal income tax treatment as optionally exchangeable notes.

Units

Under current U.S. federal income tax law, the U.S. federal income tax treatment of a unit is unclear and will depend on the terms of the unit. Prospective purchasers of units are urged to review the applicable pricing supplement and consult with their own tax advisors.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability provided that the required information is furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the notes and the units and the proceeds from a sale or other disposition of the notes and the units, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Disclosure Requirements

Applicable U.S. Treasury regulations require taxpayers that participate in certain “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their tax returns and to retain a copy of all documents and records related to the transaction. In addition, organizers and sellers of such transactions are required to maintain records, including lists identifying investors in the transaction, and must furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria. Whether an investment in a note or a unit constitutes a “reportable transaction” for any holder depends on the holder’s particular circumstances. Holders should consult their own tax advisors concerning any possible disclosure obligation that they may have with respect to their investment in the notes or the units and should be aware that we (or other participants in the transaction) may determine that the investor list maintenance requirement applies to the transaction and comply accordingly with this requirement.

Tax Consequences to Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means, for U.S. federal income tax purposes, a beneficial owner of a note or unit issued under this prospectus supplement that is:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

“Non-U.S. Holder” does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a holder is urged to consult his or her own tax advisors regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note or unit.

Notes

In General. Except as otherwise provided in the applicable pricing supplement and subject to the discussions below, a Non-U.S. Holder will not be subject to U.S. federal income tax, including withholding tax, on payments of principal or premium, if any, or interest (including original issue discount, if any) on a note, or proceeds from or gain on the sale or disposition of a note, provided that:

•	the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	the Non-U.S. Holder is not a bank receiving interest under section 881(c)(3)(A) of the Code; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner, as described below.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of that note (or a financial institution holding a note on behalf of the beneficial owner) furnishes to us an IRS Form W-8BEN, in which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

Optionally Exchangeable Notes. A Non-U.S. Holder will generally not be subject to U.S. federal income tax, including withholding tax, with regard to an optionally exchangeable note if:

•	the optionally exchangeable note is treated as our indebtedness for U.S. federal income tax purposes;

•	the optionally exchangeable note is exchangeable only into securities that are actively traded, into a basket of securities that are actively traded or an index or indices of securities that are actively traded; and

•	the requirements for exemption from tax listed above under “—Notes—In General” are met.

Except as otherwise provided in the applicable pricing supplement, with regard to the above requirements, optionally exchangeable notes for which the principal amount payable in cash equals or exceeds the issue price will be treated as our indebtedness for U.S. federal income tax purposes. Except as otherwise provided in the applicable pricing supplement, no opinion is expressed in this prospectus supplement as to the impact of the “United States real property holding corporation” rules, which could affect the taxation of Non-U.S. Holders. Persons considering the purchase of optionally exchangeable notes should refer to the discussion relating to U.S. federal taxation in the applicable pricing supplement for disclosure, if any is deemed necessary, concerning the applicability of these rules. For information regarding the U.S. federal income tax consequences of ownership and disposition of the property received in exchange for an optionally exchangeable note, please refer to the publicly available documents described in the applicable pricing supplement.

Mandatorily Exchangeable Notes. Under current U.S. federal income tax law, it is unclear how a mandatorily exchangeable note will be treated. Accordingly, nothing in this prospectus supplement should be construed to describe how mandatorily exchangeable notes are treated with regard to Non-U.S. Holders. Prospective purchasers of mandatorily exchangeable notes are urged to review the applicable pricing supplement and consult with their own tax advisors.

Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices. The U.S. federal income tax consequences to a Non-U.S. Holder of the ownership and disposition of notes that have principal or interest determined by reference to commodity prices, securities of entities affiliated or not affiliated with us, baskets of these securities or indices may vary depending upon the exact terms of the notes and related factors. Except as otherwise provided in the applicable pricing supplement, a Non-U.S. Holder will generally not be subject to U.S. federal income tax, including withholding tax, with regard to a note linked to commodity prices, single securities, baskets of securities or indices if:

•	the note is treated as our indebtedness for U.S. federal income tax purposes;

•	the note is linked only to commodities or securities that are actively traded, to a basket of securities that are actively traded or to an index or indices of securities that are actively traded; and

•	the requirements for exemption from tax listed above under “—Notes—In General” are met.

Except as otherwise provided in the applicable pricing supplement, with regard to the above requirements, notes linked to commodity prices, single securities, baskets of securities or indices for which the principal amount payable in cash equals or exceeds the issue price will be treated as our indebtedness for U.S. federal income tax purposes. Except as otherwise provided in the applicable pricing supplement, no opinion is expressed in this prospectus supplement as to the impact of the “United States real property holding corporation” rules, which could affect the taxation of Non-U.S. Holders. Persons considering the purchase of notes linked to commodity prices, single securities, baskets of securities or indices should refer to the discussion relating to U.S. federal taxation in the applicable pricing supplement for disclosure, if any is deemed necessary, concerning the applicability of these rules.

Units

Under current U.S. federal income tax law, the U.S federal income tax treatment of a unit is unclear and will depend on the terms of the unit. Prospective purchasers of units are urged to review the applicable pricing supplement and consult with their own tax advisors.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note that is treated as a debt obligation for U.S. federal estate tax purposes will be treated as U.S. situs property subject to U.S. federal estate tax if payments on the note, if received by the decedent at the time of death, would have been subject to U.S. federal withholding tax (even if the W-8BEN certification requirement described above were satisfied and not taking into account an elimination of such U.S. federal withholding tax due to the application of an income tax treaty).

In addition, optionally exchangeable notes that are not treated as debt obligations and notes linked to commodity prices, single securities, baskets of securities or indices that are not treated as debt obligations may constitute U.S. situs property subject to U.S. federal estate tax. The U.S. federal estate tax treatment of mandatorily exchangeable notes and of units is also unclear.

Non-U.S. Holders should consult their own tax advisors regarding the U.S. federal estate tax consequences of an investment in the notes or the units in their particular situations and the availability of benefits provided by an applicable estate tax treaty, if any.

Backup Withholding and Information Reporting

Information returns will generally be filed with the IRS in connection with payments on a note. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of a note and the Non-U.S. Holder may be subject to U.S. backup withholding on payments on notes or on the proceeds from a sale or other disposition of notes. The certification procedures required to claim the exemption from withholding tax on interest (including original issue discount, if any) described above will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

We are offering the Series F medium-term notes and Series F units on a continuing basis exclusively through Morgan Stanley & Co. Incorporated and Morgan Stanley DW Inc., which we refer to individually as an “agent” and together as the “agents,” who have agreed to use reasonable efforts to solicit offers to purchase these securities. We will have the sole right to accept offers to purchase these securities and may reject any offer in whole or in part. Each agent may reject, in whole or in part, any offer it solicited to purchase securities. Unless otherwise specified in the applicable pricing supplement, we will pay an agent, in connection with sales of these securities resulting from a solicitation that agent made or an offer to purchase that agent received, a commission ranging from .125% to .750% of the initial offering price of the securities to be sold, depending upon the maturity of the securities. We and the agent will negotiate commissions for securities with a maturity of 30 years or greater at the time of sale.

We may also sell these securities to an agent as principal for its own account at discounts to be agreed upon at the time of sale within the range of the commissions stated above or as otherwise disclosed in the applicable pricing supplement. That agent may resell these securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that agent determines and as we will specify in the applicable pricing supplement. An agent may offer the securities it has purchased as principal to other dealers. That agent may sell the securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount that agent will receive from us. After the initial public offering of securities that an agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

Each of the agents may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended. We and the agents have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities. We have also agreed to reimburse the agents for specified expenses.

We estimate that we will spend approximately $5,070,500 for printing, rating agency, trustee’s and legal fees and other expenses allocable to the offering of the Series F medium-term notes, the Series F units and the other securities currently registered on our shelf registration statement and estimate that we will spend corresponding amounts with respect to any additional securities that we may register on our shelf registration statement in the future.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of these securities on a national securities exchange, but have been advised by the agents that they intend to make a market in these securities or, if separable, any other securities included in units, as applicable laws and regulations permit. The agents are not obligated to do so, however, and the agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for these securities or if separable, any other securities included in any units.

Morgan Stanley & Co. Incorporated and Morgan Stanley DW Inc. are our wholly-owned subsidiaries. The agents will conduct each offering of these securities in compliance with the requirements of Rule 2720 of the NASD regarding an NASD member firm’s distributing the securities of an affiliate. Following the initial distribution of these securities, each agent may offer and sell those securities or, if separable, any other securities included in any units in the course of its business as a broker-dealer. An agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. The agents may use this prospectus supplement in connection with any of those transactions. The agents are not obligated to make a market in any of these securities or any other securities included in units and may discontinue any market-making activities at any time without notice.

Underwriter, agents and dealers participating in offerings of the notes that are not our affiliates may presently or from time to time engage in business transactions with us, including extending loans to us.

Neither of the agents nor any dealer utilized in the initial offering of these securities will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

In order to facilitate the offering of these securities, the agents may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the agents may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the agents under any overallotment option. The agents can close out a covered short sale by exercising the overallotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the agents will consider, among other things, the open market price of these securities compared to the price available under the overallotment option. The agents may also sell these securities or any other securities in excess of the overallotment option, creating a naked short position. The agents must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the agents are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agents may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the agent repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The agents are not required to engage in these activities, and may end any of these activities at any time.

Concurrently with the offering of these securities through the agents, we may issue other debt securities under the indentures referred to in this prospectus supplement or other units similar to those described in this prospectus supplement. Those debt securities may include medium-term notes and units under our Series G and Series H prospectus supplement. We refer to those notes as “Euro medium-term notes” and those units as “Euro units.” The Euro medium-term notes and Euro units may have terms substantially similar to the terms of the securities offered under this prospectus supplement. The Euro medium-term notes and Euro units may be offered concurrently with the offering of these securities, on a continuing basis outside the United States by us, under a distribution agreement with Morgan Stanley & Co. International Limited, as agent for us. The terms of that distribution agreement, which we refer to as the Euro Distribution Agreement, are substantially similar to the terms of the distribution agreement for a U.S. offering, except for selling restrictions specified in the Euro Distribution Agreement.

Series F Notes and Series F Units Offered on a Global Basis

If the applicable pricing supplement indicates that any of our Series F medium-term notes or Series F units will be offered on a global basis, those registered global securities will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those securities.

Each of the agents has represented and agreed, and any other agent through which we may offer any Series F medium-term notes or Series F units on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes the applicable pricing supplement, this prospectus supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities, and we shall not have responsibility for the agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

With respect to sales in any jurisdictions outside of the United States of such securities offered on a global basis, purchasers of any such securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page hereof.

LEGAL MATTERS

The validity of the notes, the units and any securities included in the units will be passed upon for Morgan Stanley by Davis Polk & Wardwell or other counsel who is satisfactory to the agents and who may be an officer of Morgan Stanley. Sidley Austin LLP will pass upon some legal matters relating to the notes, units and any securities included in the units for the agents. Sidley Austin LLP has in the past represented Morgan Stanley and continues to represent Morgan Stanley on a regular basis and in a variety of matters.

PROSPECTUS

Morgan Stanley

DEBT SECURITIES

UNITS

WARRANTS

PURCHASE CONTRACTS

PREFERRED STOCK

COMMON STOCK

We, Morgan Stanley, may offer from time to time debt securities, units, warrants, purchase contracts, preferred stock and common stock. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

MORGAN STANLEY

January 25, 2006

You should rely on the information we incorporate by reference or provide in this prospectus or the relevant prospectus supplement. We have not authorized anyone else to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. Except as we indicate under the headings “Consolidated Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends,” “Morgan Stanley” and “Use of Proceeds,” the terms “Morgan Stanley,” “we,” “us” and “our” refer to Morgan Stanley excluding its consolidated subsidiaries.

SUMMARY

We, Morgan Stanley, may offer any of the following securities: debt securities, units, warrants, purchase contracts, preferred stock and common stock. The following summary describes these securities in general terms only. You should read the summary together with the more detailed information contained in the rest of this prospectus and the applicable prospectus supplement.

Debt Securities	Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

The senior and subordinated debt securities will be issued under separate indentures between us and a U.S. banking institution as trustee. Neither of the indentures that govern our debt securities limits the amount of additional indebtedness that we or any of our subsidiaries may incur. We have summarized the general features of the indentures under the heading “Description of Debt Securities.” We encourage you to read the indentures, which are exhibits to our registration statement.

Units	We may sell any combination of warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property together as units. In a prospectus supplement, we will describe the particular combination of warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by us, or debt obligations or other securities of an entity affiliated or not affiliated with us or other property constituting any units and any other specific terms of the units.

Warrants

We may sell warrants to purchase or sell:

•      securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities, any other property,

•      currencies,

•      commodities, or

•      any combination of the above.

In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities, currencies, commodities or other property or their cash value.

Purchase Contracts

We may sell purchase contracts requiring the holders to purchase or sell:

•      securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities, any other property,

•      currencies,

•      commodities, or

•      any combination of the above.

In a prospectus supplement, we will describe the specific terms of the purchase contracts, including whether we will satisfy our obligations, if any, or you will satisfy your obligations, if any, under any purchase contracts by delivering the underlying securities, currencies, commodities or other property or their cash value.

Form	We may issue debt securities, units, warrants and purchase contracts in fully registered form or in bearer form and, in either case, in definitive form or global form.
Preferred Stock

We may sell our preferred stock, par value $0.01 per share, in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the stated value of the shares of the series, the voting rights of the shares of the series, whether or not and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Common Stock	We may sell our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Terms Specified in Prospectus Supplements

When we decide to sell particular securities, we will prepare a prospectus supplement, which in the case of medium-term notes may be further supplemented by a pricing supplement, describing the securities offering and the specific terms of the securities. You should carefully read this prospectus and any applicable prospectus supplement and pricing supplement. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any other prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a pricing supplement or a free writing prospectus, unless the context otherwise requires.

We will offer our debt securities, warrants, purchase contracts, units, preferred stock and common stock to investors on terms determined by market and other conditions. Our securities may be sold for U.S. dollars or foreign currency. Principal of, and any premium or interest on, debt securities and cash amounts payable under warrants or purchase contracts may be payable in U.S. dollars or foreign currency, as we specifically designate in the related prospectus supplement.

In any prospectus supplement we prepare, we will provide the name of and compensation to each dealer, underwriter or agent, if any, involved in the sale of the securities being offered and the managing underwriters for any securities sold to or through underwriters. Any underwriters, including managing underwriters, dealers or agents in the United States will include Morgan Stanley & Co. Incorporated and/or Morgan Stanley DW Inc. and any outside the United States will include Morgan Stanley & Co. International Limited or other affiliates of ours.

Structural Subordination; Our Receipt of Cash from Our Subsidiaries May Be Restricted	The securities are unsecured senior or subordinated obligations of ours, but our assets consist primarily of equity in our subsidiaries. As a result, our ability to make payments on our debt securities and/or pay dividends on our preferred stock and common stock depends upon our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets, and our rights and the rights of our creditors, including your rights as an owner of our debt securities, units, warrants, purchase contracts, preferred stock or common stock, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

In addition, various statutes and regulations restrict some of our subsidiaries from paying dividends or making loans or advances to us. These restrictions could prevent those subsidiaries from paying the cash to us that we need in order to pay you. These restrictions include:

•      the net capital requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of some exchanges and other regulatory bodies, which apply to some of our principal subsidiaries, such as Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited and Morgan Stanley DW Inc., and

• banking regulations, which apply to Discover Bank, a Delaware chartered bank, and other bank subsidiaries of ours.
Market-making by Our Affiliates	Following the initial distribution of an offering of securities, Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley DW Inc. and other affiliates of ours may offer and sell those securities in the course of their businesses as broker dealers, subject, in the case of common stock, preferred stock and depositary shares, to obtaining any necessary approval of the New York Stock Exchange, Inc. for any of these offers and sales our United States affiliates may make. Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley DW Inc. and other affiliates of ours may act as a principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

FOREIGN CURRENCY RISKS

You should consult your financial and legal advisors as to any specific risks entailed by an investment in securities that are denominated or payable in, or the payment of which is linked to the value of, a currency other than the currency of the country in which you are resident or in which you conduct your business, which we refer to as your “home currency.” These securities are not appropriate investments for investors who are not sophisticated in foreign currency transactions. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under non-U.S. law that may affect the purchase of or holding of, or the receipt of payments on, these securities. These persons should consult their own legal and financial advisors concerning these matters.

Exchange Rates and Exchange Controls May Affect Securities’ Value or Return

General Exchange Rate and Exchange Control Risks. An investment in a security that is denominated or payable in, or the payment of which is linked to the value of, currencies other than your home currency entails significant risks. These risks include the possibility of significant changes in rates of exchange between your home currency and the relevant foreign currencies and the possibility of the imposition or modification of exchange controls by the relevant governmental entities. These risks generally depend on economic and political events over which we have no control.

Exchange Rates Will Affect Your Investment. In recent years, rates of exchange between some currencies have been highly volatile and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any security. Depreciation against your home currency of the currency in which a security is payable would result in a decrease in the effective yield of the security below its coupon rate or in the payout of the security and could result in an overall loss to you on a home currency basis. In addition, depending on the specific terms of a currency-linked security, changes in exchange rates relating to any of the relevant currencies could result in a decrease in its effective yield and in your loss of all or a substantial portion of the value of that security.

There May Be Specific Exchange Rate Risks Applicable to Warrants and Purchase Contracts. Fluctuations in the rates of exchange between your home currency and any other currency (i) in which the exercise price of a warrant or the purchase price of a purchase contract is payable, (ii) in which the value of the property underlying a warrant or purchase contract is quoted or (iii) to be purchased or sold by exercise of a warrant or pursuant to a purchase contract or in the rates of exchange among any of these currencies may change the value of a warrant, a purchase contract or a unit that includes a warrant or purchase contract. You could lose money on your investment as a result of these fluctuations, even if the spot price of the property underlying the warrant or purchase contract were such that the warrant or purchase contract appeared to be “in the money.”

We Have No Control Over Exchange Rates. Currency exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to each other. However, from time to time governments may use a variety of techniques, such as intervention by a country’s central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders.

As a consequence, these government actions could adversely affect yields or payouts in your home currency for (i) securities denominated or payable in currencies other than your home currency, (ii) currency-linked securities, (iii) warrants or purchase contracts where the exercise price or the purchase price is denominated in a currency differing from your home currency or where the value of the property underlying the warrants or purchase contracts is quoted in a currency other than your home currency and (iv) warrants or purchase contracts to purchase or sell foreign currency.

We will not make any adjustment or change in the terms of the securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting your home currency or any applicable foreign currency. You will bear those risks.

Some Foreign Currencies May Become Unavailable. Governments have imposed from time to time, and may in the future impose, exchange controls that could also affect the availability of a specified currency. Even if there are no actual exchange controls, it is possible that the applicable currency for any security would not be available when payments on that security are due.

Alternative Payment Method Used if Payment Currency Becomes Unavailable. Unless otherwise specified in the applicable prospectus supplement, if a payment currency is unavailable, we would make required payments in U.S. dollars on the basis of the market exchange rate. However, if the applicable currency for any security is not available because the euro has been substituted for that currency, we would make the payments in euro. The mechanisms for making payments in these alternative currencies are explained in “Description of Debt Securities—Interest and Principal Payments” below.

Currency Conversions May Affect Payments on Some Securities

The applicable prospectus supplement may provide for (i) payments on a non-U.S. dollar denominated security to be made in U.S. dollars or (ii) payments on a U.S. dollar denominated security to be made in a currency other than U.S. dollars. In these cases, Morgan Stanley & Co. International Limited, in its capacity as exchange rate agent, or a different exchange rate agent identified in the applicable prospectus supplement, will convert the currencies. You will bear the costs of conversion through deductions from those payments. Morgan Stanley & Co. International Limited is our affiliate.

Exchange Rates May Affect the Value of a New York Judgment Involving Non-U.S. Dollar Securities

The securities will be governed by and construed in accordance with the laws of the State of New York. If a New York court were to enter a judgment in an action on any securities denominated in a foreign currency, such court would either enter a judgment in U.S. dollars based on the prevailing rate of exchange between the foreign currency and U.S. dollars on the date such judgment is entered or enter judgment in the foreign currency and convert the judgment or decree into U.S. dollars at the prevailing rate of exchange on the date such judgment or decree is entered.

Additional risks specific to particular securities will be detailed in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, the SEC maintains a website that contains reports, proxy statements and other information that we electronically file. The address of the SEC’s website is http://www.sec.gov. You can find information we have filed with the SEC by reference to file number 001-11758.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange, Inc. and the Pacific Exchange, Inc. under the symbol “MS.” You may inspect reports, proxy statements and other information concerning us and our consolidated subsidiaries at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Pacific Exchange, Inc., 115 Sansome Street, San Francisco, California 94104.

The SEC allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than information in the documents or filings that is deemed to have been furnished and not filed) until we complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:

•	Annual Report on Form 10-K for the fiscal year ended November 30, 2004, as updated by Exhibit 99.1 of our Current Report on Form 8-K filed on October 12, 2005;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended February 28, 2005 and May 31, 2005, each as updated by Exhibit Nos. 99.2 and 99.3, respectively, of our Current Report on Form 8-K filed on October 12, 2005;

•	Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2005;

•

Current Reports on Form 8-K dated December 13, 2004, December 21, 2004, January 5, 2005, January 14, 2005 (two filings), January 21, 2005, March 3, 2005, March 17, 2005, March 23, 2005, March 28, 2005 (two filings), April 1, 2005, April 2, 2005, April 4, 2005, April 6, 2005, April 13, 2005, April 30, 2005, May 4, 2005, May 13, 2005, May 16, 2005, May 18, 2005, June 13, 2005 (as amended by a Form 8-K/A filed on June 14, 2005), June 22, 2005, June 23, 2005, June 30, 2005 (three filings), July 11, 2005, August 17, 2005 (two filings) August 31, 2005, September 2, 2005, September 6, 2005, September 9, 2005, September 19, 2005, September 21, 2005, October 12, 2005 (the Current Report dated October 12, 2005 updates the historical financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2004 and Quarterly Reports on Form 10-Q for the periods ended February 28, 2005 and May 31, 2005 for certain discontinued operations and the transfer of the principal components of the residential mortgage loan business from the Discover business to the Institutional Securities business), October 31, 2005, November 14, 2005, November 22, 2005 (2 filings), December 2, 2005, December 12, 2005, December 20, 2005 (2 filings), December 21, 2005 and January 10, 2006; and

•	description of our common stock in our Registration Statement on Form 10 filed with the SEC pursuant to Section 12 of the Exchange Act, on January 15, 1993, as amended by the description contained in the Forms 8 dated February 11, February 21 and February 22, 1993.

You can request a copy of these documents, excluding exhibits not specifically incorporated by reference into these documents, at no cost, by writing or telephoning us at the following address:

Morgan Stanley

1585 Broadway

New York, New York 10036

Attention: Investor Relations

(212) 761-4000

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

AND EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the periods indicated.

	Nine Months Ended		Fiscal Year
	August 31, 2005	August 31, 2004	2004	2003	2002	2001	2000
Ratio of earnings to fixed charges	1.3	1.5	1.5	1.5	1.4	1.3	1.5
Ratio of earnings to fixed charges and preferred stock dividends	1.3	1.5	1.5	1.5	1.4	1.3	1.5

For purposes of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, earnings are the sum of:

•	income before losses from unconsolidated investees, income taxes (loss)/gain on discontinued operations, cumulative effect of accounting change and fixed charges;

less:

•	dividends on preferred securities subject to mandatory redemption.

For purposes of calculating both ratios, fixed charges are the sum of:

•	interest cost, including interest on deposits;

•	dividends on preferred securities subject to mandatory redemption; and

•	that portion of rent expense estimated to be representative of the interest factor.

The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.

MORGAN STANLEY

Morgan Stanley is a global financial firm that, through its subsidiaries and affiliates, provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals. Morgan Stanley was originally incorporated under the laws of the State of Delaware in 1981, and its predecessor companies date back to 1924. Morgan Stanley conducts its business from its headquarters in New York, its regional offices and branches throughout the United States, and its principal offices in London, Tokyo, Hong Kong and other world financial centers. Morgan Stanley maintains leading market positions in each of its business segments—Institutional Securities, Retail Brokerage, Asset Management and Discover.

Morgan Stanley’s Institutional Securities business includes:

•	Investment banking, including securities underwriting and distribution and financial advisory services, including advice on mergers and acquisitions, restructurings, real estate and project finance.

•	Sales, trading, financing and market-making activities in equity securities and related products and fixed income securities and related products, including foreign exchange and commodities.

•	Other activities, such as principal investing and real estate investment management, providing benchmark indices and risk management analytics and research.

Morgan Stanley’s Retail Brokerage business includes:

•	Comprehensive brokerage, investment and financial services designed to accommodate individual investment goals and risk profiles.

Morgan Stanley’s Asset Management business includes:

•	Global asset management products and services for individual and institutional investors through three principal distribution channels: a proprietary channel consisting of Morgan Stanley’s representatives; a non-proprietary channel consisting of third-party broker-dealers, banks, financial planners and other intermediaries; and Morgan Stanley’s institutional channel.

Morgan Stanley’s Discover business includes:

•	Discover Financial Services, which offers Discover®-branded cards and other consumer finance products and services.

•	Discover Network, a network of merchant and cash access locations primarily in the United States and PULSE EFT Association, Inc., a U.S.-based automated teller machine/debit network.

•	Consumer Banking Group International, which includes Morgan Stanley-branded cards and personal loan products in the United Kingdom.

Morgan Stanley’s principal executive offices are at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, which may include, among other things:

•	additions to working capital;

•	the repurchase of outstanding common stock; and

•	the repayment of indebtedness.

We anticipate that we will raise additional funds from time to time through equity or debt financing, including borrowings under revolving credit agreements, to finance our businesses worldwide.

DESCRIPTION OF DEBT SECURITIES

Debt May Be Senior or Subordinated

We may issue senior or subordinated debt securities. The senior debt securities and, in the case of debt securities in bearer form, any coupons to these securities, will constitute part of our senior debt, will be issued under our Senior Debt Indenture, as defined below, and will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities and any coupons will constitute part of our subordinated debt, will be issued under our Subordinated Debt Indenture, as defined below, and will be subordinate and junior in right of payment, as set forth in the Subordinated Debt Indenture, to all of our “senior indebtedness,” which is defined in our Subordinated Debt Indenture. If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. We refer to our Senior Debt Indenture and our Subordinated Debt Indenture individually as an “indenture” and collectively as the “indentures.”

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the applicable indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Where appropriate, we use parentheses to refer you to the particular sections of the applicable indenture. Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement. The indentures are substantially identical, except for the provisions relating to Morgan Stanley’s negative pledge, which are included in the Senior Debt Indenture only, the provisions relating to subordination and the shorter list of events of default under the Subordinated Debt Indenture.

We may issue debt securities from time to time in one or more series. The provisions of each indenture allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that issue. The debt securities may be denominated and payable in U.S. dollars or foreign currencies. We may also issue debt securities, from time to time, with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices, or any combination of the above. Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable currency, security or basket of securities, commodity or index on the relevant payment dates.

Debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

•	classification as senior or subordinated debt securities and the specific designation;

•	aggregate principal amount, purchase price and denomination;

•	currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	date of maturity;

•	the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

•	whether interest will be payable in cash or payable in kind;

•	the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium and/or interest on the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

•	whether we will issue the debt securities in definitive form and under what terms and conditions;

•	the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

•	information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•	any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

•	any applicable U.S. federal income tax consequences, including:

•	whether and under what circumstances we will pay additional amounts on debt securities held by a person who is not a U.S. person for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

•	tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for U.S. federal income tax purposes; and

•	tax considerations applicable to any debt securities denominated and payable in foreign currencies; and

•	any other specific terms of the debt securities, including any additions, modifications or deletions in the defaults, events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

Some Definitions

We have defined some of the terms that we use frequently in this prospectus below:

A “business day” means any day, other than a Saturday or Sunday, (i) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (a) in The City of New York or (b) for debt securities denominated in a specified currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the specified currency or (c) for debt securities denominated in Australian dollars, in Sydney, and (ii) for debt securities denominated in euro, that is also a TARGET Settlement Day.

“Clearstream, Luxembourg” means Clearstream Banking, societe anonyme.

“Depositary” means The Depository Trust Company, New York, New York.

“Euro LIBOR debt securities” means LIBOR debt securities for which the index currency is euros.

“Euroclear operator” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

An “interest payment date” for any debt security means a date on which, under the terms of that debt security, regularly scheduled interest is payable.

“London banking day” means any day on which dealings in deposits in the relevant index currency are transacted in the London interbank market.

The “record date” for any interest payment date is the date 15 calendar days prior to that interest payment date, whether or not that date is a business day.

“TARGET Settlement Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System is open.

References in this prospectus to “U.S. dollar,” or “U.S.$” or “$” are to the currency of the United States of America. References in this prospectus to “euro” and “(euro)” are to the single currency introduced at the commencement of the third stage of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended.

Interest and Principal Payments

Payments, Exchanges and Transfers. Holders may present debt securities for payment of principal, premium, if any, and interest, if any, register the transfer of the debt securities and exchange the debt securities at the agency in the Borough of Manhattan, The City of New York, maintained by us for that purpose. However, holders of global debt securities may transfer and exchange global debt securities only in the manner and to the extent set forth under “Forms of Securities—Global Securities” below. On the date of this prospectus, the agent for the payment, transfer and exchange of debt securities issued under our senior indenture is JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank) acting through its corporate trust office at 4 New York Plaza, New York, New York 10004. On the date of this prospectus, the agent for the payment, transfer and exchange of debt securities issued under our subordinated indenture is J.P. Morgan Trust Company, National Association, acting through its corporate trust office at 4 New York Plaza, New York, New York 10004. We refer to each of JPMorgan Chase Bank, N.A. and J.P. Morgan Trust Company, National Association, each acting in this capacity for the respective debt securities, as the paying agent.

We will not be required to:

•	register the transfer of or exchange any debt security if the holder has exercised the holder’s right, if any, to require us to repurchase the debt security, in whole or in part, except the portion of the debt security not required to be repurchased;

•	register the transfer of or exchange debt securities to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or

•	register the transfer of or exchange any registered debt security selected for redemption in whole or in part, except the unredeemed or unpaid portion of that registered debt security being redeemed in part.

No service charge will be made for any registration or transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of debt securities.

Holders may transfer debt securities in bearer form and the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “Forms of Securities” below.

Although we anticipate making payments of principal, premium, if any, and interest, if any, on most debt securities in U.S. dollars, some debt securities may be payable in foreign currencies as specified in the applicable prospectus supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on debt securities that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a debt security payable in euro, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

Recipients of Payments. The paying agent will pay interest to the person in whose name the debt security is registered at the close of business on the applicable record date. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the debt security. The paying agent will make the payment of interest on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. The paying agent will make the initial interest payment on a debt security on the first interest payment date falling after the date of issuance, unless the date of issuance is less than 15 calendar days before an interest payment date. In that case, the paying agent will pay interest or, in the case of an amortizing debt security, principal and interest, on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date.

Book-Entry Debt Securities. The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of the Depositary, as holder of book-entry debt securities, by wire transfer of immediately available funds. We expect that the Depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry debt securities as shown on the records of the Depositary. We also expect that payments by the Depositary’s participants to owners of beneficial interests in the book-entry debt securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Certificated Debt Securities. Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make U.S. dollar payments of interest either:

•	by check mailed to the address of the person entitled to payment as shown on the debt security register; or

•

for a holder of at least $10,000,000 in aggregate principal amount of certificated debt securities of a series having the same interest payment date, by wire transfer of immediately available funds, if the holder has given written notice to the paying agent not later than 15 calendar days prior to the applicable interest payment date.

U.S. dollar payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repayment on a debt security will be made in immediately available funds against presentation and surrender of the debt security.

Unavailability of Foreign Currency. The relevant specified currency may not be available to us for making payments of principal of, premium, if any, or interest, if any, on any debt security. This could occur due to the imposition of exchange controls or other circumstances beyond our control or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable, we may satisfy our obligations to holders of the debt securities by making those payments on the date of payment in U.S. dollars on the basis of the noon dollar buying rate in The City of New York for cable transfers of the currency or currencies in which a payment on any debt security was to be made, published by the Federal Reserve Bank of New York, which we refer to as the “market exchange rate.” If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

•	of the specified currency for U.S. dollars for settlement on the payment date;

•	in the aggregate amount of the specified currency payable to those holders or beneficial owners of debt securities; and

•	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion.

These provisions do not apply if a specified currency is unavailable because it has been replaced by the euro. If the euro has been substituted for a specified currency, we may at our option, or will, if required by applicable law, without the consent of the holders of the affected debt securities, pay the principal of, premium, if any, or interest, if any, on any debt security denominated in the specified currency in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended. Any payment made in U.S. dollars or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default.

Discount Debt Securities. Some debt securities may be considered to be issued with original issue discount, which must be included in income for U.S. federal income tax purposes at a constant yield. We refer to these debt securities as “discount notes.” See the discussion under “United States Federal Taxation—Tax Consequences to U.S. Holders—Discount Notes” below. In the event of a redemption or repayment of any discount note or if the principal of any debt security that is considered to be issued with original issue discount is declared to be due and payable immediately as described under “Description of Debt Securities—Events of Default” below, the amount of principal due and payable on that debt security will be limited to:

•	the aggregate principal amount of the debt security multiplied by the sum of

•	its issue price, expressed as a percentage of the aggregate principal amount, plus

•	the original issue discount amortized from the date of issue to the date of declaration, expressed as a percentage of the aggregate principal amount.

For purposes of determining the amount of original issue discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a discount note, original issue discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable discount note (with ratable accruals within a compounding period), and an assumption that the maturity of a discount note will not be accelerated. If the period from the date of issue to the first interest payment date for a discount note (the “initial period”) is shorter than the compounding period for the discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable original issue discount discussed above may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), certain discount notes may not be treated as having original issue discount within the meaning of the Code, and debt securities other than discount notes may be treated as issued with original issue discount for federal income tax purposes. See the discussion under “United States Federal Taxation” below. See the applicable prospectus supplement for any special considerations applicable to these debt securities.

Fixed Rate Debt Securities

Each fixed rate debt security will bear interest from the date of issuance at the annual rate stated on its face until the principal is paid or made available for payment.

How Interest Is Calculated. Interest on fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

How Interest Accrues. Interest on fixed rate debt securities will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a prospectus supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date, or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under “—If a Payment Date Is Not a Business Day.”

When Interest Is Paid. Payments of interest on fixed rate debt securities will be made on the interest payment dates specified in the applicable prospectus supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

Amount of Interest Payable. Interest payments for fixed rate debt securities will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to but excluding the relevant interest payment date or date of maturity or earlier redemption or repayment, as the case may be.

If a Payment Date Is Not a Business Day. If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest, if any, and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

Amortizing Debt Securities. A fixed rate debt security may pay a level amount in respect of both interest and principal amortized over the life of the debt security. Payments of principal and interest on amortizing debt securities will be made on the interest payment dates specified in the applicable prospectus supplement, and at maturity or upon any earlier redemption or repayment. Payments on amortizing debt securities will be applied first to interest due and payable and then to the reduction of the unpaid principal amount. We will provide to the original purchaser, and will furnish to subsequent holders upon request to us, a table setting forth repayment information for each amortizing debt security.

Floating Rate Debt Securities

Each floating rate debt security will mature on the date specified in the applicable prospectus supplement.

Each floating rate debt security will bear interest at a floating rate determined by reference to an interest rate or interest rate formula, which we refer to as the “base rate.” The base rate may be one or more of the following:

•	the CD rate;

•	the commercial paper rate;

•	EURIBOR;

•	the federal funds rate;

•	the federal funds (open) rate;

•	LIBOR;

•	the prime rate;

•	the Treasury rate;

•	the CMT rate; or

•	any other rate or interest rate formula specified in the applicable prospectus supplement and in the floating rate debt security.

Formula for Interest Rates. The interest rate on each floating rate debt security will be calculated by reference to:

•	the specified base rate based on the index maturity;

•	plus or minus the spread, if any; and/or

•	multiplied by the spread multiplier, if any.

For any floating rate debt security, “index maturity” means the period of maturity of the instrument or obligation from which the base rate is calculated and will be specified in the applicable prospectus supplement. The “spread” is the number of basis points (one one-hundredth of a percentage point) specified in the applicable prospectus supplement to be added to or subtracted from the base rate for a floating rate debt security. The “spread multiplier” is the percentage specified in the applicable prospectus supplement to be applied to the base rate for a floating rate debt security. The interest rate on any inverse floating rate debt security will also be calculated by reference to a fixed rate.

Limitations on Interest Rate. A floating rate debt security may also have either or both of the following limitations on the interest rate:

•	a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest period, which we refer to as the “maximum interest rate”; and/or

•	a minimum limitation, or floor, on the rate of interest that may accrue during any interest period, which we refer to as the “minimum interest rate.”

Any applicable maximum interest rate or minimum interest rate will be set forth in the applicable prospectus supplement.

In addition, the interest rate on a floating rate debt security may not be higher than the maximum rate permitted by New York law, as that rate may be modified by United States law of general application. Under current New York law, the maximum rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

How Floating Interest Rates Are Reset. The interest rate in effect from the date of issue to the first interest reset date for a floating rate debt security will be the initial interest rate specified in the applicable prospectus supplement. We refer to this rate as the “initial interest rate.” The interest rate on each floating rate debt security may be reset daily, weekly, monthly, quarterly, semiannually or annually. This period is the “interest reset period” and the first day of each interest reset period is the “interest reset date.” The “interest determination date” for any interest reset date is the day the calculation agent will refer to when determining the new interest rate at which a floating rate will reset, and is applicable as follows:

•	for federal funds rate debt securities, federal funds (open) rate debt securities, and prime rate debt securities, the interest determination date will be on the business day prior to the interest rate reset date;

•	for CD rate debt securities, commercial paper rate debt securities and CMT rate debt securities, the interest determination date will be the second business day prior to the interest reset date;

•	for EURIBOR debt securities or Euro LIBOR debt securities, the interest determination date will be the second TARGET Settlement Day, as defined above under “—General Terms of Debt securities—Some Definitions,” prior to the interest reset date;

•	for LIBOR debt securities (other than Euro LIBOR debt securities), the interest determination date will be the second London banking day prior to the interest reset date, except that the interest determination date pertaining to an interest reset date for a LIBOR debt security for which the index currency is pounds sterling will be the interest reset date;

•	for Treasury rate debt security, the interest determination date will be the day of the week in which the interest reset date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the interest reset date, the interest determination date will be that preceding Friday; and

•	for debt securities with two or more base rates, the interest determination date will be the latest business day that is at least two business days before the applicable interest reset date on which each base rate is determinable.

If Treasury bills are sold at an auction that falls on a day that is an interest reset date, that interest reset date will be the next following business day.

The interest reset dates will be specified in the applicable prospectus supplement. If an interest reset date for any floating rate debt security falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR debt security or a LIBOR debt security, if that business day is in the next calendar month, the interest reset date will be the immediately preceding business day.

The interest rate in effect for the ten calendar days immediately prior to maturity, redemption or repayment will be the one in effect on the tenth calendar day preceding the maturity, redemption or repayment date.

In the detailed descriptions of the various base rates which follow, the “calculation date” pertaining to an interest determination date means the earlier of (i) the tenth calendar day after that interest determination date, or, if that day is not a business day, the next succeeding business day, or (ii) the business day immediately preceding the applicable interest payment date or maturity date or, for any principal amount to be redeemed or repaid, any redemption or repayment date.

How Interest Is Calculated. Interest on floating rate debt securities will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a prospectus supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under “—If a Payment Date Is Not a Business Day.”

The applicable prospectus supplement will specify a calculation agent for any issue of floating rate debt securities. Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for that floating rate debt security. The calculation agent will notify the UK Listing Authority and/or the London Stock Exchange plc, in the case of debt securities admitted to listing on the Official List of the UK Listing Authority and to trading on the London Stock Exchange plc, and the paying agents of each determination of the interest rate applicable to any floating rate debt security promptly after the determination is made.

For a floating rate debt security, accrued interest will be calculated by multiplying the principal amount of the floating rate debt security by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is computed by dividing the interest rate applicable to that day:

•	by 360, in the case of CD rate debt securities, commercial paper rate debt securities, EURIBOR debt securities, federal funds rate debt securities, federal funds (open) rate debt securities, LIBOR debt securities, except for LIBOR debt securities denominated in pounds sterling, and prime rate debt securities;

•	by 365, in the case of LIBOR debt securities denominated in pounds sterling; or

•	by the actual number of days in the year, in the case of Treasury rate debt securities and CMT rate debt securities.

For these calculations, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding interest reset date or, if none, the initial interest rate.

All percentages used in or resulting from any calculation of the rate of interest on a floating rate debt security will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with .000005% rounded up to .00001%, and all U.S. dollar amounts used in or resulting from these calculations on floating rate debt securities will be rounded to the nearest cent, with one-half cent rounded upward. All Japanese Yen amounts used in or resulting from these calculations will be rounded downward to the next lower whole Japanese Yen amount. All amounts denominated in any other currency used in or resulting from these calculations will be rounded to the nearest two decimal places in that currency, with .005 rounded up to .01.

When Interest Is Paid. We will pay interest on floating rate debt securities on the interest payment dates specified in the applicable prospectus supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

If a Payment Date Is Not a Business Day. If any scheduled interest payment date, other than the maturity date or any earlier redemption or repayment date, for any floating rate debt security falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR debt security or a LIBOR debt security, if that business day would fall in the next calendar month, the interest payment date will be the immediately preceding business day. If the scheduled maturity date or any earlier redemption or repayment date of a floating rate debt security falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the maturity, redemption or repayment date.

Base Rates

CD Rate Debt Securities. CD rate debt securities will bear interest at the interest rates specified in the CD rate debt securities and in the applicable prospectus supplement. Those interest rates will be based on the CD rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “CD rate” means, for any interest determination date, the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable prospectus supplement as published by the Board of Governors of the Federal Reserve System in “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication of the Board of Governors of the Federal Reserve System (“H.15(519)”) under the heading “CDs (Secondary Market).”

The following procedures will be followed if the CD rate cannot be determined as described above:

•	If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the calculation date, the CD rate will be the rate on that interest determination date set forth in the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication, which is commonly referred to as the “H.15 Daily Update,” for the interest determination date for certificates of deposit having the index maturity specified in the applicable prospectus supplement, under the caption “CDs (Secondary Market).”

•	If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the CD rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of major U.S. money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable prospectus supplement in an amount that is representative for a single transaction in that market at that time.

•	If the dealers selected by the calculation agent are not quoting as set forth above, the CD rate for that interest determination date will remain the CD rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

Commercial Paper Rate Debt Securities. Commercial paper rate debt securities will bear interest at the interest rates specified in the commercial paper rate debt securities and in the applicable prospectus supplement. Those interest rates will be based on the commercial paper rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “commercial paper rate” means, for any interest determination date, the money market yield, calculated as described below, of the rate on that date for U.S dollar commercial paper having the index maturity specified in the applicable prospectus supplement, as that rate is published in H.15(519), under the heading “Commercial Paper—Nonfinancial.”

The following procedures will be followed if the commercial paper rate cannot be determined as described above:

•	If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, then the commercial paper rate will be the money market yield of the rate on that interest determination date for commercial paper of the index maturity specified in the applicable prospectus supplement as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Commercial Paper—Nonfinancial.”

•	If by 3:00 p.m., New York City time, on that calculation date the rate is not yet published in either H.15(519) or the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, then the calculation agent will determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that interest determination date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable prospectus supplement, placed for an industrial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating agency.

•	If the dealers selected by the calculation agent are not quoting as set forth above, the commercial paper rate for that interest determination date will remain the commercial paper rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

The “money market yield” will be a yield calculated in accordance with the following formula:

money market yield	=	D x 360	x	100
360 - (D x M)

where “D” refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest period for which interest is being calculated.

EURIBOR Debt Securities. EURIBOR debt securities will bear interest at the interest rates specified in the EURIBOR debt securities and in the applicable prospectus supplement. That interest rate will be based on EURIBOR and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

“EURIBOR” means, for any interest determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI - The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the index maturity specified in the applicable prospectus supplement as that rate appears on the display on Moneyline Telerate, or any successor service, on page 248 or any other page as may replace page 248 on that service, which is commonly referred to as “Telerate Page 248,” as of 11:00 a.m., Brussels time.

The following procedures will be followed if the rate cannot be determined as described above:

•	If the above rate does not appear, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m., Brussels time, on the interest determination date, to prime banks in the Euro-zone interbank market for the index maturity specified in the applicable prospectus supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

•	If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, at approximately 11:00 a.m., Brussels time, on the applicable interest reset date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable prospectus supplement commencing on that interest reset date in a principal amount not less than the equivalent of U.S.$1 million in euro.

•	If the banks so selected by the calculation agent are not quoting as set forth above, EURIBOR for that interest determination date will remain EURIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Euro-zone” means the region comprising member states of the European Union that have adopted the single currency in accordance with the relevant treaty of the European Union, as amended.

Federal Funds Rate Debt Securities. Federal funds rate debt securities will bear interest at the interest rates specified in the federal funds rate debt securities and in the applicable prospectus supplement. Those interest rates will be based on the federal funds rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “federal funds rate” means, for any interest determination date, the rate on that date for U.S. dollar federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” as displayed on Moneyline Telerate, or any successor service, on page 120 or any other page as may replace the applicable page on that service, which is commonly referred to as “Telerate Page 120.”

The following procedures will be followed if the federal funds rate cannot be determined as described above:

•	If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, the federal funds rate will be the rate on that interest determination date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Federal Funds (Effective).”

•	If the above rate is not yet published in either H.15(519) or the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds prior to 9:00 a.m., New York City time, on that interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us.

•	If the brokers selected by the calculation agent are not quoting as set forth above, the federal funds rate for that interest determination date will remain the federal funds rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

Federal Funds (Open) Rate Debt Securities. Federal funds (open) rate debt securities will bear interest at the interest rates specified in the federal funds (open) rate debt securities and in the applicable prospectus supplement. Those interest rates will be based on the federal funds (open) rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “federal funds (open) rate” means, for any interest determination date, the rate on that date for U.S. dollar federal funds as published in H.15(519) under the heading “Federal Funds (Open)” as displayed on Moneyline Telerate, or any successor service, on page 5 or any other page as may replace the applicable page on that service, which is commonly referred to as Telerate Page 5.

The following procedures will be followed if the federal funds (open) rate cannot be determined as described above:

•	If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, the federal funds (open) rate will be the rate on that interest determination date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Federal Funds (Open).”

•

If the above rate is not yet published in either H.15(519) or the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the federal funds (open) rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds (based on the federal funds (open) rate) prior to 9:00 a.m., New York City time, on that interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us.

•	If the brokers selected by the calculation agent are not quoting as set forth above, the federal funds (open) rate for that interest determination date will remain the federal funds (open) rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

LIBOR Debt Securities. LIBOR debt securities will bear interest at the interest rates specified in the LIBOR debt securities and in the applicable prospectus supplement. That interest rate will be based on London Interbank Offered Rate, which is commonly referred to as “LIBOR,” and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The calculation agent will determine LIBOR for each interest determination date as follows:

•	As of the interest determination date, LIBOR will be either:

•	if “LIBOR Reuters” is specified in the applicable prospectus supplement, the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in the applicable prospectus supplement, commencing on the second London banking day immediately following that interest determination date, that appear on the Designated LIBOR Page, as defined below, as of 11:00 a.m., London time, on that interest determination date, if at least two offered rates appear on the Designated LIBOR Page; except that if the specified Designated LIBOR Page, by its terms provides only for a single rate, that single rate will be used; or

•	if “LIBOR Telerate” is specified in the applicable prospectus supplement, the rate for deposits in the index currency having the index maturity designated in the applicable prospectus supplement, commencing on the second London banking day immediately following that interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, that appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, on that interest determination date.

•	If (i) fewer than two offered rates appear and “LIBOR Reuters” is specified in the applicable prospectus supplement, or (ii) no rate appears and the applicable prospectus supplement specifies either (a) “LIBOR Telerate” or (b) “LIBOR Reuters” and the Designated LIBOR Page by its terms provides only for a single rate, then the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent after consultation with us, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity specified in the applicable prospectus supplement commencing on the second London banking day immediately following the interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

•	If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified in the applicable prospectus supplement, in the applicable principal financial center for the country of the index currency on that interest reset date, by three major banks in that principal financial center selected by the calculation agent, after consultation with us, for loans in the index currency to leading European banks, having the index maturity specified in the applicable prospectus supplement and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

•	If the banks so selected by the calculation agent are not quoting as set forth above, LIBOR for that interest determination date will remain LIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

The “index currency” means the currency specified in the applicable prospectus supplement as the currency for which LIBOR will be calculated, or, if the euro is substituted for that currency, the index currency will be the euro. If that currency is not specified in the applicable prospectus supplement, the index currency will be U.S. dollars.

“Designated LIBOR Page” means either (i) if “LIBOR Reuters” is designated in the applicable prospectus supplement, the display on the Reuters Money 3000 Service for the purpose of displaying the London interbank rates of major banks for the applicable index currency or its designated successor, or (ii) if “LIBOR Telerate” is designated in the applicable prospectus supplement, the display on Moneyline Telerate, or any successor service, on the page specified in the applicable prospectus supplement, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable prospectus supplement, LIBOR for the applicable index currency will be determined as if LIBOR Telerate were specified, and, if the U.S. dollar is the index currency, as if Page 3750, had been specified.

Prime Rate Debt Securities. Prime rate debt securities will bear interest at the interest rates specified in the prime rate debt securities and in the applicable prospectus supplement. That interest rate will be based on the prime rate and any spread and/or spread multiplier, and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “prime rate” means, for any interest determination date, the rate on that date as published in H.15(519) under the heading “Bank Prime Loan.”

The following procedures will be followed if the prime rate cannot be determined as described above:

•	If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date, then the prime rate will be the rate on that interest determination date as published in H.15 Daily Update under the heading “Bank Prime Loan.”

•	If the rate is not published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page, as defined below, as that bank’s prime rate or base lending rate as in effect for that interest determination date.

•	If fewer than four rates for that interest determination date appear on the Reuters Screen USPRIME 1 Page by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least three major banks in The City of New York, which may include affiliates of the agent, selected by the calculation agent, after consultation with us.

•	If the banks selected by the calculation agent are not quoting as set forth above, the prime rate for that interest determination date will remain the prime rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Reuters Screen USPRIME 1 Page” means the display designated as page “USPRIME 1” on the Reuters Money 3000 Service, or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Treasury Rate Debt Securities. Treasury rate debt securities will bear interest at the interest rates specified in the Treasury rate debt securities and in the applicable prospectus supplement. That interest rate will be based on the Treasury rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “Treasury rate” means:

•	the rate from the auction held on the applicable interest determination date, which we refer to as the “auction,” of direct obligations of the United States, which are commonly referred to as “Treasury Bills,” having the index maturity specified in the applicable prospectus supplement as that rate appears under the caption “INVESTMENT RATE” on the display on Moneyline Telerate, or any successor service, on page 56 or any other page as may replace page 56 on that service, which we refer to as “Telerate Page 56,” or page 57 or any other page as may replace page 57 on that service, which we refer to as “Telerate Page 57”; or

•	if the rate described in the first bullet point is not published by 3:00 p.m., New York City time, on the calculation date, the bond equivalent yield of the rate for the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High”; or

•	if the rate described in the second bullet point is not published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury; or

•	if the rate referred to in the third bullet point is not announced by the United States Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the applicable interest determination date of Treasury Bills having the index maturity specified in the applicable prospectus supplement published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or

•	if the rate referred to in the fourth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or

•	if the rate referred to in the fifth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable interest determination date, of three primary U.S. government securities dealers, which may include the agent and its affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable prospectus supplement; or

•	if the dealers selected by the calculation agent are not quoting as set forth above, the Treasury rate for that interest determination date will remain the Treasury rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

The “bond equivalent yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

bond equivalent yield	=	D x N	x	100
360 - (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

CMT Rate Debt Securities. CMT rate debt securities will bear interest at the interest rates specified in the CMT rate debt securities and in the applicable prospectus supplement. That interest rate will be based on the CMT rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “CMT rate” means, for any interest determination date, the rate displayed on the Designated CMT Telerate Page, as defined below, under the caption “... Treasury Constant Maturities ... Federal Reserve Board Release H.15... Mondays Approximately 3:45 p.m.,” under the column for the Designated CMT Maturity Index, as defined below, for:

•	the rate on that interest determination date, if the Designated CMT Telerate Page is 7051; and

•	the week or the month, as applicable, ended immediately preceding the week in which the related interest determination date occurs, if the Designated CMT Telerate Page is 7052.

The following procedures will be followed if the CMT rate cannot be determined as described above:

•	If the above rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519).

•	If the above rate described in the first bullet point is no longer published, or if not published by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index or other U.S. Treasury rate for the Designated CMT Maturity Index on the interest determination date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519).

•	If the information described in the second bullet point is not provided by 3:00 p.m., New York City time, on the related calculation date, then the calculation agent will determine the CMT rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date, reported, according to their written records, by three leading primary U.S. government securities dealers, which we refer to as a “reference dealer,” in The City of New York, which may include the agent or another affiliate of ours, selected by the calculation agent as described in the following sentence. The calculation agent will select five reference dealers, after consultation with us, and will eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States, which are commonly referred to as “Treasury notes,” with an original maturity of approximately the Designated CMT Maturity Index, a remaining term to maturity of no more than 1 year shorter than that Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time. If two Treasury notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

•

If the calculation agent cannot obtain three Treasury notes quotations as described in the immediately preceding sentence, the calculation agent will determine the CMT rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date of three reference dealers in The City of New York, selected using the same method described in the immediately preceding sentence, for Treasury notes with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time.

•	If three or four, and not five, of the reference dealers are quoting as described above, then the CMT rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes will be eliminated.

•	If fewer than three reference dealers selected by the calculation agent are quoting as described above, the CMT rate for that interest determination date will remain CMT rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Designated CMT Telerate Page” means the display on Moneyline Telerate, or any successor service, on the page designated in the applicable prospectus supplement or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified in the applicable prospectus supplement, the Designated CMT Telerate Page will be 7052, for the most recent week.

“Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, as specified in the applicable prospectus supplement, for which the CMT rate will be calculated. If no maturity is specified in the applicable prospectus supplement, the Designated CMT Maturity Index will be two years.

Redemption and Repurchase of Debt Securities

Optional Redemption by Morgan Stanley. If applicable, the prospectus supplement will indicate the terms of our option to redeem the debt securities.

Notice of Redemption. We will mail a notice of redemption to each holder or, in the case of global debt securities, to the Depositary, as holder of the global debt securities, by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the address of each holder as that address appears upon the books maintained by the paying agent. The debt securities, except for amortizing debt securities, will not be subject to any sinking fund.

Optional Make-whole Redemption of Debt Securities. If specified in the applicable prospectus supplement, we may redeem any such debt securities in whole at any time or in part from time to time, at our option, at a make-whole redemption price equal to the greater of:

•	100% of the principal amount of the debt securities to be redeemed, and

•	the sum of the present values of the remaining scheduled payments of principal and interest on the debt securities to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming, unless otherwise specified in the applicable prospectus supplement, a 360-day year consisting of twelve 30-day months) at the treasury rate, plus a spread as indicated in the applicable prospectus supplement, as calculated by the premium calculation agent (as defined below);

plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

“treasury rate” means, with respect to any redemption date:

•

the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the comparable treasury issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the comparable treasury issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month); or

•	if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

The treasury rate will be calculated on the third business day preceding the redemption date.

We will mail a notice of redemption to the Depositary, as holder of the debt securities by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption in such notice, or within such other notice period as may be indicated in the applicable prospectus supplement. Unless we default on payment of the redemption price, interest will cease to accrue on the debt securities or portions thereof called for redemption on the applicable redemption date. If fewer than all of the debt securities of a particular series of debt securities are to be redeemed, the trustee will select, not more than 60 days (or such other indicated period) prior to the redemption date, the particular debt securities or portions thereof for redemption from the outstanding debt securities of such series not previously called for redemption by such method as the trustee deems fair and appropriate.

“premium calculation agent” means Morgan Stanley & Co. Incorporated, or if that firm is unwilling or unable to select the comparable treasury issue, an investment banking institution of national standing appointed by the trustee after consultation with us.

“comparable treasury issue” means the U.S. Treasury security selected by the premium calculation agent as having a maturity comparable to the remaining term (“remaining life”) of the debt securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such debt securities to be redeemed.

“comparable treasury price” means, with respect to a redemption date (1) the average of five reference treasury dealer quotations for such redemption date, after excluding the highest and lowest reference treasury dealer quotations, or (2) if the premium calculation agent obtains fewer than five such reference treasury dealer quotations, the average of all such quotations.

“reference treasury dealer” means (1) Morgan Stanley & Co. Incorporated and its successors, provided, however, that if the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “primary treasury dealer”) we will substitute therefor another primary treasury dealer and (2) any other primary treasury dealers selected by the premium calculation agent after consultation with us.

“reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the premium calculation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the premium calculation agent at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Because Morgan Stanley & Co. Incorporated is our affiliate, the economic interests of Morgan Stanley & Co. Incorporated may be adverse to your interests as an owner of the debt securities subject to our redemption, including with respect to certain determinations and judgments that it must make as premium calculation agent in the event we redeem such debt securities before their maturity. Morgan Stanley & Co. Incorporated is obligated to carry out its duties and functions as premium calculation agent in good faith and using its reasonable judgment.

We will notify the relevant trustee of the redemption price promptly after the calculation thereof and such trustee will have no responsibility for calculating the redemption price.

Repayment at Option of Holder. If applicable, the prospectus supplement relating to a series of debt securities will indicate that the holder has the option to have us repay the debt security on a date or dates specified prior to its maturity date. The repayment price will be equal to 100% of the principal amount of the debt security, together with accrued interest to the date of repayment. For debt securities issued with original issue discount, the prospectus supplement will specify the amount payable upon repayment.

For us to repay a debt security, the paying agent must receive at least 15 days but not more than 30 days prior to the repayment date:

•	the debt security with the form entitled “Option to Elect Repayment” on the reverse of the debt security duly completed; or

•	a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the debt security, the principal amount of the debt security, the principal amount of the debt security to be repaid, the certificate number or a description of the tenor and terms of the debt security, a statement that the option to elect repayment is being exercised and a guarantee that the debt security to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the debt security, will be received by the paying agent not later than the fifth business day after the date of that telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if that debt security and form duly completed are received by the paying agent by the fifth business day after the date of that telegram, telex, facsimile transmission or letter.

Exercise of the repayment option by the holder of a debt security will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the debt security but, in that event, the principal amount of the debt security remaining outstanding after repayment must be an authorized denomination.

Special Requirements for Optional Repayment of Global Debt Securities. If a debt security is represented by a global debt security, the Depositary or the Depositary’s nominee will be the holder of the debt security and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary’s nominee will timely exercise a right to repayment of a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the Depositary.

Open Market Purchases by Morgan Stanley. We may purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the relevant trustee for cancellation.

Indentures

Debt securities that will be senior debt will be issued under a Senior Indenture dated as of November 1, 2004 between Morgan Stanley and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank) as trustee. We call that indenture, as it may be supplemented from time to time, the Senior Debt Indenture. Debt securities that will be subordinated debt will be issued under a Subordinated Indenture dated as of October 1, 2004 between Morgan Stanley and J.P. Morgan Trust Company, National Association, as trustee. We call that indenture, as it may be supplemented from time to time, the Subordinated Debt Indenture. We refer to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank) and J.P. Morgan Trust Company, National Association, individually as a “trustee” and collectively as the “trustees.”

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the Subordinated Debt Indenture may prohibit us from making payments on these securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the Subordinated Debt Indenture, to all of our senior indebtedness. The Subordinated Debt Indenture defines senior indebtedness as (i) obligations of, or guaranteed or assumed by, Morgan Stanley for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any of that indebtedness or of those obligations and (ii) if provided in the supplemental indenture under which a series of debt securities is issued or in the form of debt security for such series, any additional obligations that Morgan Stanley determines to include within the definition of senior indebtedness in order to assure that the debt securities of such series will be accorded the regulatory capital recognition desired by Morgan Stanley in accordance with Rule 15c3-1 under the Securities Exchange Act of 1934, as amended, or any other rule or regulation governing the definition of capital that is applicable to Morgan Stanley or its affiliates. Nonrecourse obligations, the subordinated debt securities and any other obligations specifically designated as being subordinate in right of payment to senior indebtedness are not senior indebtedness as defined under the Subordinated Debt Indenture. (Subordinated Debt Indenture, Section 1.01).

The Subordinated Debt Indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any subordinated debt securities may be made in the event:

•	of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property;

•	that (a) a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist; or

•	that the principal of and accrued interest on any subordinated debt securities have been declared due and payable upon an event of default as defined under the Subordinated Debt Indenture and that declaration has not been rescinded and annulled as provided under the Subordinated Debt Indenture. (Subordinated Debt Indenture, Section 13.01).

We currently have outstanding subordinated debt securities, which were issued under an amended and restated subordinated indenture, dated May 1, 1999, between us and J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A., successor to The First National Bank of Chicago) as trustee, with terms and conditions substantially similar to those of the subordinated debt securities described in this prospectus. At August 31, 2005, there was $4 billion aggregate principal amount of such subordinated debt securities outstanding. Those subordinated debt securities contain certain acceleration provisions that could be triggered prior to the acceleration provisions of the subordinated debt securities described in this prospectus. Accordingly, the outstanding amount of those subordinated debt securities could become due and payable by acceleration prior to the subordinated debt securities described in this prospectus.

Covenants Restricting Pledges, Mergers and Other Significant Corporate Actions

Negative Pledge. Because we are a holding company, our assets consist primarily of the securities of our subsidiaries. The negative pledge provisions of the Senior Debt Indenture limit our ability to pledge some of these securities. The Senior Debt Indenture provides that we will not, and will not permit any subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance except for liens specifically permitted by the Senior Debt Indenture on:

•	the voting securities of Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley DW Inc., Discover Bank or any subsidiary succeeding to any substantial part of the business now conducted by any of those corporations, which we refer to collectively as the “principal subsidiaries,” or

•	the voting securities of a subsidiary that owns, directly or indirectly, the voting securities of any of the principal subsidiaries, other than directors’ qualifying shares,

without making effective provisions so that the debt securities issued under the Senior Debt Indenture will be secured equally and ratably with indebtedness so secured.

For these purposes, “subsidiary” means any corporation, partnership or other entity of which at the time of determination we own or control directly or indirectly more than 50% of the shares of the voting stock or equivalent interest, and “voting securities” means stock of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the relevant subsidiary, other than stock that carries only the conditional right to vote upon the happening of an event, whether or not that event has happened. (Senior Debt Indenture, Section 3.06).

The Subordinated Debt Indenture does not include negative pledge provisions.

Merger, Consolidation, Sale, Lease or Conveyance. Each indenture provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any other person, unless:

•	we will be the continuing corporation; or

•	the successor corporation or person that acquires all or substantially all of our assets:

•	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

•	will expressly assume all of our obligations under the indenture and the debt securities issued under the indenture; and

•	immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the indenture applicable to us. (Indentures, Section 9.01).

Absence of Protections against All Potential Actions of Morgan Stanley. There are no covenants or other provisions in the indentures that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Morgan Stanley or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of Morgan Stanley or a sale, lease or conveyance of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, which we would describe in the applicable prospectus supplement.

Events of Default

The indentures provide holders of debt securities with remedies if we fail to perform specific obligations or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. Each indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

An event of default is defined under the Senior Debt Indenture, with respect to any series of debt securities issued under that indenture, as being:

•	default in payment of any principal of the debt securities of that series, either at maturity or upon any redemption, by declaration or otherwise;

•	default for 30 days in payment of any interest on any debt securities of that series;

•	default for 60 days after written notice in the observance or performance of any covenant or agreement in the debt securities of that series or the indenture (other than a covenant or warranty with respect to the debt securities of that series the breach or nonperformance of which is otherwise included in the definition of “event of default”);

•	events of bankruptcy, insolvency or reorganization; or

•	any other event of default provided in the supplemental indenture under which that series of debt securities is issued. (Senior Debt Indenture, Section 5.01).

An event of default is defined under the Subordinated Debt Indenture, with respect to any series of debt securities issued under that indenture, as being:

•	events of bankruptcy, insolvency or reorganization; or

•	any other event of default provided in the supplemental indenture under which that series of debt securities is issued. (Subordinated Debt Indenture, Section 5.01).

Unless otherwise stated in the applicable prospectus supplement, the debt securities issued under either indenture will not have the benefit of any cross-default or cross-acceleration provisions with our other indebtedness.

Acceleration of Debt Securities upon an Event of Default. The Senior Debt Indenture provides that:

•	if an event of default due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under that indenture, or due to the default in the performance or breach of any other covenant or warranty of Morgan Stanley applicable to the debt securities of that series but not applicable to all outstanding debt securities issued under that indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to Morgan Stanley and to the trustee, if given by security holders, may declare the principal of all debt securities of all affected series and interest accrued thereon to be due and payable immediately; and

•	if an event of default due to a default in the performance of any other covenants or agreements in that indenture applicable to all outstanding debt securities issued under that indenture or due to specified events of bankruptcy, insolvency or reorganization of Morgan Stanley, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under that indenture, voting as one class, by notice in writing to Morgan Stanley and to the trustee, if given by security holders, may declare the principal of all those debt securities and interest accrued thereon to be due and payable immediately. (Senior Debt Indenture, Section 5.01).

The Subordinated Debt Indenture provides that:

•	if an event of default applicable to the debt securities of that series but not applicable to all outstanding debt securities issued under that indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to Morgan Stanley and to the trustee, if given by security holders, may declare the principal of all debt securities of all affected series and interest accrued thereon to be due and payable immediately; and

•	if an event of default due to specified events of bankruptcy, insolvency or reorganization of Morgan Stanley, occurs and is continuing, or if an event of default applicable to all outstanding debt securities issued under that indenture is provided in the supplemental indenture under which such series of debt securities is issued or in the form of debt securities for such series and such event of default has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under that indenture, voting as one class, by notice in writing to Morgan Stanley and to the trustee, if given by security holders, may declare the principal of all those debt securities and interest accrued thereon to be due and payable immediately. (Subordinated Debt Indenture, Section 5.01).

Annulment of Acceleration and Waiver of Defaults. The Senior Debt Indenture provides that:

In some circumstances, if any and all events of default under the indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may waive past defaults and rescind and annul past declarations of acceleration of the debt securities. (Senior Debt Indenture, Section 5.01).

Prior to the acceleration of any debt securities, the holders of a majority in aggregate principal amount of all series of outstanding debt securities with respect to which an event of default has occurred and is continuing, voting as one class, may waive any past default or event of default, other than a default in the payment of principal or interest (unless such default has been cured and an amount sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee) or a default in respect of a covenant or provision in the indenture that cannot be modified or amended without the consent of the holder of each debt security affected. (Senior Debt Indenture, Section 5.10).

The Subordinated Debt Indenture provides that:

In some circumstances, if any and all defaults (as defined below) under the indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may waive past defaults and rescind and annul past declarations of acceleration of the debt securities. (Subordinated Debt Indenture, Section 5.01).

Prior to the acceleration of any debt securities, the holders of a majority in aggregate principal amount of all series of outstanding debt securities with respect to which a default has occurred and is continuing, voting as one class, may waive any past default, other than a default in the payment of principal or interest (unless such default has been cured and an amount sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee) or a default in respect of a covenant or provision in the indenture that cannot be modified or amended without the consent of the holder of each debt security affected. (Subordinated Debt Indenture, Section 5.10).

Defaults. In the case of the Subordinated Debt Indenture, a default is defined, with respect to any series of debt securities issued under that indenture, as being:

•	default in payment of any principal of the debt securities of that series, either at maturity or upon any redemption, by declaration or otherwise;

•	default for 30 days in payment of any interest on any debt securities of that series;

•	default for 60 days after written notice in the observance or performance of any covenant or agreement in the debt securities of that series or the indenture (other than a covenant or warranty with respect to the debt securities of that series the breach or nonperformance of which is otherwise included in the definition of “event of default” or “default”);

•	an event of default with respect such series of debt securities; or

•	any other default provided in the supplemental indenture under which that series of debt securities is issued. (Subordinated Debt Indenture, Section 5.06).

There will be no event of default, and therefore no right of acceleration, in the case of a default in the performance of any covenant or obligation with respect to the debt securities issued under the Subordinated Debt Indenture, including a default in the payment of principal or interest. If a default in the payment of principal of, or any interest on, any series of debt securities issued under the Subordinated Debt Indenture occurs and is continuing and we fail to pay the full amount then due and payable with respect to all debt securities of the affected series immediately upon the demand of the trustee, the trustee is entitled to institute an action or proceeding to collect the amount due and unpaid. (Subordinated Debt Indenture, Section 5.02). If any default occurs and is continuing, the trustee may pursue legal action to enforce the performance of any provision in the indenture to protect the rights of the trustee and the holders of the debt securities issued under the Subordinated Debt Indenture. (Subordinated Debt Indenture, Section 5.04).

Indemnification of Trustee for Actions Taken on Your Behalf. Each indenture contains a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under that indenture before proceeding to exercise any trust or power at the request of holders. (Indentures, Section 6.02). Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. (Indentures, Section 5.09).

Limitation on Actions by You as an Individual Holder. Each indenture provides that no individual holder of debt securities may institute any action against us under that indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•	the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above. (Indentures, Sections 5.06 and 5.09).

Annual Certification. Each indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists. (Indentures, Section 3.05).

Discharge, Defeasance and Covenant Defeasance

We have the ability to eliminate most or all of our obligations on any series of debt securities prior to maturity if we comply with the following provisions. (Indentures, Section 10.01).

Discharge of Indenture. If at any time we have:

•	paid or caused to be paid the principal of and interest on all of the outstanding debt securities in accordance with their terms;

•	delivered to the applicable trustee for cancellation all of the outstanding debt securities; or

•	irrevocably deposited with the applicable trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the Indenture that have either become due and payable, or are by their terms due and payable within one year or are scheduled for redemption within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities;

and if, in any such case, we also pay or cause to be paid all other sums payable by us under the indenture with respect to the securities of such series, then the indenture shall cease to be of further effect with respect to the securities of such series, except as to certain rights and with respect to the transfer and exchange of securities, rights of the holders to receive payment and certain other rights and except that the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable or are due and payable within one year or are scheduled for redemption within one year will discharge obligations under the relevant indenture relating only to that series of debt securities.

Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as “defeasance.”

We may be released with respect to any outstanding series of debt securities from the obligations imposed by Sections 3.06 (in the case of the Senior Debt Indenture) and 9.01, which sections contain the covenants described above limiting liens and consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default or a default. Discharge under those procedures is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if, among other things:

•	We irrevocably deposit with the relevant trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable or a combination of the above sufficient to pay the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased.

•	We deliver to the relevant trustee an opinion of counsel to the effect that:

•	the holders of the series of debt securities being defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and

•	the defeasance or covenant defeasance will not otherwise alter those holders’ U.S. federal income tax treatment of principal and interest payments on the series of debt securities being defeased.

In the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

•	In the case of the Subordinated Debt Indenture:

•	no event or condition will exist that, under the provisions described under “—Subordination Provisions” above, would prevent us from making payments of principal or interest on the subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after that deposit date; and

•	we deliver to the trustee for the Subordinated Debt Indenture an opinion of counsel to the effect that (i) the trust funds will not be subject to any rights of holders of senior indebtedness and (ii) after the 91st day following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds. (Subordinated Debt Indenture, Section 10.01).

Modification of the Indentures

Modification Without Consent of Holders. We and the relevant trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under a particular indenture to:

•	secure any debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency;

•	establish the forms or terms of debt securities of any series; or

•	evidence the acceptance of appointment by a successor trustee. (Indentures, Section 8.01).

Modification with Consent of Holders. We and the applicable trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable indenture or modify in any manner the rights of the holders of those debt securities. However, we and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by such change:

•	extend the final maturity of the principal;

•	reduce the principal amount;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•	alter the terms on which holders of the debt securities may convert or exchange debt securities for stock or other securities of Morgan Stanley or of other entities or for other property or the cash value of the property, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

•	alter certain provisions of the relevant indenture relating to debt securities not denominated in U.S. dollars;

•	impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the relevant indenture. (Indentures, Section 8.02).

Modification of Subordination Provisions. We may not amend the Subordinated Debt Indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each potentially adversely affected holder of senior indebtedness then outstanding. (Subordinated Debt Indenture, Section 8.06).

Replacement of Debt Securities

At the expense of the holder, we may, in our discretion, replace any debt securities that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen. The mutilated debt securities must be delivered to the applicable trustee, the paying agent and the registrar, in the case of registered debt securities, or satisfactory evidence of the destruction, loss or theft of the debt securities must be delivered to us, the paying agent, the registrar, in the case of registered debt securities, and the applicable trustee. At the expense of the holder, an indemnity that is satisfactory to us, the principal paying agent, the registrar, in the case of registered debt securities, and the applicable trustee may be required before a replacement debt security will be issued.

Concerning Our Relationship with the Trustees

We and our subsidiaries maintain ordinary banking relationships and credit facilities with JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), which is an affiliate of J.P. Morgan Trust Company, National Association.

Governing Law

The debt securities and the indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Predecessor Indentures

From time to time we may reopen previous issuances of our debt securities issued pursuant to earlier predecessor indentures. Any such senior debt security reopening would be issued under an Amended and Restated Senior Indenture dated as of May 1, 1999 between us and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as trustee. Any such subordinated debt security reopening would be issued under an Amended and Restated Subordinated Indenture dated as of May 1, 1999 between us and J.P. Morgan Trust Company, National Association, as successor in interest to The First National Bank of Chicago, as trustee. We call these indentures, as they may be supplemented from time to time, the “predecessor indentures.”

The predecessor indentures have terms identical to the terms of the indentures in all material respects; provided that the indentures also include the following provisions. The predecessor indentures include an event of default upon our failure to make any payment at maturity, including any applicable grace period, on other indebtedness in an amount in excess of $10,000,000 and continuance of that failure for a period of 30 days after written notice of the failure to us by the applicable trustee, or to us and the applicable trustee by the holders of not less than 25% in aggregate principal amount of the outstanding debt securities, treated as one class, issued under the indentures. The predecessor indentures also include an event of default upon a default with respect to any other indebtedness, which default results in the acceleration of indebtedness in an amount in excess of $10,000,000 without the indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice of the acceleration to us by the applicable trustee, or to us and the applicable trustee by the holders of not less than 25% in aggregate principal amount of the outstanding debt securities, treated as one class, issued under the indenture. For purposes of the previous two sentences, indebtedness means obligations of, or guaranteed or assumed by, us, other than the debt securities, for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, but does not include non-recourse obligations. In addition, if a failure, default or acceleration referred to above ceases or is cured, waived, rescinded or annulled, then the event of default under the predecessor indentures caused by such default or acceleration will also be considered cured. The predecessor subordinated debenture also includes events of default upon our failure to pay either (i) any installment of interest upon any series of debt securities issued under such indenture when the same shall become due and payable, and continuance of such default for a period of 30 days or (ii) all or any part of principal of any series of debt securities issued under such indenture when the same shall become due and payable at maturity, upon any redemption, by declaration or otherwise.

DESCRIPTION OF UNITS

Units will consist of any combination of warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property. The applicable prospectus supplement will also describe:

•	the designation and the terms of the units and of any combination of warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property constituting the units, including whether and under what circumstances the warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other securities may be traded separately;

•	any additional terms of the governing Unit Agreement;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property constituting the units; and

•	any applicable U.S. federal income tax consequences.

The terms and conditions described under “Description of Debt Securities,” “Description of Warrants,” “Description of Purchase Contracts,” “Description of Capital Stock—Offered Preferred Stock” and “Description of Capital Stock—Offered and Existing Common Stock” and those described below under “—Significant Provisions of the Unit Agreement” and “—Significant Provisions of the Unit Agreement Without Holders’ Obligations” will apply to each unit and to any warrants, purchase contracts, shares of preferred stock, shares of common stock or debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property included in each unit, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more Unit Agreements, each referred to as a Unit Agreement, to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement. Units that include purchase contracts that are all pre-paid purchase contracts, as defined below under “Description of Purchase Contracts,” will be governed by one or more Unit Agreements designed for units where the holders do not have any further obligations under the purchase contracts, each referred to as a Unit Agreement Without Holders’ Obligations. We have filed the forms of Unit Agreement and Unit Agreement Without Holders’ Obligations as exhibits to the registration statement. Although we have described below the material provisions of the Unit Agreement, the Unit Agreement Without Holders’ Obligations and the units, these descriptions are not complete, and you should review the detailed provisions of the Unit Agreement and Unit Agreement Without Holders’ Obligations for a full description, including the definition of some of the terms used in this prospectus and for other information regarding the units.

Significant Provisions of the Unit Agreement

Obligations of Unit Holder. Under the terms of the Unit Agreement, each owner of a unit:

•	consents to and agrees to be bound by the terms of the Unit Agreement;

•	appoints the unit agent as its authorized agent to execute, deliver and perform any purchase contract included in the unit in which that owner has an interest, except in the case of pre-paid purchase contracts, which require no further performance by the owner; and

•	irrevocably agrees to be a party to and be bound by the terms of any purchase contract, other than a pre-paid purchase contract issued pursuant to an indenture, included in the unit in which that owner has an interest.

Assumption of Obligations by Transferee. Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any purchase contract included in the unit and under any other security constituting that unit, and the transferor will be released from those obligations. Under the Unit Agreement, we consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the Unit Agreement.

Remedies. Upon the acceleration of the debt securities constituting any units, our obligations and those of the owners under any purchase contracts constituting a part of the units may also be accelerated upon the request of the owners of not less than 25% of the affected purchase contracts, on behalf of all the owners.

Limitation on Actions by You as an Individual Holder. No owner of any unit will have any right under the Unit Agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the Unit Agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner will have given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and:

•	in the case of an event of default under the debt securities or the relevant indenture, unless the procedures, including notice to us and the trustee, described in the indenture have been complied with; and

•	in the case of a failure by Morgan Stanley to observe or perform any of its obligations under the Unit Agreement relating to any purchase contracts, other than pre-paid purchase contracts, included in the unit, unless:

•	owners of not less than 25% of the affected purchase contracts have (a) requested the unit agent to institute that action or proceeding in its own name as unit agent under the Unit Agreement and (b) offered the unit agent reasonable indemnity;

•	the unit agent has failed to institute that action or proceeding within 60 days of that request by the owners referred to above; and

•	the owners of a majority of the outstanding affected units have not given directions to the unit agent inconsistent with those of the owners referred to above.

If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding. Notwithstanding the above, the owner of any unit or purchase contract will have the unconditional right to purchase or sell, as the case may be, purchase contract property under the purchase contract and to institute suit for the enforcement of that right. Purchase contract property is defined under “Description of Purchase Contracts” below.

Negative Pledge. Because we are a holding company, our assets consist primarily of the securities of our subsidiaries. The negative pledge provisions of the Unit Agreement limit our ability to pledge some of these securities. The Unit Agreement provides that we will not, and will not permit any subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance except for liens specifically permitted by the Unit Agreement on:

(1) the voting securities of Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley DW Inc., Discover Bank or any subsidiary succeeding to any substantial part of the business now conducted by any of those corporations, which we refer to collectively as the “principal subsidiaries,” or

(2) the voting securities of a subsidiary that owns, directly or indirectly, the voting securities of any of the principal subsidiaries, other than directors’ qualifying shares,

without making effective provisions so that the units and the securities constituting the units under the Unit Agreement will be secured equally and ratably with indebtedness so secured.

For these purposes, “subsidiary” means any corporation, partnership or other entity of which at the time of determination we own or control directly or indirectly more than 50% of the shares of the voting stock or equivalent interest, and “voting securities” means stock of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the relevant subsidiary, other than stock that carries only the conditional right to vote upon the happening of an event, whether or not that event has happened.

Absence of Protections Against All Potential Actions of Morgan Stanley. There are no covenants or other provisions in the Unit Agreement providing for a put right or increased interest or otherwise that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control of Morgan Stanley or a highly leveraged transaction.

Modification Without Consent of Holders. We and the unit agent may amend or supplement the Unit Agreement and the terms of the purchase contracts and the purchase contract certificates without the consent of the holders:

•	to evidence the assumption by a successor of our covenants;

•	to evidence the acceptance of appointment by a successor agent or collateral agent;

•	to add covenants for the protection of the holders of the units;

•	to comply with the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act or the Investment Company Act of 1940, as amended;

•	to cure any ambiguity;

•	to correct or supplement any defective or inconsistent provision; or

•	in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

Modification with Consent of Holders. We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected may modify the rights of the holders of the units of each series so affected or the terms of any purchase contracts included in any of those series of units and the terms of the Unit Agreement relating to the purchase contracts of each series so affected. However, we and the unit agent may not make the following first three modifications without the consent of the holder of each outstanding purchase contract included in units and may not make the following last two modifications without the consent of the holder of each outstanding unit affected by the modification that:

•	impair the right to institute suit for the enforcement of any purchase contract;

•	materially adversely affect the holders’ rights and obligations under any purchase contract;

•	reduce the percentage of purchase contracts constituting part of outstanding units the consent of whose owners is required for the modification of the provisions of the Unit Agreement relating to those purchase contracts or for the waiver of any defaults under the Unit Agreement relating to those purchase contracts;

•	materially adversely affect the holders’ units or the terms of the Unit Agreement (other than terms related to the first three clauses above); or

•	reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the Unit Agreement (other than terms related to the first three clauses above).

Modifications of any debt securities or pre-paid purchase contracts issued pursuant to an indenture included in units may only be made in accordance with the applicable indenture, as described under “Description of Debt Securities—Modification of the Indentures.” Modifications of any warrants included in units may only be made in accordance with the terms of the warrant agreement as described under “Description of Warrants—Significant Provisions of the Warrant Agreement.”

Merger, Consolidation, Sale, Lease or Conveyance. The Unit Agreement provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any person unless:

•	we will be the continuing corporation; or

•	the successor corporation or person that acquires all or substantially all of our assets:

•	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

•	will expressly assume all of our obligations under the Unit Agreement; and

•	immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the Unit Agreement applicable to us.

Replacement of Unit Certificates or Purchase Contract Certificates. We will replace any mutilated certificate evidencing a definitive unit or purchase contract at the expense of the holder upon surrender of that certificate to the unit agent. We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the unit agent of evidence satisfactory to us and the unit agent of the destruction, loss or theft of the certificates. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the unit agent and to us may be required at the expense of the holder of the units or purchase contracts evidenced by that certificate before a replacement will be issued.

The Unit Agreement provides that, notwithstanding the foregoing, no replacement certificate need be delivered:

•	during the period beginning 15 days before the day of mailing of a notice of redemption or of any other exercise of any right held by Morgan Stanley with respect to the unit or any security constituting the unit evidenced by the mutilated, destroyed, lost or stolen certificate and ending on the day of the giving of that notice;

•	if the mutilated, destroyed, lost or stolen certificate evidences any security selected or called for redemption or other exercise of a right held by Morgan Stanley; or

•	at any time on or after the date of settlement or redemption for any purchase contract included in the unit, or at any time on or after the last exercise date for any warrant included in the unit, evidenced by the mutilated, destroyed, lost or stolen certificate, except with respect to any units that remain or will remain outstanding following the date of settlement or redemption or the last exercise date.

Unit Agreement Not Qualified Under Trust Indenture Act. The Unit Agreement will not be qualified as an indenture under, and the unit agent will not be required to qualify as a trustee under, the Trust Indenture Act. Accordingly, the holders of units and purchase contracts, other than pre-paid purchase contracts issued pursuant to an indenture, will not have the benefits of the protections of the Trust Indenture Act. However, any debt securities or pre-paid purchase contracts issued under an indenture that are issued as part of a unit will be issued under an indenture qualified under the Trust Indenture Act, and the trustee under that indenture will be qualified as a trustee under the Trust Indenture Act.

Title. We, the unit agent, the trustee, the warrant agent and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

New York Law to Govern. The Unit Agreement, the units and the purchase contracts constituting part of the units will be governed by, and construed in accordance with, the laws of the State of New York.

Significant Provisions of the Unit Agreement Without Holders’ Obligations

Remedies. The unit agent will act solely as our agent in connection with the units governed by the Unit Agreement Without Holders’ Obligations and will not assume any obligation or relationship of agency or trust for or with any holders of units or interests in those units. Any holder of units or interests in those units may, without the consent of the unit agent or any other holder or beneficial owner of units, enforce by appropriate legal action, on its own behalf, its rights under the Unit Agreement Without Holders’ Obligations. However, the holders of units or interests in those units may only enforce their rights under any pre-paid purchase contracts issued pursuant to an indenture and any debt securities or under any warrants issued as parts of those units in accordance with the terms of the applicable indenture and the warrant agreement.

Modification. We and the unit agent may amend the Unit Agreement Without Holders’ Obligations without the consent of the holders:

•	to cure any ambiguity;

•	to cure, correct or supplement any defective or inconsistent provision in the agreement; or

•	in any other manner which we may deem necessary or desirable and which will not adversely affect the interest of the affected holders of units in any material respect.

We and the unit agent, with the consent of the holders of not less than a majority of units at the time outstanding, may modify or amend the rights of the affected holders of the affected units and the terms of the Unit Agreement Without Holders’ Obligations. However, we and the unit agent may not, without the consent of each affected holder of units, make any modifications or amendments that would:

•	materially and adversely affect the exercise rights of the affected holders; or

•	reduce the percentage of outstanding units the consent of whose owners is required to consent to a modification or amendment of the Unit Agreement Without Holders’ Obligations.

Any debt securities and pre-paid purchase contracts issued pursuant to an indenture that are issued as part of units governed by the Unit Agreement Without Holders’ Obligations may be modified only in accordance with the applicable indenture, as described above under “Description of Debt Securities—Modification of the Indentures.” Any warrants issued as part of units may be modified only in accordance with the terms of the warrant agreement as described in “Description of Warrants—Significant Provisions of the Warrant Agreement.”

Merger, Consolidation, Sale, Lease or Conveyance. The Unit Agreement Without Holders’ Obligations provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any person unless:

•	we will be the continuing corporation; or

•	the successor corporation or person that acquires all or substantially all of our assets:

•	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

•	will expressly assume all of our obligations under the Unit Agreement Without Holders’ Obligations; and

•	immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the Unit Agreement Without Holders’ Obligations applicable to us.

Replacement of Unit Certificates. We will replace any mutilated certificate evidencing a definitive unit at the expense of the holder upon surrender of that certificate to the unit agent. We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the unit agent of evidence satisfactory to us and the unit agent of the destruction, loss or theft of the certificates. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the unit agent and to us may be required at the expense of the holder of the units or prepaid purchase contracts evidenced by that certificate before a replacement will be issued.

Title. We, the unit agent, the trustee, the warrant agent and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

New York Law to Govern. The Unit Agreement Without Holders’ Obligations, the units and the pre-paid purchase contracts constituting part of the units will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

Offered Warrants

We may offer warrants separately or together with one or more additional warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us, other property or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities or property in the unit prior to the warrants’ expiration date. Warrants to purchase or sell securities of entities not affiliated with us issued in the United States may not be so separated prior to the 91st day after the issuance of the unit, unless otherwise specified in the applicable prospectus supplement.

We may issue warrants to purchase or sell, on terms to be determined at the time of sale:

•	securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any other property;

•	currencies;

•	commodities; or

•	any combination of the above.

We refer to the property in the above clauses as “warrant property.” We may satisfy our obligations, if any, with respect to any warrants by delivering the warrant property or, in the case of warrants to purchase or sell securities, commodities or other property, the cash value of the securities or commodities, as described in the applicable prospectus supplement.

Further Information in Prospectus Supplement

The applicable prospectus supplement will contain, where applicable, the following terms of, and other information relating to, the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency with which the warrants may be purchased;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security or purchase contract included in that unit;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	whether the warrants are put warrants or call warrants, whether you or we will have the right to exercise the warrants and any conditions or restrictions on the exercise of the warrants;

•	the specific warrant property, and the amount or the method for determining the amount of the warrant property, purchasable or saleable upon exercise of each warrant;

•	the price at which and the currency with which the underlying securities, currencies, commodities or other property may be purchased or sold upon the exercise of each warrant, or the method of determining that price;

•	whether the exercise price may be paid in cash, by the exchange of any other security or property offered with the warrants or both and the method of exercising the warrants;

•	whether the exercise of the warrants is to be settled in cash or by delivery of the underlying securities, commodities, other property or combination thereof;

•	any applicable U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination, or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	whether the warrants are to be sold separately or with other securities as part of units; and

•	any other terms of the warrants.

Significant Provisions of the Warrant Agreement

We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in the prospectus supplement for the warrants. The form of warrant agreement is filed as an exhibit to the registration statement. The following summaries of significant provisions of the warrant agreement and the warrants are not intended to be comprehensive and holders of warrants should review the detailed provisions of the warrant agreement for a full description and for other information regarding the warrants.

Modifications Without Consent of Warrantholders. We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders:

•	to cure any ambiguity;

•	to cure, correct or supplement any defective or inconsistent provision;

•	to establish the forms or terms of warrant certificates or warrants of any series;

•	to evidence the acceptance of appointment by a successor agent; or

•	in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

Modifications with Consent of Warrantholders. We and the warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected, may modify or amend the warrant agreement. However, we and the warrant agent may not make any of the following modifications or amendments without the consent of each affected warrantholder:

•	change the exercise price of the warrants;

•	reduce the amount receivable upon exercise, cancellation or expiration of the warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the warrants;

•	shorten the period of time during which the warrants may be exercised;

•	materially and adversely affect the rights of the owners of the warrants; or

•	reduce the percentage of outstanding warrants the consent of whose owners is required for the modification of the applicable warrant agreement.

Merger, Consolidation, Sale or Other Disposition. If at any time we merge or consolidate with, or transfer substantially all of our assets to, another entity, the successor corporation will succeed to and assume all of our obligations under each warrant agreement and the warrant certificates. We will then be relieved of any further obligation under each of those warrant agreements and the warrants issued under those warrant agreements.

Enforceability of Rights of Warrantholders. The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other warrant property purchasable upon exercise of the warrants, including the right to receive the payments on those debt securities or other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

Registration and Transfer of Warrants. Subject to the terms of the applicable warrant agreement, warrants in registered, definitive form may be presented for exchange and for registration of transfer, at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

New York Law to Govern. The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more warrants, shares of preferred stock, shares of common stock and debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property, for the purchase or sale of:

•	securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any other property;

•	currencies;

•	commodities; or

•	any combination of the above.

We refer to this property in the above clauses as “purchase contract property.”

Each purchase contract will obligate the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, the purchase contract property at a specified price or prices, all as described in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell the purchase contract property and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

Pre-Paid Purchase Contracts

Purchase contracts may require holders to satisfy their obligations under the purchase contracts at the time they are issued. We refer to these purchase contracts as “pre-paid purchase contracts.” In certain circumstances, our obligation to settle pre-paid purchase contracts on the relevant settlement date may constitute senior indebtedness or subordinated indebtedness of ours. Accordingly, pre-paid purchase contracts may be issued under the Senior Debt Indenture or the Subordinated Debt Indenture, as specified in the applicable prospectus supplement.

Purchase Contracts Issued as Part of Units

Purchase contracts issued as part of a unit will be governed by the terms and provisions of a Unit Agreement or, in the case of pre-paid purchase contracts issued as part of a unit that contains no other purchase contracts, a Unit Agreement Without Holders’ Obligations. See “Description of Units—Significant Provisions of the Unit Agreement” and “—Significant Provisions of the Unit Agreement Without Holders’ Obligations.” The applicable prospectus supplement will specify the following:

•	whether the purchase contract obligates the holder to purchase or sell the purchase contract property;

•	whether and when a purchase contract issued as part of a unit may be separated from the other securities or property constituting part of that unit prior to the purchase contract’s settlement date;

•	the methods by which the holders may purchase or sell the purchase contract property;

•	any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract; and

•	whether the purchase contracts will be issued in fully registered or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a purchase contract included in a unit will correspond to the form of the unit and of any debt security or warrant included in that unit.

Settlement of Purchase Contracts. Where purchase contracts issued together with debt securities or debt obligations as part of a unit require the holders to buy purchase contract property, the unit agent may apply principal payments from the debt securities or debt obligations in satisfaction of the holders’ obligations under the related purchase contract as specified in the prospectus supplement. The unit agent will not so apply the principal payments if the holder has delivered cash to meet its obligations under the purchase contract. To settle the purchase contract and receive the purchase contract property, the holder must present and surrender the unit certificates at the office of the unit agent. If a holder settles its obligations under a purchase contract that is part of a unit in cash rather than by delivering the debt security or debt obligation that is part of the unit, that debt security or debt obligation will remain outstanding, if the maturity extends beyond the relevant settlement date and, as more fully described in the applicable prospectus supplement, the holder will receive that debt security or debt obligation or an interest in the relevant global debt security.

Pledge by Purchase Contract Holders to Secure Performance. To secure the obligations of the purchase contract holders contained in the Unit Agreement and in the purchase contracts, the holders, acting through the unit agent, as their attorney-in-fact, will assign and pledge the items in the following sentence, which we refer to as the “pledge,” to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), in its capacity as collateral agent, for our benefit. The pledge is a security interest in, and a lien upon and right of set-off against, all of the holders’ right, title and interest in and to:

•	any common stock, preferred stock, debt securities, debt obligations or other property that are, or become, part of units that include the purchase contracts, or other property as may be specified in the applicable prospectus supplement, which we refer to as the “pledged items”;

•	all additions to and substitutions for the pledged items as may be permissible, if so specified in the applicable prospectus supplement;

•	all income, proceeds and collections received or to be received, or derived or to be derived, at any time from or in connection with the pledged items described in the two clauses above; and

•	all powers and rights owned or thereafter acquired under or with respect to the pledged items.

The pledge constitutes collateral security for the performance when due by each holder of its obligations under the Unit Agreement and the applicable purchase contract. The collateral agent will forward all payments from the pledged items to us, unless the payments have been released from the pledge in accordance with the Unit Agreement. We will use the payments received from the pledged items to satisfy the obligations of the holder of the Unit under the related purchase contract.

Property Held in Trust by Unit Agent. If a holder fails to settle in cash its obligations under a purchase contract that is part of a unit and fails to present and surrender its unit certificate to the unit agent when required, that holder will not receive the purchase contract property. Instead, the unit agent will hold that holder’s purchase contract property, together with any distributions, as the registered owner in trust for the benefit of the holder until the holder presents and surrenders the certificate or provides satisfactory evidence that the certificate has been destroyed, lost or stolen. The unit agent or Morgan Stanley may require an indemnity from the holder for liabilities related to any destroyed, lost or stolen certificate. If the holder does not present the unit certificate, or provide the necessary evidence of destruction or loss and indemnity, on or before the second anniversary of the settlement date of the related purchase contract, the unit agent will pay to us the amounts it received in trust for that holder. Thereafter, the holder may recover those amounts only from us and not the unit agent. The unit agent will have no obligation to invest or to pay interest on any amounts it holds in trust pending distribution.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, Morgan Stanley’s authorized capital stock consists of 3,500,000,000 shares of common stock, par value $0.01 per share, and 30,000,000 shares of preferred stock, par value $0.01 per share.

The rights of holders of preferred stock or common stock offered by this prospectus will be subject to, and may be adversely affected by, issuances of preferred stock in the future. Under some circumstances, alone or in combination with certain provisions of our certificate of incorporation and/or with the provisions of our rights agreement, described below under “—Additional Provisions of Morgan Stanley’s Certificate of Incorporation and Bylaws,” respectively, our issuances of preferred stock may discourage or make more difficult an acquisition of Morgan Stanley that the Board of Directors deems undesirable.

The Board of Directors of Morgan Stanley has the power, without further action by the stockholders, unless action is required by applicable laws or regulations or by the terms of outstanding preferred stock, to issue preferred stock in one or more series and to fix the voting rights, designations, preferences and other terms applicable to the preferred stock to be issued. The Board of Directors may issue preferred stock to obtain additional financing, in connection with acquisitions, as compensation to officers, directors or employees of Morgan Stanley and its subsidiaries in accordance with benefit plans or otherwise and for other proper corporate purposes.

Outstanding Capital Stock

Outstanding Common Stock. As of November 30, 2005, there were approximately 1,057,677,994 shares of our common stock outstanding.

Outstanding Preferred Stock. As of November 30, 2005, there were no shares of our preferred stock outstanding.

Cumulative Preferred Stock Issuable under the Capital Units. In addition, we and our wholly owned subsidiary Morgan Stanley Finance plc have outstanding Capital Units. Each Capital Unit consists of a subordinated debenture issued by Morgan Stanley Finance plc, which we guaranteed on a subordinated basis, and a related purchase contract we issued that requires the holder to purchase one depositary share representing ownership of multiple shares of our preferred stock. The Capital Units outstanding on November 30, 2005 may result in the issuance at any time of up to 329,050 shares of our 8.03% Cumulative Preferred Stock, par value $0.01 per share, with a stated value of $200.00 per share, which we refer to as the Capital Units Cumulative Preferred Stock.

The preceding summary and the following summary of the terms of the offered preferred stock do not purport to be complete and are qualified by our certificate of incorporation and by the Certificates of Designation of Preferences and Rights for the Capital Units Cumulative Preferred Stock.

Offered and Existing Common Stock

Our Board of Directors has authorized the issuance of shares of common stock and has authorized a committee of the Board of Directors to establish the price and other terms and conditions of any offering which will be described in the applicable prospectus supplement. The shares of offered common stock, when issued and sold, will be fully paid and nonassessable.

Terms Specified in Prospectus Supplement. The following description sets forth some general terms and provisions of the offered common stock. The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered common stock:

•	number of shares to be offered;

•	offering price or prices;

•	any other relevant terms of the offered common stock that the Board of Directors or the committee establishes, including any restrictions on the transfer or resale of the offered common stock; and

•	any additional terms of the offering.

Voting Rights. Each holder of our common stock has one vote per share on all matters voted on generally by the stockholders, including the election of directors. Except as otherwise required by law or as provided with respect to any series of preferred stock, the holders of our common stock will possess all voting power. The Board of Directors is currently divided into three classes of directors with the term of one class expiring at each annual meeting of stockholders. Beginning with the 2006 annual meeting of stockholders, directors elected to succeed those directors whose class’s term then expires will be elected by a plurality vote of all votes cast at such meeting to hold office until the next annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. The classification of the Board of Directors will then cease altogether at the 2008 annual meeting of stockholders. Because our certificate of incorporation does not provide for cumulative voting rights, the holders of a plurality of the voting power of the then outstanding shares of capital stock entitled to be voted generally in the election of directors, which we refer to as the “voting stock,” represented at a meeting will be able to elect all the directors standing for election at the meeting.

Dividends. The holders of our common stock are entitled to share equally in dividends as may be declared by the Board of Directors out of funds legally available therefor, but only after payment of dividends required to be paid on outstanding shares of offered preferred stock and any other class or series of stock having preference over the common stock as to dividends, including, if issued, the Capital Units Cumulative Preferred Stock.

Liquidation Rights. Upon voluntary or involuntary liquidation, dissolution or winding up of Morgan Stanley, the holders of the common stock will share pro rata in the assets remaining after payments to creditors and holders of any offered preferred stock and any other class or series of stock having preference over the common stock upon liquidation, dissolution or winding up that may be then outstanding, including, if issued, the Capital Units Cumulative Preferred Stock. There are no preemptive or other subscription rights, conversion rights or redemption or sinking fund provisions with respect to shares of our common stock.

Because Morgan Stanley is a holding company, our rights and the rights of holders of our capital stock, including the holders of our common stock, to participate in the distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors and preferred shareholders, except to the extent Morgan Stanley may itself be a creditor with recognized claims against the subsidiary or a holder of preferred stock of the subsidiary.

Agents and Registrar for Offered and Existing Common Stock. The transfer agent and registrar for the common stock is Mellon Investor Services L.L.C.

Offered Preferred Stock

Our Board of Directors has authorized the issuance of one or more series of additional shares of preferred stock and has authorized a committee of the Board of Directors to establish and designate series and to fix the number of shares and the relative rights, preferences and limitations of the respective series of the preferred stock offered by this prospectus and the applicable prospectus supplement. The shares of offered preferred stock, when issued and sold, will be fully paid and nonassessable.

Terms Specified in Prospectus Supplement. The following description sets forth some general terms and provisions of the offered preferred stock. The number of shares and all of the relative rights, preferences and limitations of the respective series of offered preferred stock that the Board of Directors or the committee establishes will be described in the applicable prospectus supplement. The terms of particular series of offered preferred stock may differ, among other things, in:

•	designation;

•	number of shares that constitute the series;

•	dividend rate, or the method of calculating the dividend rate;

•	dividend periods, or the method of calculating the dividend periods;

•	redemption provisions, including whether or not, on what terms and at what prices the shares will be subject to redemption at our option;

•	voting rights;

•	preferences and rights upon liquidation or winding up;

•	whether or not and on what terms the shares will be convertible into or exchangeable for shares of any other class, series or security of ours or any other corporation or any other property;

•	for preferred stock convertible into common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock;

•	whether depositary shares representing the offered preferred stock will be offered and, if so, the fraction or multiple of a share that each depositary share will represent; and

•	the other rights and privileges and any qualifications, limitations or restrictions of those rights or privileges.

We have summarized below the material provisions of a certificate of designation authorizing the issuance of a series of offered preferred stock. These summaries are not complete and each investor should refer to the form of certificate of designation which has been filed as an exhibit to the registration statement and to our certificate of incorporation for a complete description of the terms and definitions. The Board of Directors or a duly authorized committee of the Board of Directors will adopt the resolutions to be included in the certificate of designation prior to the issuance of a series of offered preferred stock, and the certificate of designation will be filed with the Secretary of State of the State of Delaware as soon thereafter as reasonably practicable.

Rank. Each series of offered preferred stock will rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up:

•	junior to any series of our capital stock expressly stated to be senior to that series of offered preferred stock;

•	senior to our common stock and any class of our capital stock expressly stated to be junior to that series of offered preferred stock; and

•	on a parity with each other series of offered preferred stock and all other classes of our capital stock.

The offered preferred stock will rank, as to payment of dividends and amounts payable on liquidation, on a parity with the Capital Units Cumulative Preferred Stock, if issued.

Dividends. If described in the applicable prospectus supplement, we will pay cumulative cash dividends to the holders of offered preferred stock, when and as declared by the Board of Directors or the committee, out of funds legally available for payment. The prospectus supplement will detail the annual rate of dividends or the method or formula for determining or calculating them, and the payment dates and payment periods for dividends. The Board of Directors or the committee will fix a record date for the payment of dividends not more than 60 or less than 10 days preceding the dividend payment date. We will pay dividends on the offered preferred stock to the holders of record on that record date. Dividends will be cumulative from the date of original issue of the series. A series of offered preferred stock will be junior as to payment of dividends to any series of preferred stock that may be issued in the future that is expressly stated to be senior as to payment of dividends to that series of offered preferred stock.

If at any time we have failed to pay accrued dividends on any of those senior shares when payable, we may not pay any dividend on that series of offered preferred stock or redeem or otherwise repurchase any shares of that series until we have paid or set aside for payment the full amount of the accumulated but unpaid dividends on the senior shares.

We will not declare, pay or set aside for payment any dividends on any preferred stock ranking on a parity as to payment of dividends with the offered preferred stock unless we declare, pay or set aside for payment dividends on all the outstanding shares of offered preferred stock for all dividend payment periods ending on or before the dividend payment date for that parity stock. We must declare, pay or set aside for payment any amounts on the offered preferred stock ratably in proportion to the respective amounts of dividends (1) accumulated and unpaid or payable on that parity stock, on the one hand, and (2) accumulated and unpaid or payable through the dividend payment period or periods of the offered preferred stock preceding the dividend payment date for that parity stock, on the other hand.

Except as described above, unless we have paid the full cumulative dividends on the outstanding shares of offered preferred stock, we may not take any of the following actions with respect to our common stock or any other preferred stock of Morgan Stanley ranking junior or on parity with the offered preferred stock as to dividend payments:

•	declare, pay or set aside for payment any dividends, other than dividends payable in our common stock;

•	make other distributions;

•	redeem, purchase or otherwise acquire our common stock or junior preferred stock for any consideration; or

•	make any payment to or available for a sinking fund for the redemption of our common stock or junior preferred stock.

Preferred stock on a parity with offered preferred stock currently would include the Capital Units Cumulative Preferred Stock, if issued.

The provisions of the immediately preceding paragraph will not prevent us from applying any monies previously deposited in any sinking fund with respect to any preferred stock in compliance with the provisions of the sinking fund to the purchase or redemption of that preferred stock in accordance with the terms of the sinking fund, regardless of whether at the time of application we have paid or declared and set aside for payment full cumulative dividends upon shares of the offered preferred stock outstanding on the last dividend payment date for any series of offered preferred stock. The provisions of the immediately preceding paragraph also do not restrict the ability of a holder of any junior or parity preferred stock or common stock to convert those securities into or exchange those securities for Morgan Stanley capital stock ranking junior to the offered preferred stock as to dividend payments.

We will compute the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period on the basis of a 360-day year of twelve 30-day months, unless otherwise indicated in the prospectus supplement. Accrued but unpaid dividends will not bear interest.

Redemption. The prospectus supplement will indicate whether, and on what terms, shares of any series of offered preferred stock will be subject to mandatory redemption or sinking fund provision. The prospectus supplement will also indicate whether, and on what terms, including the date on or after which redemption may occur, we may redeem shares of a series of the offered preferred stock. We will effect any optional redemption upon not less than 30 days’ notice at a redemption price of not less than the stated value per share of the applicable series of offered preferred stock plus accrued and accumulated but unpaid dividends to but excluding the date fixed for redemption. If we have not paid full cumulative dividends on all outstanding shares of offered preferred stock, we may not redeem the offered preferred stock in part and we may not purchase or acquire any shares of offered preferred stock, otherwise than by a purchase or exchange offer made on the same terms to all holders of the offered preferred stock. If fewer than all the outstanding shares of a series of offered preferred stock are to be redeemed, we will select those to be redeemed by lot or a substantially equivalent method.

Liquidation Rights. In the event of any liquidation, dissolution or winding up of Morgan Stanley, the holders of shares of offered preferred stock will be entitled to receive, out of the assets of Morgan Stanley available for distribution to stockholders, liquidating distributions in an amount equal to the stated value per share of offered preferred stock, as described in the applicable prospectus supplement, plus accrued and accumulated but unpaid dividends to the date of final distribution, before any distribution is made to holders of:

•	any class or series of capital stock ranking junior to the offered preferred stock as to rights upon liquidation, dissolution or winding up; or

•	our common stock.

However, holders of the shares of offered preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up. Neither a consolidation or merger of Morgan Stanley with or into another corporation nor a merger of another corporation with or into Morgan Stanley nor a sale or transfer of all or part of Morgan Stanley’s assets for cash or securities will be considered a liquidation, dissolution or winding up of Morgan Stanley.

If, upon any liquidation, dissolution or winding up of Morgan Stanley, assets of Morgan Stanley then distributable are insufficient to pay in full the amounts payable with respect to the offered preferred stock and any other preferred stock ranking on parity with the offered preferred stock as to rights upon liquidation, dissolution or winding up, the holders of the offered preferred stock and of that other preferred stock will share ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled. After we have paid the full amount of the liquidating distribution to which they are entitled, the holders of the offered preferred stock will not be entitled to any further participation in any distribution of assets by Morgan Stanley.

Voting Rights. Unless otherwise determined by our Board of Directors and indicated in the prospectus supplement, holders of the offered preferred stock will not have any voting rights except as described below or as otherwise from time to time required by law. Whenever dividends on the shares of offered preferred stock or any other stock ranking on a parity with the offered preferred stock with respect to the payment of dividends and having similar voting rights are in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, the holders of shares of offered preferred stock, voting separately as a class with holders of one or more other classes or series of preferred stock, including any issued Capital Units Cumulative Preferred Stock, having similar voting rights that are exercisable, will be entitled to vote for the election of two of the authorized number of directors of Morgan Stanley at the next annual meeting of stockholders and at each subsequent meeting until we have paid or set apart for payment all dividends accumulated on the offered preferred stock or the other class or series of stock having similar voting rights, as applicable. The term of office of all directors elected by the holders of preferred stock will terminate immediately upon the termination of the right of the holders of preferred stock to vote for directors. Each holder of shares of the offered preferred stock will have one vote for each share of offered preferred stock held.

So long as any shares of the offered preferred stock remain outstanding, we will not, without the consent of the holders of at least two thirds of the shares of offered preferred stock outstanding at the time, voting together as one class with all other series of preferred stock having similar voting rights that have been conferred and are exercisable:

•	issue or increase the authorized amount of any class or series of stock ranking prior to the outstanding offered preferred stock as to dividends or upon liquidation; or

•	amend, alter or repeal the provisions of our certificate of incorporation or of the resolutions contained in the certificate of designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the outstanding offered preferred stock or its holders.

Holders of the offered preferred stock will vote separately as a class with all other series of preferred stock, including any issued Capital Units Cumulative Preferred Stock, having similar voting rights that have been conferred and are exercisable. For purposes of the preceding sentences, any increase in the amount of the authorized common stock or authorized preferred stock or the creation and issuance of other series of common stock or preferred stock ranking on a parity with or junior to the offered preferred stock as to dividends and upon liquidation will not be considered to materially and adversely affect those powers, preferences or special rights.

Agents and Registrar for Offered Preferred Stock. The transfer agent, dividend disbursing agent and registrar for each series of offered preferred stock will be The Bank of New York.

Depositary Shares

We may, at our option, elect to offer fractional shares or some multiple of shares of offered preferred stock, rather than individual shares of offered preferred stock. If we choose to do so, we will issue depositary receipts for depositary shares, each of which will represent a fraction or a multiple of a share of a particular series of offered preferred stock as described below.

The following statements concerning depositary shares, depositary receipts, and the deposit agreement are not intended to be comprehensive and are qualified in their entirety by reference to the forms of these documents, which we have filed as exhibits to the registration statement. Each investor should refer to the detailed provisions of those documents, as we have explained under the heading “Where You Can Find More Information” in the Summary.

The shares of any series of offered preferred stock represented by depositary shares will be deposited under a deposit agreement among Morgan Stanley, The Bank of New York, as depositary, which we refer to as the Preferred Stock Depositary, and the holders from time to time of depositary receipts issued under the agreement. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the fraction or multiple of a share of offered preferred stock represented by that depositary share, to all the rights and preferences of the offered preferred stock represented by that depositary share, including dividend, voting and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of the related series of offered preferred stock. Immediately following the issuance of shares of a series of offered preferred stock, we will deposit those shares with the Preferred Stock Depositary, which will then issue and deliver the depositary receipts to the purchasers. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Dividends and Other Distributions. The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received on the related series of offered preferred stock to the record holders of depositary receipts relating to those series in proportion to the number of the depositary shares evidenced by depositary receipts those holders own.

If we make a distribution other than in cash, the Preferred Stock Depositary will distribute the property it receives to the record holders of depositary receipts in proportion to the number of depositary shares evidenced by depositary receipts those holders own, unless the Preferred Stock Depositary determines that the distribution cannot be made proportionately among those holders or that it is not feasible to make the distribution. In that event, the Preferred Stock Depositary may, with our approval, sell the property and distribute the net proceeds to the holders in proportion to the number of depositary shares evidenced by depositary receipts they own.

The amount distributed to holders of depositary shares will be reduced by any amounts required to be withheld by Morgan Stanley or the Preferred Stock Depositary on account of taxes or other governmental charges.

Withdrawal of Stock. Upon surrender of the depositary receipts at the corporate trust office of the Preferred Stock Depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and compliance with any other requirement of the deposit agreement, the holder of the depositary shares evidenced by those depositary receipts is entitled to delivery of the number of whole shares of the related series of offered preferred stock and all money or other property, if any, represented by those shares. Holders of depositary receipts representing any number of whole shares of offered preferred stock will be entitled to receive whole shares of the related series of offered preferred stock, but those holders of whole shares of offered preferred stock will not thereafter be entitled to deposit those shares of offered preferred stock with the Preferred Stock Depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number representing whole shares of the related series of offered preferred stock to be withdrawn, the Preferred Stock Depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting the Offered Preferred Stock. Upon receiving notice of any meeting at which the holders of any series of the offered preferred stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in the notice of the meeting to the record holders of the depositary receipts relating to that series of offered preferred stock. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the related series of offered preferred stock, may instruct the Preferred Stock Depositary how to exercise his or her voting rights. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote or cause to be voted the maximum number of whole shares of the offered preferred stock represented by those depositary shares in accordance with those instructions received sufficiently in advance of the meeting, and we will agree to take all reasonable action that may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting shares of the offered preferred stock for which it does not receive specific instructions from the holder of the depositary shares representing them.

Redemption of Depositary Shares. Depositary shares will be redeemed from any proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of the series of the offered preferred stock represented by those depositary shares. The redemption price per depositary share will equal the applicable fraction or multiple of the redemption price per share payable with respect to the series of the offered preferred stock. If we redeem shares of a series of offered preferred stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of depositary shares representing the shares of offered preferred stock that we redeem. If less than all the depositary shares will be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the Preferred Stock Depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable and any other property to which the holders were entitled upon the redemption upon surrender to the Preferred Stock Depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the Preferred Stock Depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

Amendment and Termination of the Deposit Agreement. We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the depositary shares then outstanding, and no amendment may impair the right of any holder of any depositary receipts, described above under “—Withdrawal of Stock,” to receive shares of the related series of offered preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. We may terminate the deposit agreement at any time with at least 60 days’ prior written notice to the Preferred Stock Depositary. Within 30 days of the date of the notice, the Preferred Stock Depositary will deliver or make available for delivery to holders of depositary receipts, upon surrender of the depositary receipts evidencing the depositary shares and upon payment of any applicable taxes or governmental charges to be paid by the holders as described below, the number of whole shares of the related series of offered preferred stock as are represented by the depositary receipts. The deposit agreement will automatically terminate after there has been a final distribution on the related series of offered preferred stock in connection with any liquidation, dissolution or winding up of Morgan Stanley and that distribution has been made to the holders of depositary shares.

Charges of Preferred Stock Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the Preferred Stock Depositary in connection with the initial deposit of the related series of offered preferred stock, the initial issuance of the depositary shares, all withdrawals of shares of the related series of offered preferred stock by holders of depositary shares and the registration of transfers of title to any depositary shares. However, holders of depositary shares will pay other transfer and other taxes and governmental charges and the other charges expressly provided in the deposit agreement to be for their accounts.

Limitation on Liability of Company and Preferred Stock Depositary. Neither the Preferred Stock Depositary nor Morgan Stanley will be liable if it is prevented or delayed by law, by any provision of our certificate of incorporation or of the depositary shares or by any circumstance beyond its control from performing its obligations under the deposit agreement. The obligations of Morgan Stanley and the Preferred Stock Depositary under the deposit agreement will be limited to performance with best judgment and in good faith of their duties thereunder, except that they will be liable for negligence or willful misconduct in the performance of their duties thereunder, and they will not be obligated to appear in, prosecute or defend any legal proceeding related to any depositary receipts, depositary shares or related series of offered preferred stock unless satisfactory indemnity is furnished.

Corporate Trust Office of Preferred Stock Depositary. The Preferred Stock Depositary’s corporate trust office is currently located at 101 Barclay Street, New York, New York 10286. The Preferred Stock Depositary will act as transfer agent and registrar for depositary receipts, and, if shares of a series of offered preferred stock are redeemable, the Preferred Stock Depositary will act as redemption agent for the corresponding depositary receipts.

Resignation and Removal of Preferred Stock Depositary. The Preferred Stock Depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the Preferred Stock Depositary. Any resignation or removal will take effect upon the appointment of a successor Preferred Stock Depositary. A successor must be appointed by us within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000.

Reports to Holders. We will deliver all required reports and communications to holders of the offered preferred stock to the Preferred Stock Depositary, and it will forward those reports and communications to the holders of depositary shares.

Inspection by Holders. Upon request, the Preferred Stock Depositary will provide for inspection to the holders of depositary shares the transfer books of the depositary and the list of holders of receipts; provided that any requesting holder certifies to the Preferred Stock Depositary that such inspection is for a proper purpose reasonably related to such person’s interest as an owner of depositary shares evidenced by the receipts.

Capital Units Cumulative Preferred Stock

Rank. The Capital Units Cumulative Preferred Stock, if issued, will rank on a parity with the offered preferred stock, and rank prior to the common stock as to payment of dividends and amounts payable on liquidation. The shares of Capital Units Cumulative Preferred Stock will not be convertible into common stock of Morgan Stanley and will have no preemptive rights.

Dividends. Holders of the Capital Units Cumulative Preferred Stock, if issued, are entitled to receive, when and as declared by the Board of Directors out of legally available funds, cumulative cash dividends payable quarterly at the rate of 8.03% per year.

The Capital Units Cumulative Preferred Stock, if issued, will be junior as to dividends to any preferred stock that may be issued in the future that is expressly senior as to dividends to the Capital Units Cumulative Preferred Stock. If at any time we have failed to pay accrued dividends on any of those senior shares at the time they are payable, we may not pay any dividend on any issued Capital Units Cumulative Preferred Stock or redeem or otherwise repurchase any shares of Capital Units Cumulative Preferred Stock until we have paid in full, or set aside dividends for payment, the accumulated but unpaid dividends on those senior shares.

We will not declare or pay or set aside for payment dividends on any preferred stock ranking on a parity as to payment of dividends with the Capital Units Cumulative Preferred Stock unless we also declare or pay or set aside for payment dividends on any outstanding shares of Capital Units Cumulative Preferred Stock for all dividend payment periods ending on or before the dividend payment date of any parity stock. We must declare, pay or set aside for payment any amounts on any issued Capital Units Cumulative Preferred Stock ratably in proportion to the respective amounts of dividends (1) accumulated and unpaid or payable on any parity stock, on the one hand, and (2) accumulated and unpaid or payable through the dividend payment period or periods of the Capital Units Cumulative Preferred Stock next preceding the dividend payment date, on the other hand.

Except as described above, unless we have paid the full cumulative dividends on any outstanding shares of Capital Units Cumulative Preferred Stock, we may not with respect to our common stock or any other preferred stock of Morgan Stanley ranking junior to or on a parity with the Capital Units Cumulative Preferred Stock as to dividend payments:

•	declare, pay or set aside for payment any dividends, other than dividends payable in our common stock;

•	make other distributions;

•	redeem, purchase or otherwise acquire our common stock or junior preferred stock for any consideration; or

•	make any payment to or available for a sinking fund for redemption of our common stock or junior preferred stock.

The provisions of the immediately preceding paragraph do not apply to any monies we deposit in any sinking fund with respect to any preferred stock in compliance with the provisions of that sinking fund. We may apply monies so deposited to the purchase or redemption of the preferred stock in accordance with the terms of the sinking fund, regardless of whether at the time of application we have paid or declared or set aside for payment full cumulative dividends upon any issued shares of the Capital Units Cumulative Preferred Stock. The provisions of the immediately preceding paragraph also do not restrict the ability of the holder of any junior or parity preferred stock or common stock to convert their securities into or exchange those securities for Morgan Stanley capital stock ranking junior to the Capital Units Cumulative Preferred Stock as to dividend payments.

Redemption. The Capital Units Cumulative Preferred Stock, if issued, will not be subject to any mandatory redemption or sinking fund provision and will not be redeemable prior to February 28, 2007, except that under some circumstances it may be redeemed prior to that date at specified prices.

On or after February 28, 2007, the Capital Units Cumulative Preferred Stock will be redeemable at our option, in whole or in part, upon not less than 30 days’ notice, at specified prices during specified periods following the indicated date, plus accrued and accumulated but unpaid dividends to but excluding the date fixed for redemption.

Liquidation Rights. In the event of any liquidation, dissolution or winding up of Morgan Stanley, the holders of shares of Capital Units Cumulative Preferred Stock will be entitled to receive liquidating distributions in the amount of $200.00 per share plus accrued and accumulated but unpaid dividends to the date of final distribution before any distribution is made to holders of

•	any class or series of capital stock ranking junior to the Capital Units Cumulative Preferred Stock, as to rights upon liquidation, dissolution or winding up; and

•	common stock.

However, the holders of the shares of Capital Units Cumulative Preferred Stock will not be entitled to receive the liquidation price of these shares until the liquidation preference of any other shares of Morgan Stanley’s capital stock ranking senior as to rights upon liquidation, dissolution or winding up will have been paid in full or a sum set aside therefor sufficient to provide for payment in full.

If upon any liquidation, dissolution or winding up of Morgan Stanley, the amounts payable with respect to any issued Capital Units Cumulative Preferred Stock and any other preferred stock ranking on parity as to rights upon liquidation, dissolution or winding up are not paid in full, the holders of the Capital Units Cumulative Preferred Stock and of that other preferred stock will share ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Capital Units Cumulative Preferred Stock will not be entitled to any further participation in any distribution of assets by Morgan Stanley.

Voting Rights. Holders of Capital Units Cumulative Preferred Stock, if issued, will not have any voting rights except as described below or as otherwise from time to time required by law. Whenever dividends on the Capital Units Cumulative Preferred Stock or any other class or series of stock ranking on a parity with the Capital Units Cumulative Preferred Stock with respect to the payment of dividends and having similar voting rights are in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, the holders of shares of Capital Units Cumulative Preferred Stock, voting separately as a class with holders of one or more other classes or series of preferred stock having similar voting rights that are exercisable, will be entitled to vote for the election of two of the authorized number of directors of Morgan Stanley at the next annual meeting of stockholders and at each subsequent meeting until we have paid or set apart for payment all dividends accumulated on the Capital Units Cumulative Preferred Stock or the other class or series of stock having similar voting rights, as applicable. At elections of such directors, each holder of shares of Capital Units Cumulative Preferred Stock will have one vote for each share of Capital Units Cumulative Preferred Stock held. The term of office of all directors elected by the holders of preferred stock will terminate immediately upon the termination of the right of the holders of preferred stock to vote for directors.

So long as any shares of Capital Units Cumulative Preferred Stock are outstanding, we will not, without the consent of the holders of at least two thirds of the shares of Capital Units Cumulative Preferred Stock outstanding at the time, voting separately as a class with all other series of preferred stock having similar voting rights that have been conferred and are exercisable:

•	issue or increase the authorized amount of any class or series of stock ranking prior to the Capital Units Cumulative Preferred Stock as to dividends or upon liquidation; or

•	amend, alter or repeal the provisions of our certificate of incorporation or of the resolutions contained in the certificate of designation relating to the Capital Units Cumulative Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the Capital Units Cumulative Preferred Stock or its holders.

For purposes of the preceding sentence any increase in the authorized amount of common stock or preferred stock or the creation and issuance of other series of common stock or preferred stock ranking on a parity with or junior to the Capital Units Cumulative Preferred Stock as to dividends and upon liquidation will not be deemed to materially and adversely affect those powers, preferences or special rights.

Transfer Agent for Capital Units Cumulative Preferred Stock. The transfer agent and registrar for the Capital Units Cumulative Preferred Stock is The Bank of New York.

Additional Provisions of Morgan Stanley’s Certificate of Incorporation and Bylaws

Size of the Board of Directors, Removal of Directors and Filling Vacancies on the Board of Directors. Our Board of Directors currently consists of nine directors. The Board of Directors is currently divided into three classes. At each annual meeting of stockholders ending with the annual meeting of stockholders in 2005, a class of directors is elected, for a term expiring at the third succeeding annual meeting of stockholders after its election, to succeed that class of directors whose term then expires. Beginning with the 2006 annual meeting of stockholders, directors elected to succeed those directors whose class’s term then expires will be elected by a plurality vote of all votes cast at such meeting to hold office until the next annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. The classification of the Board of Directors will then cease altogether at the 2008 annual meeting of stockholders and all directors will be elected annually. Under our amended and restated bylaws, a majority vote of the Board of Directors may increase or decrease the number of directors. However, the bylaws provide that the Board shall consist of not less than three nor more than fifteen members. Our certificate of incorporation also provides that directors may be removed with the approval of the holders of at least 80% of the voting power of the voting stock, voting together as a single class, and, prior to the 2008 annual meeting of stockholders, only for cause. Any vacancy on the Board of Directors or newly created directorship will be filled by a majority vote of the remaining directors then in office though less than a quorum, and those newly elected directors will serve for a term expiring (i) in the case of directors chosen prior to the 2008 annual meeting of stockholders, at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and (ii) in the case of directors chosen subsequent to the 2008 annual meeting of stockholders, at the next annual meeting of stockholders. The Board of Directors has adopted several charter amendments, which, subject to shareholder approval, will eliminate the requirement that the directors be elected by plurality vote, accelerate the “de-staggering” of the Board of Directors so that classification will cease altogether at the 2006 annual meeting and eliminate the super majority vote requirement to remove directors.

Limitations on Actions by Stockholders; Calling Special Meetings of Stockholders. Our certificate of incorporation provides that, subject to the rights of holders of any series of preferred stock or any other series of capital stock set forth in the certificate of incorporation, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting. Our bylaws provide that special meetings of the stockholders may be called at any time only by the Secretary of Morgan Stanley at the direction of and pursuant to a resolution of the Board of Directors.

Amendment of Governing Documents. Our certificate of incorporation provides that, generally, it can be amended in accordance with the provisions of the laws of the State of Delaware. Under Section 242 of the Delaware General Corporation Law, the Board of Directors may propose, and the stockholders may adopt by a majority vote of the voting stock, an amendment to our certificate of incorporation. However, our certificate of incorporation also provides that the approval of 80% of the voting power of the voting stock, voting together as a single class, is required in order to amend, repeal or adopt any provision inconsistent with the provisions in the certificate of incorporation relating to amendment of the bylaws, actions of stockholders and the Board of Directors and to change the provisions establishing this 80% vote requirement.

Our certificate of incorporation provides that our bylaws may be altered, amended or repealed or new provisions may be adopted by a majority of the Board of Directors or with the approval of at least 80% of the voting power of the voting stock of Morgan Stanley, voting together as a single class. Furthermore, the bylaws provide that they may be altered, amended or repealed or new provisions may be adopted by a majority of the Board of Directors or with the approval of at least 80% of the voting power of the voting stock of Morgan Stanley.

Limitation of Directors’ Liability. Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of the Delaware General Corporation Law or obtained an improper personal benefit. Under our certificate of incorporation, a director of Morgan Stanley will not be personally liable to Morgan Stanley or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent the exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as in effect or as that law may be amended.

FORMS OF SECURITIES

Each debt security, warrant, purchase contract and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either (1) in registered form, where our obligation runs to the holder of the security named on the face of the security or (2) subject to the limitations explained below under “—Limitations on Issuance of Bearer Securities,” in bearer form, where our obligation runs to the bearer of the security. Definitive securities name you or your nominee as the owner of the security (other than definitive bearer securities, which name the bearer as owner), and, in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, purchase contracts or units represented by these global securities (other than global bearer securities, which name the bearer as owner). The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below under “—Global Securities.”

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents and unit agents and any other agents of ours, any agents of the trustee or any agents of any warrant agents or unit agents, run only to the persons or entities named as holders of the securities in the relevant security register, in the case of registered securities, or the persons or entities that are the bearers of those securities, in the case of bearer securities. Neither we nor any trustee, warrant agent, unit agent, other agent of ours, agent of the trustee or agent of the warrant agents or unit agents have obligations to investors who hold beneficial interest in global securities, in street name or by any other indirect means.

Upon making a payment or giving a notice to the holder or bearer as required by the terms of that security, we will have no further responsibility for that payment or notice even if that holder or bearer is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners of beneficial interests in that security but does not do so. Similarly, if we want to obtain the approval or consent of the holders or bearers of any securities for any purpose, we would seek the approval only from the holders or bearers, and not the indirect owners, of the relevant securities. Whether and how the holders or bearers contact the indirect owners would be governed by the agreements between such holders and bearers and the indirect owners.

References to “you” in this prospectus refer to those who invest in the securities being offered by this prospectus, whether they are the direct holders or bearers or only indirect owners of beneficial interests in those securities.

Global Securities

Registered Global Securities. We may issue the registered debt securities, warrants, purchase contracts and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

We anticipate that the provisions described under “—The Depositary” below will apply to all depositary arrangements, unless otherwise described in the prospectus supplement relating to those securities.

Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for the Euroclear operator and Clearstream, Luxembourg, or with a nominee for the depositary identified in the prospectus supplement relating to those securities.

The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

Limitations on Issuance of Bearer Securities

In compliance with U.S. federal income tax laws and regulations, bearer securities, including bearer securities in global form, will not be offered, sold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by United States Treasury Regulations Section 1.163-5(c)(2)(i)(D). Any underwriters, agents or dealers participating in the offerings of bearer securities, directly or indirectly, must agree that:

•	they will not, in connection with the original issuance of any bearer securities or during the restricted period with respect to such securities (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), which we refer to as the “restricted period,” offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above; and

•	they will not, at any time, offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above.

In addition, any underwriters, agents or dealers must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer securities are aware of the above restrictions on the offering, sale or delivery of bearer securities.

Bearer securities, other than temporary global debt securities and bearer securities that satisfy the requirements of United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(iii) and any coupons or talons appertaining thereto, will not be delivered in definitive form, and no interest will be paid thereon, unless Morgan Stanley has received a signed certificate in writing, or an electronic certificate described in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii), stating that on the date of that certificate the bearer security:

•	is owned by a person that is not a United States person;

•	is owned by a United States person that (a) is a foreign branch of a United States financial institution, as defined in applicable United States Treasury regulations, which we refer to as a “financial institution,” purchasing for its own account or for resale, or (b) is acquiring the bearer security through a foreign branch of a United States financial institution and who holds the bearer security through that financial institution through the certification date, and in the case of either (a) or (b) above, each of those United States financial institutions agrees and certifies, on its own behalf or through its agent, that Morgan Stanley may be advised that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986 and the regulations thereunder; or

•	is owned by a United States or foreign financial institution for the purposes of resale during the restricted period and, in addition, if the owner of the bearer security is a United States or foreign financial institution described in this clause, whether or not also described in the first or second clause above, the financial institution certifies that it has not acquired the bearer security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

We will make payments on bearer securities only outside the United States and its possessions (as described in Treasury Regulations Section 1.163-5(c)(2)(v)) except as permitted by the above regulations.

Bearer securities, other than temporary global securities, and any coupons issued with bearer securities will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain realized on the sale, exchange or redemption of that bearer security or coupon.

As used in the preceding three paragraphs, the term bearer securities includes bearer securities that are part of units. As used herein, “United States person” means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States, or any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. In addition, some trusts treated as United States persons before August 20, 1996 that elect to continue to be so treated to the extent provided in the Treasury regulations shall be considered United States persons.

Form of Securities Included in Units

The form of the warrant or purchase contract included in a unit will correspond to the form of the unit and of any other security included in that unit.

The Depositary

The Depository Trust Company, New York, New York will be designated as the depositary for any registered global security. Each registered global security will be registered in the name of Cede & Co., the Depositary’s nominee.

The Depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depositary holds securities deposited with it by its direct participants, and it facilitates the settlement of transactions among its direct participants in those securities through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. The Depositary’s direct participants include both U.S. and non-U.S. securities brokers and dealers, including the agents, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own the Depositary. Access to the Depositary’s book-entry system is also available to others, such as both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations, such as the Euroclear operator and Clearstream, Luxembourg, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the Depositary and its participants are on file with the SEC.

Purchases of the securities under the Depositary’s system must be made by or through its direct participants, which will receive a credit for the securities on the Depositary’s records. The ownership interest of each actual purchaser of each security (the “beneficial owner”) is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be made by entries on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited with the Depositary are registered in the name of the Depositary’s partnership nominee, Cede & Co, or such other name as may be requested by the Depositary. The deposit of securities with the Depositary and their registration in the name of Cede & Co. or such other nominee of the Depositary do not effect any change in beneficial ownership. The Depositary has no knowledge of the actual beneficial owners of the securities; the Depositary’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the Depositary to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither the Depositary nor Cede & Co. (nor such other nominee of the Depositary) will consent or vote with respect to the securities unless authorized by a direct participant in accordance with the Depositary’s procedures. Under its usual procedures, the Depositary mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the securities are credited on the record date.

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co or such other nominee as may be requested by the Depositary. The Depositary’s practice is to credit direct participants’ accounts upon the Depositary’s receipt of funds and corresponding detail information from us or any agent of ours, on the date payable in accordance with their respective holdings shown on the Depositary’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of the Depositary or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of redemption proceeds, distributions, and dividend payments to Cede & Co. or such other nominee as may be requested by the Depositary is the responsibility of us or of any paying agent of ours, disbursement of such payments to direct participants will be the responsibility of the Depositary, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

The Depositary may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depositary is not obtained by us within 90 days, security certificates are required to be printed and delivered. In addition, under the terms of the indentures, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the Depositary would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the Depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the Depositary’s instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the Depositary.

According to the Depositary, the foregoing information relating to the Depositary has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

The information in this section concerning the Depositary and Depositary’s book-entry system has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof. The Depositary may change or discontinue the foregoing procedures at any time.

SECURITIES OFFERED ON A GLOBAL BASIS THROUGH THE DEPOSITARY

If we offer any of the securities on a global basis through the Depositary, we will so specify in the applicable prospectus supplement. The additional information contained in this section under “—Book-Entry, Delivery and Form” and “—Global Clearance and Settlement Procedures” will apply to every offering on a global basis through the Depositary. The additional provisions described under “—Tax Redemption” and “—Payment of Additional Amounts” will apply to securities offered on a global basis through the Depositary only if we so specify in the applicable prospectus supplement.

Book-Entry, Delivery and Form

The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of the Depositary, and registered in the name of Cede & Co. Beneficial interests in the registered global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary, as described above. Investors may elect to hold interests in the registered global securities held by the Depositary through Clearstream, Luxembourg or the Euroclear operator if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and the Euroclear operator will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and the Euroclear operator’s names on the books of their respective depositaries, which in turn will hold interests in the registered global securities in customers’ securities accounts in the depositaries’ names on the books of the Depositary. Citibank, N.A. will act as depositary for Clearstream, Luxembourg, and JPMorgan Chase Bank, N.A. will act as depositary for the Euroclear operator. We refer to each of Citibank, N.A. and JPMorgan Chase Bank, N.A., acting in this depositary capacity, as the “U.S. depositary” for the relevant clearing system. Except as set forth below, the registered global securities may be transferred, in whole but not in part, only to the Depositary, another nominee of the Depositary or to a successor of the Depositary or its nominee.

Clearstream, Luxembourg advises that distributions with respect to the securities held through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

The Euroclear operator advises that distributions with respect to the securities held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for the Euroclear operator.

The Euroclear operator further advises that investors that acquire, hold and transfer interests in securities by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between their intermediary and each other intermediary, if any, standing between themselves and the securities.

Individual certificates in respect of the securities will not be issued in exchange for the registered global securities, except in very limited circumstances. If the Depositary notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global securities or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from the Depositary or upon becoming aware that the Depositary is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the securities represented by registered global securities upon delivery of those registered global securities for cancellation.

Title to book-entry interests in the securities will pass by book-entry registration of the transfer within the records of Clearstream, Luxembourg, the Euroclear operator or the Depositary, as the case may be, in accordance with their respective procedures. Book-entry interests in the securities may be transferred within Clearstream, Luxembourg and within the Euroclear System and between Clearstream, Luxembourg and the Euroclear System in accordance with procedures established for these purposes by Clearstream, Luxembourg and the Euroclear operator. Book-entry interests in the securities may be transferred within the Depositary in accordance with procedures established for this purpose by the Depositary. Transfers of book-entry interests in the securities among Clearstream, Luxembourg and the Euroclear operator and the Depositary may be effected in accordance with procedures established for this purpose by Clearstream, Luxembourg, the Euroclear operator and the Depositary.

Global Clearance and Settlement Procedures

Initial settlement for the securities offered on a global basis through the Depositary will be made in immediately available funds. Secondary market trading between the Depositary’s participants will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected through the Depositary in accordance with the Depositary’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the securities to or receiving interests in the securities from the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of interests in the securities received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a Depositary participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Credits of interests or any transactions involving interests in the securities received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a Depositary participant and settled during subsequent securities settlement processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on the business day following the Depositary settlement date. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of interests in the securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a Depositary participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream, Luxembourg and the Euroclear operator have agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among participants of the Depositary, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

Tax Redemption

If specified in the applicable prospectus supplement, we may redeem, in whole but not in part, any of the securities offered on a global basis through the Depositary at our option at any time prior to maturity, upon the giving of a notice of tax redemption as described below, at a redemption price equal to 100% of the principal amount of those securities, except as otherwise specified in the applicable prospectus supplement, together with accrued interest to the date fixed for redemption, if we determine that, as a result of any change in or amendment to the laws (including a holding, judgment or as ordered by a court of competent jurisdiction), or any regulations or rulings promulgated thereunder, of the United States or of any political subdivision or taxing authority of or in the United States affecting taxation, or any change in official position regarding the application or interpretation of those laws, regulations or rulings, which change or amendment occurs, becomes effective or, in the case of a change in official position, is announced on or after the date of the applicable prospectus supplement, we have or will become obligated to pay additional amounts, as defined below under “—Payment of Additional Amounts”, with respect to any of those securities as described below under “—Payment of Additional Amounts.” Prior to the giving of any notice of tax redemption pursuant to this paragraph, we will deliver to the trustee:

•	a certificate stating that we are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred; and

•	an opinion of independent legal counsel satisfactory to the trustee to the effect that we are entitled to effect the redemption based on the statement of facts set forth in the certificate;

provided that no notice of tax redemption shall be given earlier than 60 days prior to the earliest date on which we would be obligated to pay the additional amounts if a payment in respect of the securities were then due.

Notice of tax redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice. Notice will be given in accordance with “—Notices” below.

Payment of Additional Amounts

If specified in the applicable prospectus supplement, we will, with respect to any of the securities offered on a global basis through the Depositary and subject to certain exceptions and limitations set forth below, pay any additional amounts, the “additional amounts,” to the beneficial owner of any security who is a U.S. Alien (as defined below) as may be necessary in order that every net payment of the principal of and interest on such security and any other amounts payable on such security, after withholding or deduction for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of the payment by the United States, or any political subdivision or taxing authority of or in the United States, will not be less than the amount provided for in such security to be then due and payable.

We will not, however, make any payment of additional amounts to any beneficial owner who is a U.S. Alien (as defined below) for or on account of:

•	any present or future tax, assessment or other governmental charge that would not have been so imposed but for

•	the existence of any present or former connection between the beneficial owner of such security, or between a fiduciary, settlor, beneficiary, member or shareholder of the beneficial owner, if the beneficial owner is an estate, a trust, a partnership or a corporation for U.S. federal income tax purposes, and the United States, including, without limitation, the beneficial owner, or the fiduciary, settlor, beneficiary, member or shareholder, being or having been a citizen or resident of the United States or being or having been engaged in a trade or business or present in the United States or having, or having had, a permanent establishment in the United States; or

•	the presentation by or on behalf of the beneficial owner of such security for payment on a date more than 15 days after the date on which payment became due and payable or the date on which payment of such security is duly provided for, whichever occurs later;

•	any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax, assessment or governmental charge;

•	any tax, assessment or other governmental charge imposed by reason of the beneficial owner’s past or present status as a controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax or as a private foundation or other tax-exempt organization or a bank receiving interest under Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended;

•	any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of such security;

•	any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on, such security, if payment can be made without withholding by at least one other paying agent;

•	any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the beneficial owner of such security, if compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority of or in the United States as a precondition to relief or exemption from the tax, assessment or other governmental charge;

•	any tax, assessment or other governmental charge imposed by reason of the beneficial owner’s past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of our stock entitled to vote or as a direct or indirect subsidiary of ours; or

•	any combination of the items listed above.

In addition, we will not be required to make any payment of additional amounts with respect to any security presented for payment:

•	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings; or

•	by or on behalf of a beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant security to another paying agent in a member state of the European Union.

Nor will we pay additional amounts with respect to any payment on a security to a U.S. Alien who is a fiduciary or partnership or other than the sole beneficial owner of the payment to the extent the payment would be required by the laws of the United States (or any political subdivision of the United States) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to the additional amounts had the beneficiary, settlor, member or beneficial owner held its interest in such security directly.

As used in this prospectus supplement, the term “U.S. Alien” means any person who is, for U.S. federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or (iv) a foreign partnership one or more of the members of which is, for U.S. federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

Notices

Notices to holders of the securities will be given by mailing the notices to each holder by first-class mail, postage prepaid, at the respective address of each holder as that address appears upon our books. Notices given to the Depositary, as holder of the registered global securities, will be passed on to the beneficial owners of the securities in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants, including Clearstream, Luxembourg and the Euroclear operator.

UNITED STATES FEDERAL TAXATION

In the opinion of Davis Polk & Wardwell, counsel to us, the following are the material U.S. federal tax consequences of ownership and disposition of debt securities issued under this prospectus (“debt securities”). This discussion only applies to initial investors in debt securities who, for U.S. federal income tax purposes:

•	purchase the debt securities at their “issue price”; and

•	will hold the debt securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

Subject to any additional discussions under the applicable prospectus supplement or pricing supplement, it is expected, and the discussion below assumes, that, for U.S. federal income tax purposes:

•	the debt securities will be treated as debt obligations; and

•	the issue price of a debt security is equal to its stated issue price indicated in the applicable pricing supplement.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. Persons considering the purchase of debt securities are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable prospectus supplement and pricing supplement. Accordingly, you should also consult the applicable prospectus supplement and pricing supplement for any additional discussion of U.S. federal taxation with respect to the specific debt securities offered thereunder.

This discussion does not describe all of the tax consequences that may be relevant to a particular holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers in securities or foreign currencies;

•	persons holding debt securities as part of a hedge or any similar transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	regulated investment companies;

•	real estate investment trusts; or

•	persons subject to the alternative minimum tax.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means, for U.S. federal income tax purposes, a beneficial owner of a debt security that is:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term U.S. Holder also includes certain former citizens and residents of the United States.

Payments of Stated Interest. Subject to the discussion below, interest paid on a debt security will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for federal income tax purposes.

Discount Notes. A debt security that is issued at an issue price less than its “stated redemption price at maturity” will be considered to have been issued at an original issue discount for U.S. federal income tax purposes (and will be referred to in this discussion as a “discount note”) unless the debt security satisfies a de minimis threshold (as described below) or is a short-term note (as defined below). In such case, the amount of original issue discount will be equal to the excess of the “stated redemption price at maturity” over the issue price. The “stated redemption price at maturity” of a debt security will equal the sum of all payments required under the debt security other than payments of “qualified stated interest.” “Qualified stated interest” is stated interest unconditionally payable as a series of payments (other than in debt instruments of the issuer) at least annually during the entire term of the debt security and equal to the outstanding principal balance of the debt security multiplied by:

•	a single fixed rate of interest payable throughout the term of the debt security;

•	a single variable rate payable throughout the term of the debt security; or

•	to the extent described as such in the applicable prospectus supplement or pricing supplement, any other floating rate or rates.

If the difference between a debt security’s stated redemption price at maturity and its issue price is less than a de minimis amount, i.e.,  1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, then the debt security will not be considered to have original issue discount.

A U.S. Holder of discount notes will be required to include any qualified stated interest payments in income in accordance with the holder’s method of accounting for U.S. federal income tax purposes. Subject to the discussion below concerning “short-term notes,” U.S. Holders of discount notes will be required to include original issue discount in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, without regard to the timing of the receipt of cash payments attributable to this income. Under this method, U.S. Holders of discount notes generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

A U.S. Holder may make an election to include in gross income all interest that accrues on any debt security (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, and unstated interest, as adjusted by any amortizable bond premium) in accordance with a constant yield method based on the compounding of interest (a “constant yield election”). Such election may be revoked only with the permission of the Internal Revenue Service (the “IRS”).

Discount Notes Subject to Early Redemption. Discount notes subject to one or more “call options” (i.e., our unconditional option to redeem a debt security prior to its stated maturity date) or one or more “put options” (i.e., a holder’s unconditional option to require redemption prior to maturity) may be subject to rules that differ from the general rules described above for purposes of determining the yield and maturity of the debt security. Under applicable Treasury regulations, a call option will be presumed to be exercised if the exercise of the option will lower the yield on the debt security. Conversely, a put option will be presumed to be exercised if the exercise of the option will increase the yield on the debt security. In either case, if this option is not in fact exercised, the debt security would be treated solely for purposes of calculating original issue discount as if it were redeemed, and a new debt security were issued, on the presumed exercise date for an amount equal to the debt security’s adjusted issue price on that date.

Short-Term Notes. A debt security that matures (after taking into account the last possible date that the debt security could be outstanding under the terms of the debt security) one year or less from its date of issuance (a “short-term note”) will be treated as being issued at a discount and none of the interest paid on the debt security will be treated as qualified stated interest. In general, a cash method U.S. Holder of a short-term note is not required to accrue the discount for U.S. federal income tax purposes unless it elects to do so. Holders who so elect and certain other holders, including those who report income on the accrual method of accounting for U.S. federal income tax purposes, are required to include the discount in income as it accrues on a straight-line basis, unless another election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a holder who is not required and who does not elect to include the discount in income currently, any gain realized on the sale, exchange or retirement of the short-term note will be ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, those holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry short-term notes, in an amount not exceeding the accrued discount, until the accrued discount is included in income.

Amortizable Bond Premium. If a U.S. Holder purchases a debt security for an amount that is greater than the sum of all amounts payable on the debt security other than qualified stated interest, the holder will be considered to have purchased the debt security with amortizable bond premium equal to such excess. Special rules may apply in the case of debt securities that are subject to optional redemption. A U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in such holder’s income with respect to the debt security in that accrual period. A holder who elects to amortize bond premium must reduce its tax basis in the debt security by the amount of the premium previously amortized. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the holder and may be revoked only with the consent of the IRS.

If a holder makes a constant yield election (as described under “Discount Notes” above) for a debt security with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS with respect to debt instruments acquired after revocation.

Sale, Exchange or Retirement of the Debt Securities. Upon the sale, exchange or retirement of a debt security, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder’s adjusted tax basis in the debt security. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest. Amounts attributable to accrued but unpaid interest are treated as interest as described under “Payments of Stated Interest” above.

A U.S. Holder’s adjusted tax basis in a debt security will equal the cost of the debt security to the holder, increased by the amounts of any original issue discount previously included in income by the holder with respect to the debt security and reduced by any principal payments received by the holder and, in the case of a discount note, by the amounts of any other payments that do not constitute qualified stated interest (as defined above).

Subject to the discussion above concerning “short-term notes,” gain or loss realized on the sale, exchange or retirement of a debt security will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the debt security has been held for more than one year.

Backup Withholding and Information Reporting. Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the debt securities and the proceeds from a sale or other disposition of the debt securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means, for U.S. federal income tax purposes, a beneficial owner of a debt security issued under this prospectus that is:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

“Non-U.S. Holder” does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a holder is urged to consult his or her own tax advisors regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a debt security.

A Non-U.S. Holder will not be subject to U.S. federal income tax, including withholding tax, on payments of principal or premium, if any, or interest (including original issue discount) on a debt security, or proceeds from or gain on the sale or disposition of a debt security, provided that:

•	the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	the Non-U.S. Holder is not a bank receiving interest under section 881(c)(3)(A) of the Code; and

•	the certification requirement has been fulfilled with respect to the beneficial owner, as described below.

Certification Requirement. In the case of a debt security, the certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of that debt security (or a financial institution holding a debt security on behalf of the beneficial owner) furnishes to us an IRS Form W-8BEN, in which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

United States Federal Estate Tax. Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a debt security that is treated as a debt obligation for U.S. federal estate tax purposes will be treated as U.S. situs property subject to U.S. federal estate tax if payments on the debt security, if received by the decedent at the time of death, would have been subject to U.S. federal withholding tax (even if the

W-8BEN certification requirement described above were satisfied and not taking into account an elimination of such U.S. federal withholding tax due to the application of an income tax treaty).

Non-U.S. Holders should consult their own tax advisors regarding the U.S. federal estate tax consequences of an investment in the debt securities in their particular situations and the availability of benefits provided by an applicable estate tax treaty, if any.

Backup Withholding and Information Reporting. Information returns will generally be filed with the IRS in connection with payments on debt securities. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of a debt security and the Non-U.S. Holder may be subject to U.S. backup withholding on payments on debt securities or on the proceeds from a sale or other disposition of debt securities. The certification procedures required to claim the exemption from withholding tax on interest (including original issue discount, if any) described above will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus in three ways: (1) through agents, (2) through underwriters and (3) through dealers. The agents, underwriters or dealers in the United States will include Morgan Stanley & Co. Incorporated, which we refer to as MS & Co., and/or Morgan Stanley DW Inc., which we refer to as MSDWI, or other affiliates of ours, and the agents, underwriters, or dealers outside the United States will include Morgan Stanley & Co. International Limited, which we refer to as MSIL, or other affiliates of ours. We may sell our shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. Any at-the-market offering of common stock will be through an underwriter, or underwriters, acting as principal(s) or agent(s) for us.

We may designate agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If we use any underwriters to offer and sell these securities, we will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent—in each case, less other expenses attributable to issuance and distribution.

In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any overallotment option. The underwriters can close out a covered short sale by exercising the overallotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the overallotment option. The underwriters may also sell these securities or any other securities in excess of the overallotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the agent repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities and may end any of these activities at any time.

If so indicated in the applicable prospectus supplement, one or more firms, including MS & Co., MSIL and MSDWI, which we refer to as “remarketing firms,” acting as principals for their own accounts or as agents for us, may offer and sell these securities as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any loan of common stock or short position created in connection with those sales. We may also sell shares of common stock short using this prospectus and deliver common stock covered by this prospectus to close out any loan of common stock or such short positions, or loan or pledge common stock to financial institutions that in turn may sell the shares of common stock using this prospectus. We may pledge or grant a security interest in some or all of the common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus.

If so indicated in the prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by some purchasers to purchase debt securities or warrants, purchase contracts or units, as the case may be, from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to only those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

Each underwriter, agent or dealer participating in the offering of the securities will represent and agree that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes the applicable prospectus supplement or this prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities, and we shall not have responsibility for the underwriter’s, agent’s or dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

With respect to sales of securities in any jurisdictions outside of the United States, purchasers of any such securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page of the applicable prospectus supplement.

Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

MS & Co., MSIL and MSDWI are wholly owned subsidiaries of Morgan Stanley. Each initial offering of securities will be conducted in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding a NASD member firm’s distributing the securities of an affiliate. Following the initial distribution of any of these securities, MS & Co., MSIL, MSDWI and other affiliates of Morgan Stanley may offer and sell these securities in the course of their business as broker dealers, subject, in the case of common stock, preferred stock and depositary shares, to obtaining any necessary approval of the New York Stock Exchange, Inc. for any of the offers and sales MS & Co. and MSDWI may make. MS & Co., MSIL, MSDWI and other affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. MS & Co., MSIL, MSDWI and other affiliates may use this prospectus in connection with these transactions. None of MS & Co., MSIL, MSDWI or any other affiliate is obligated to make a market in any of these securities and may discontinue any market making activities at any time without notice.

Underwriters, agents and dealers participating in offerings of the securities that are not our affiliates may presently or from time to time engage in business transactions with us, including extending loans to us.

In the event that MS & Co., MSDWI or any other NASD member participates in a public offering of these securities: (a) post-effective amendments or prospectus supplements disclosing the actual price and selling terms will be submitted to the NASD’s Corporate Financing Department (the “Department”) at the same time they are filed with the SEC; (b) the Department will be advised if, subsequent to the filing of the offering, any 5% or greater shareholder of ours is or becomes an affiliate or associated person of an NASD member participating in the distribution; and (c) all NASD members participating in the offering will confirm their understanding of the requirements that have to be met in connection with SEC Rule 415 and Notice-to-Members 88-101. Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

LEGAL MATTERS

The validity of these securities will be passed upon for Morgan Stanley by Davis Polk & Wardwell, or other counsel who is satisfactory to MS & Co., MSIL or MSDWI, as the case may be, and who may be an officer of Morgan Stanley. Sidley Austin LLP, will pass upon some legal matters relating to these securities for the underwriters. Sidley Austin LLP has in the past represented Morgan Stanley and continues to represent Morgan Stanley on a regular basis and in a variety of matters.

EXPERTS

The consolidated financial statements and financial statement schedules of Morgan Stanley and its subsidiaries at November 30, 2004 and 2003 and for each of the three fiscal years in the period ended November 30, 2004, and management’s report on the effectiveness of internal control over financial reporting, which are incorporated in this prospectus by reference to Exhibit No. 99.1 of Morgan Stanley’s Current Report on Form 8-K filed October 12, 2005, Schedule I of Morgan Stanley’s Annual Report on Form 10-K for the fiscal year ended November 30, 2004, filed on February 11, 2005 (“2004 Form 10-K”) and Item 9A of the 2004 Form 10-K, respectively, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and include an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation Transition and Disclosure, an amendment of FASB Statement No. 123, in 2003, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting) and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing).

With respect to the unaudited interim financial information for the periods ended February 28, 2005 and February 29, 2004, May 31, 2005 and May 31, 2004 and August 31, 2005 and August 31, 2004, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in Morgan Stanley’s Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2005 and in Exhibit Nos. 99.2 and 99.3 of Morgan Stanley’s Current Report on Form 8-K filed October 12, 2005, and incorporated by reference herein, they did not audit and they do not express an opinion on the interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not reports or a part of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

ERISA MATTERS FOR PENSION PLANS AND INSURANCE COMPANIES

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which we refer to as a “plan,” should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in these securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and MSDWI, may be each considered “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code with respect to many plans, as well as many individual retirement accounts and Keogh plans (also “plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if these securities are acquired by or with the assets of a plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of these securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

Because we may be considered a party in interest with respect to many plans, unless otherwise specified in the applicable prospectus supplement, these securities may not be purchased, held or disposed of by any plan, any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Unless otherwise specified in the applicable prospectus supplement, any purchaser, including any fiduciary purchasing on behalf of a plan, transferee or holder of these securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding thereof that either (a) it is not a plan or a Plan Asset Entity, is not purchasing such securities on behalf of or with “plan assets” of any plan, or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding or disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

Under ERISA, assets of a plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the plan has invested. Accordingly, insurance company general accounts that include assets of a plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing these securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

Purchasers of these securities have exclusive responsibility for ensuring that their purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or similar regulations applicable to governmental or church plans, as described above.

Morgan Stanley